UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WINGSTOP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR STOCKHOLDERS

April 4, 2024

Dear Fellow Stockholder:

We cordially invite you to attend the 2024 Annual Meeting of Stockholders of Wingstop Inc. to be held on Thursday, May 23, 2024, at 9:00 a.m. Central Time. We will be holding the Annual Meeting virtually via the Internet to maximize your ability to participate in the meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to the Annual Meeting. The Notice of Annual Meeting of Stockholders and this Proxy Statement describe the business that will be acted upon at the meeting.

For your convenience, we will take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 4, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2023 Annual Report and how to vote over the Internet or how to request and return a proxy card by mail. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email, or proxy card you receive to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Copies of the Proxy Statement and 2023 Annual Report are available at www.proxydocs.com/WING.

Your vote is important. Even if you plan to attend the virtual meeting, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares during the virtual meeting if you are able to attend.

On behalf of your Board of Directors, thank you for your continued support of and interest in Wingstop.

Sincerely,

Lynn Crump-Caine	Michael J. Skipworth
Chair of the Board of Directors	President and Chief Executive Officer

WINGSTOP INC.

15505 Wright Brothers Drive

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2024

Time:	9:00 a.m. Central Time

Date:	May 23, 2024

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	Stockholders of record at the close of business on March 25, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournments, postponements, or recesses thereof.

Purpose:	(1)	Elect three Class III directors nominated by the Board of Directors for a term that expires at the 2027 Annual Meeting of Stockholders;

	(2)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024;

	(3)	Approve, on an advisory basis, the compensation of our named executive officers;

	(4)	Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers;

	(5)	Approve the Wingstop Inc. 2024 Omnibus Incentive Plan;

	(6)	Vote on the stockholder proposal described in the accompanying proxy statement, if properly presented at the Annual Meeting; and

	(7)	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.

Stockholder Register:	A list of the stockholders entitled to vote at the Annual Meeting may be examined during regular business hours at our executive offices, 15505 Wright Brothers Drive, Addison, Texas 75001, during the ten-day period preceding the meeting.

Voting:	Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please vote by telephone or electronically through the Internet or, if you requested a proxy card via mail, sign, date, and return the proxy card in the enclosed business reply envelope, to ensure your representation at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2024

This notice and the accompanying Proxy Statement, proxy card, and 2023 Annual Report are available at www.proxydocs.com/WING.

[Continued on next page]

*

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote from any location via the Internet.

By order of the Board of Directors,

Albert G. McGrath

Senior Vice President, General Counsel & Secretary

April 4, 2024

PROXY STATEMENT SUMMARY
WINGSTOP INC. 15505 Wright Brothers Drive Addison, Texas 75001

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. Unless the context indicates otherwise, references to “Wingstop,” “we,” “our,” “us,” or the “Company” are to Wingstop Inc. and its consolidated subsidiaries. References to the “Board” or the “Board of Directors” are to the Board of Directors of Wingstop Inc.

Annual Meeting Information

Time and Date:	May 23, 2024 at 9:00 a.m. Central Time

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	March 25, 2024

Proxy Materials Distribution Date:	On or about April 4, 2024

*

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote online via the Internet.

Items of Business and Voting Recommendations

Agenda Items	Board’s Voting Recommendation	Page Reference (for more detail)

1. Election of three Class III directors (the “Director Election Proposal”)*	FOR the election of each director nominee	9

2. Ratification of the appointment of KPMG LLP (the “Auditor Ratification Proposal”)	FOR	37

3. Approval, on an advisory basis, of named executive officer compensation (the “Say-on-Pay Proposal”)	FOR	40

4. Approval, on an advisory basis, of the frequency of future advisory votes to approve named executive officer compensation (the “Say-on-Pay Frequency Proposal”)	every “1 YEAR”	77

5. Approval of the Wingstop Inc. 2024 Omnibus Incentive Plan (the “2024 Incentive Plan Proposal”)	FOR	78

6. Voting on a stockholder proposal regarding greenhouse gas emissions reporting and goals	AGAINST	88

*

Pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

WINGSTOP INC. 2024 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY

HIGHLIGHTS FOR FISCAL YEAR 2023

Highlights of Wingstop’s performance during fiscal year 2023 (which included 52 operating weeks as compared to 53 operating weeks in fiscal year 2022) include, among other things:

1.	As of 12/30/2023.

2.	For the period from the Company’s initial public offering on June 12, 2015 to December 30, 2023.

3.	For the fiscal year ended 12/30/2023.

4.

For the fiscal year ended 12/30/2023. See notes 3 and 4 in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” in our Form 10-K filed on February 21, 2024 for a reconciliation of Adjusted EBITDA and Adjusted EPS, non-GAAP financial measures, to net income as reported under GAAP.

5.	As a percentage of Company-owned restaurant sales, cost of sales decreased to 73.7% from 79.3% in the prior fiscal year.

Corporate Governance Highlights

Highlights of Wingstop’s corporate governance practices include, among other things, the following:

•	the roles of Chair of the Board and Chief Executive Officer are held by separate individuals;

•	all directors, with the exception of our Chief Executive Officer, are independent, and we have 100% independent Board committees;

•	our Board conducts annual Board and committee self-evaluations;

•	our Nominating and Corporate Governance Committee and Board annually review committee composition;

•	directors tender contingent resignations that are considered by the Board when a director fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors;
•	we continue to track environmental, social, and governance metrics such as diversity, equity and inclusion, waste management and community involvement in an effort to operate and govern our Company in a socially responsible manner;

•	we focus on diversity of our Board, and 56% of our Board classifies as diverse (with three female and three racially or ethnically diverse directors); and

•	we continue our efforts to give back through Wingstop Charities to the communities we serve, donating more than $3.0 million in grants since forming Wingstop Charities in 2016.

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PROXY STATEMENT SUMMARY

Compensation Best Practices

The table below summarizes the Company’s key executive compensation practices, including practices the Company has implemented that the Compensation Committee believes will help drive corporate performance, as well as those practices that the Company has chosen not to implement because the Company believes they do not serve its stockholders’ interests.

What We Do			What We DON’T Do
✓	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.	✗

Repricing. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions, such as dividend equivalency adjustments or a stock split.

✓

Performance metrics tied to Company performance. The performance metrics for our performance-based cash bonus plan and performance-based equity awards are tied to the Company’s performance, aligning executive and stockholder interests. We believe that cash-based performance compensation emphasizes pay-for-performance and rewards our executives for achieving performance goals, while equity-based performance compensation emphasizes the Company’s long-term performance and further aligns the interests of our executives with those of our stockholders.

✗

Excess golden parachute agreements. The termination benefits payable to our senior officers, other than our Chief Executive Officer, under our Executive Severance Plan range from only 1.0 to 2.0 times base salary and bonus (only 2.0 to 2.5 times base salary and bonus for our Chief Executive Officer).

✓

Robust stock ownership and retention guidelines. Our stock ownership and retention policy has guidelines requiring our Chief Executive Officer to own five times his annual base salary in common stock or common stock derivatives and our executive vice presidents and senior vice presidents to own three and two times their annual base salary in common stock or common stock derivatives, respectively.

		✗	Tax gross-ups. Our equity award agreements do not provide for excise tax gross-ups.
✓

Clawback policy. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the policy). The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award had it been based on the restated amounts.

		✗	Share recycling. We do not recycle shares withheld for taxes or used to pay the exercise price for an outstanding award, or have other liberal share-counting features.
✓	Independent compensation consultant. The Compensation Committee uses Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to assist in designing its compensation policies.	✗	Hedging or pledging shares. Our insider trading compliance policy prohibits our directors and named executive officers from any hedging or pledging of Company securities.
✓

Listen to our stockholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes, as well as our discussions with our stockholders, when we make compensation decisions.

		✗	Single trigger change in control agreements. We have no single trigger change in control agreements.

WINGSTOP INC. 2024 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY

Proposal 1—Director Election Proposal

Director Nominees

The Board of Directors is asking you to elect the three nominees named below as Class III directors for terms that expire at the 2027 annual meeting of stockholders. The following table provides summary information about the three director nominees. For more information about the director nominees, see pages 10 and 11.

Name	Experience/Qualifications	Independence Status	Board Positions and Committees	End of Term (if re-elected)
Kate S. Lavelle	Corporate Governance, Executive Management, Financial and Accounting, International, Restaurant Industry, Risk Management, Strategy and Technology	Independent	Chair of the Audit Committee; Technology Committee Member	2027
Kilandigalu (Kay) M. Madati	Corporate Governance, Executive Management, International, Marketing, Operations, Retail Industry, Risk Management, Strategy, Technology	Independent	Chair of the Technology Committee; Audit Committee Member	2027
Michael J. Skipworth	Corporate Governance, Executive Management, Financial and Accounting, International, Operations, Restaurant Industry, Risk Management, Strategy, Technology	Not Independent (CEO)	Director	2027

Vote Required

The election of the director nominees will be determined by a plurality of the votes cast at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). However, pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

Proposal 2—Auditor Ratification Proposal

Auditor Ratification

The Board is asking you to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 28, 2024. Set forth on page 39 is summary information with respect to the fees for services provided to us by KPMG during the fiscal years ended December 30, 2023 and December 31, 2022.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Proposal 3—Say-on-Pay Proposal

Say-on-Pay

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 43.

Vote Required

The approval of the Say-on-Pay Proposal, on a non-binding advisory basis, requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

4 | WINGSTOP INC. 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proposal 4—Say-on-Pay Frequency Proposal

Say-on-Pay Frequency

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking you to approve, on a non-binding advisory basis, an ANNUAL frequency (stated as every “1 YEAR”) of future “say on pay” votes on named executive officer compensation. For additional information regarding this proposal, see “Proposal 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” on page 77.

Vote Required

The Board will consider the frequency that receives a plurality of votes cast on the Say-on-Pay Frequency Proposal as the non-binding, advisory vote of our stockholders.

Proposal 5—2024 Incentive Plan Proposal

Wingstop Inc. 2024 Omnibus Incentive Plan

The Board is asking you to approve the Company’s 2024 Omnibus Incentive Plan. For a detailed description of the 2024 Omnibus Incentive Plan, see “Proposal 5—Approval of the Wingstop Inc. 2024 Omnibus Incentive Plan” beginning on page 78.

Vote Required

The approval of the 2024 Incentive Plan Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Proposal 6—Stockholder Proposal

Greenhouse Gas Emissions Proposal

The Board is asking you to vote “AGAINST” a stockholder proposal regarding greenhouse gas emissions reporting and goals (the “Stockholder Proposal”). For the Board’s statement in opposition to this proposal, see “Statement in Opposition” beginning on page 88.

Vote Required

The approval of this proposal, on a non-binding advisory basis, requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Voting Procedures

Voting Rights of the Stockholders

Each share of our common stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Our stockholders are not entitled to cumulative voting rights, and dissenters’ rights are not applicable to the matters being voted upon at the Annual Meeting.

Only owners of record of shares of common stock at the close of business on March 25, 2024, the record date, are entitled to vote at the Annual Meeting, or at any adjournments, postponements, or recesses thereof. There were 29,369,817 shares of common stock issued and outstanding on the record date.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided to you by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction card to their broker or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker.

WINGSTOP INC. 2024 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

With respect to each of the proposals to be acted upon at the Annual Meeting, you may vote as follows:

•	Director Election Proposal: “FOR” each of the nominees or “WITHHOLD” from each of the nominees;

•	Auditor Ratification Proposal: “FOR,” “AGAINST,” or “ABSTAIN”;

•	Say-on-Pay Proposal: “FOR,” “AGAINST,” or “ABSTAIN”;

•	Say-on-Pay Frequency Proposal: “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN”;

•	2024 Incentive Plan Proposal: “FOR,” “AGAINST,” or “ABSTAIN”; and

•	Stockholder Proposal: “FOR,” “AGAINST,” or “ABSTAIN”.

All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of the voting at the Annual Meeting. For details regarding how to revoke your proxy, see “— Revocability of Proxy” below.

Quorum

The presence, in person, by a duly authorized representative in the case of a corporation or other legal entity, or through representation by proxy, of the holders of a majority of the combined voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Effect of Votes Withheld, Abstentions and Broker Non-Votes

Abstentions, broker non-votes and votes withheld are included in the number of shares of common stock present for determining a quorum for all proposals.

The election of directors will be determined by a plurality of votes cast. As a result, votes “WITHHELD” will have no impact with respect to the election of directors, except that pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

Pursuant to our Bylaws, except as otherwise required by applicable law or regulation or by the Certificate of Incorporation, all matters before the Annual Meeting other than the election of directors are determined by the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. However, because it is possible that no frequency will receive this vote on the Say-on-Pay Frequency Proposal, the Board will consider the frequency choice that receives a plurality of votes cast as the non-binding advisory vote of our stockholders. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. Accordingly, an abstention will have the effect of a vote against the Auditor Ratification Proposal, the Say-on-Pay Proposal, the 2024 Incentive Plan Proposal, and the Stockholder Proposal, as applicable, and such abstention will have no effect on the Say-on-Pay Frequency Proposal.

Under applicable stock exchange rules, brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under applicable stock exchange rules and has not received voting instructions from the beneficial owner.

Your broker does not have discretionary authority to vote your common stock with respect to any proposal other than the Auditor Ratification Proposal in the absence of specific instructions from you. Where a broker does not have discretionary

6 | WINGSTOP INC. 2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

authority to vote your common stock, such broker is not considered “entitled to vote” with respect to a particular proposal at the Annual Meeting. Accordingly, a broker non-vote will have no effect on any proposal other than the Auditor Ratification Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your common stock with respect to such proposals.

Revocability of Proxy

Your proxy is revocable at any time before the polls close at the Annual Meeting. If you wish to revoke your proxy and change your vote, you may:

•	vote again by the Internet or by telephone, if available, prior to the start of the Annual Meeting;

•	give written notice to our Corporate Secretary prior to the start of the Annual Meeting that you wish to revoke your proxy and change your vote;

•	submit a later dated proxy with new voting instructions by mail, so long as such proxy card is received prior to the start of the Annual Meeting; or

•	vote again electronically at the Annual Meeting.

If you are a beneficial owner of your shares and your shares are held through a broker, you must contact your brokerage firm, bank or other custodian to revoke any prior voting instructions.

Virtual Annual Meeting of Stockholders

This year’s Annual Meeting will be completely virtual and will be conducted online only via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. You will be able to participate in the Annual Meeting online and submit your questions prior to the meeting by visiting www.proxydocs.com/WING. You also will be able to vote your shares electronically at the Annual Meeting.

In order to attend the virtual Annual Meeting, you must register in advance at www.proxydocs.com/WING prior to the deadline of May 20, 2024 at 5:00 p.m. Eastern Time. The control number located in the green box on the upper-right corner of your proxy card and/or voting authorization form will be required to register. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions prior to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

You can submit questions electronically prior to the Annual Meeting. During the Q&A session of the meeting, members of our management will answer the questions that were submitted in advance of the meeting, as time permits. To ensure the Annual Meeting is conducted in a manner that is fair to all stockholders, we reserve the right, in our sole discretion, to edit or reject questions we deem profane, repetitive, not relevant to the business of the Company, or otherwise inappropriate.

2025 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May 2025 pursuant to SEC Rule 14a-8 must be received by us by December 5, 2024. Director nominations or other business to be brought before the 2025 Annual Meeting of Stockholders by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between January 23, 2025 and February 22, 2025. In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 24, 2025. For more information, see “Next Annual Meeting—Stockholder Proposals” on page 90.

Solicitation Matters

Proxies are being solicited by the Board of Directors on behalf of the Company. We have hired Innisfree M&A Inc. (“Innisfree”) to provide us with consulting and analytic services and solicitation services for banks, brokers, institutional

WINGSTOP INC. 2024 PROXY STATEMENT | 7

PROXY STATEMENT SUMMARY

investors, and individual stockholders. Innisfree’s fee for these services is $20,000, plus reimbursement of reasonable out-of-pocket expenses. All costs of solicitation will ultimately be borne by the Company. We have agreed to indemnify Innisfree against certain liabilities and expenses, including liabilities under the federal securities laws.

Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, email, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Householding

In an effort to reduce our printing costs, mailing costs, and fees, we have elected to adopt the practice of “householding” proxy materials. Under this approach, if paper copies are requested, we will deliver only one copy of our fiscal 2023 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards if they receive a paper copy of proxy materials in the mail.

Upon written or oral request, we will promptly deliver a separate copy of our fiscal 2023 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are (i) a stockholder, share an address and last name with one or more other stockholders, currently receive only one copy of proxy materials, and would like to revoke your householding consent and receive a separate copy of proxy materials, or (ii) you are a stockholder eligible for householding and would like to participate in householding, please contact Investor Relations at IR@wingstop.com, (972) 686-6500 or Wingstop Inc., 15505 Wright Brothers Drive, Addison, Texas 75001. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 is included in the 2023 Annual Report that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2023 Form 10-K may be obtained free of charge by sending a written request to our Investor Relations department at the email or mailing address provided above under the caption “Householding.” The 2023 Form 10-K is also available on our Investor Relations website at https://ir.wingstop.com.

8 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 1— ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board and its committees. Pursuant to the Certificate of Incorporation and our Bylaws, our Board is required to consist of between three and fifteen directors divided into three classes, with the number of directors serving in each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The directors within each class serve on the Board for staggered three-year terms.

Currently, our Board consists of nine directors, with three directors in each class. The three director classes are as follows:

•	Class I, consisting of Krishnan (Kandy) Anand, David L. Goebel, and Michael J. Hislop, whose terms will expire at the annual meeting of stockholders to be held in 2025;

•	Class II, consisting of Lynn Crump-Caine, Wesley S. McDonald, and Anna (Ania) M. Smith, whose terms will expire at the annual meeting of stockholders to be held in 2026; and

•	Class III, consisting of Kate S. Lavelle, Kilandigalu (Kay) M. Madati, and Michael J. Skipworth, whose terms expire at the Annual Meeting and, therefore, are standing for election to the Board.

Directors hold office until their successor is duly elected and qualified or until their earlier death, resignation, or removal. Our directors may only be removed for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our voting stock at a meeting of the stockholders called for that purpose.

Board Nominees for Election at the Annual Meeting

The terms of Ms. Lavelle and Messrs. Madati and Skipworth, each a Class III director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Ms. Lavelle and Messrs. Madati and Skipworth have been nominated for re-election. If elected, Ms. Lavelle and Messrs. Madati and Skipworth will hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2027.

Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected.

The persons named on the accompanying proxy card, or their substitutes, will vote for the election of the three nominees listed herein, except to the extent authority to vote for one or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies on the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election

To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting. Nonetheless, pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation.

The Nominating and Corporate Governance Committee must consider the resignation and recommend to the Board the action to be taken with respect to the resignation. The director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee’s recommendation with respect to the resignation. The Board is required to consider and act on the recommendation within ninety days following certification of the stockholder vote and will publicly disclose its decision whether to accept the resignation offer.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at https://ir.wingstop.com.

WINGSTOP INC. 2024 PROXY STATEMENT | 9

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nominees for Terms Expiring at the 2027 Annual Meeting

KATE S. LAVELLE
Director Since 2019 Age: 58 Independent Audit (Chair) and Technology Committees
Favorite Wingstop Flavor:

Ms. Lavelle has been a member of our Board since March 2019. Ms. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. Prior to that, she was Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004, and also served in various other management positions for LSG Sky Chefs from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. Ms. Lavelle served on the board of directors of Sonic Inc. from 2012 until 2018. Ms. Lavelle has also previously served as a director of Jones Lang LaSalle, a global financial and professional services firm.

Director Qualifications

Ms. Lavelle’s significant financial and accounting experience as chief financial officer and in other senior leadership roles with restaurant and other companies, as well as her experience as a director for a publicly traded restaurant company, make her a valued member of our Board. She has knowledge of complex financial and accounting matters that enables her to provide guidance on matters such as corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations.

KILANDIGALU (KAY) M. MADATI
Director Since 2017 Age: 51 Independent Audit and Technology (Chair) Committees
Favorite Wingstop Flavor:

Mr. Madati has been a member of our Board since March 2017. Mr. Madati is an accomplished digital, marketing, and media executive, with global management and business-transformation experience at some of the world’s most renowned companies. Mr. Madati most recently served as the Chief Commercial Officer for FIFA, the international governing body of association football, futsal and beach soccer, from July 2021 to August 2022. Formerly, he was Global VP and Head of Content Partnerships of Twitter, Inc. from 2017 to 2020 and Executive Vice President and Chief Digital Officer of BET Networks, a subsidiary of Viacom, Inc., from 2014 to late 2017. Prior to that, he was Head, Entertainment & Media, Global Marketing Solutions for Facebook, an online social media and social networking service, from 2011 to 2014, and Vice President, Audience Experience & Engagement, at CNN Worldwide, a television news channel, from 2008 to 2011. Prior to that, he served in various leadership roles with Community Connect, a social-networking company, Octagon Worldwide, a leader in sports entertainment marketing, and BMW of North America, a worldwide automaker.

Director Qualifications

Mr. Madati’s experience as a chief commercial officer, head of content partnerships, chief digital officer, and other senior executive leadership roles working with media companies across a broad spectrum of industries, and knowledge of complex digital marketing and audience engagement matters provide him with valuable and relevant experience in digital media, strategic planning, marketing, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

10 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 1—ELECTION OF DIRECTORS

MICHAEL J. SKIPWORTH
Director Since 2022 Age: 46 Not Independent President and Chief Executive Officer
Favorite Wingstop Flavor:

Mr. Skipworth has served as our Chief Executive Officer and a member of our Board since March 2022. He has served as our President since August 2021. Prior to being appointed as Chief Executive Officer, Mr. Skipworth served as our Chief Operating Officer from August 2021 until March 2022 and, prior to that, served as Executive Vice President and Chief Financial Officer from February 2018 to August 2021 and Senior Vice President and Chief Financial Officer from August 2017 to February 2018. He joined Wingstop in December 2014 as Vice President, Corporate Controller, and served as Vice President of Finance from January 2016 to June 2017. In June 2017, Mr. Skipworth was appointed as our interim Chief Financial Officer and served in that role until his appointment as Chief Financial Officer in August 2017. Prior to joining Wingstop, Mr. Skipworth served as Senior Vice President of Finance and Accounting and Vice President, Corporate Controller at Cardinal Logistics Holdings, LLC, and as an audit senior manager at KPMG LLP.

Director Qualifications

Mr. Skipworth’s extensive experience in the restaurant industry, including his prior service as our Chief Operating Officer, Chief Financial Officer and his current service as our President and Chief Executive Officer, provide the Board with valuable insights into the Company and its industry.

The Board of Directors recommends that you vote FOR each director nominee.

WINGSTOP INC. 2024 PROXY STATEMENT | 11

PROPOSAL 1—ELECTION OF DIRECTORS

Continuing Directors with Terms Expiring at the 2025 or 2026 Annual Meetings

The directors listed below will continue in office for the remainder of their terms and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal.

LYNN CRUMP-CAINE
Director Since 2017 Age: 67 Independent Chair of the Board of Directors Audit and Nominating and Corporate Governance Committees
Favorite Wingstop Flavor:

Ms. Crump-Caine is our Board Chair and has been a member of our Board since January 2017. Ms. Crump-Caine brings 30 years of restaurant industry experience to our Board, having previously served as Executive Vice President of Worldwide Operations for McDonald’s Corporation, where her responsibilities included developing growth strategies, standards and systems, global supply chain, real estate development, and innovation worldwide. Prior to this role, she held numerous executive level positions including Executive Vice President, U.S. Restaurant Systems and Senior Vice President of U.S. Operations. Previously, Ms. Crump-Caine founded, and was Chief Executive Officer of, OutsideIn Consulting, an organizational performance and strategy development consulting firm. Ms. Crump-Caine brings substantial public company governance experience, having served on several public company and nonprofit company boards. Her current directorships include Thrivent Financial and Advocate Health (previously Advocate Aurora Health). Her former directorships include G&K Services and Krispy Kreme Doughnuts, Inc. Ms. Crump-Caine also serves as the Chair of the Board and a mentor with The ExCo Group (formerly known as Merryck & Co.), a global firm providing executive coaching and mentoring services.

Director Qualifications

Ms. Crump-Caine’s far-reaching restaurant industry knowledge and operational experience, including in various senior positions with McDonald’s Corporation, provides her with valuable and relevant experience in understanding and advising on complex operating systems, growth strategies, training, and brand development. In addition, her many years of public company board service provide her with valuable experience in corporate governance and risk management.

Ms. Crump-Caine’s term will expire at the annual meeting of stockholders to be held in 2026.

KRISHNAN (KANDY) ANAND
Director Since 2018 Age: 66 Independent Nominating and Corporate Governance (Chair) and Technology Committees
Favorite Wingstop Flavor:

Mr. Anand has been a member of our Board since August 2018. He currently serves as the Chief Executive Officer of Igniting Business Growth, a business consulting company, and as Chairman and Chief Executive Officer of Igniting Consumer Growth Acquisition Company, a special purpose acquisition company. Mr. Anand retired from Molson Coors Brewing Company in November 2019, where, prior to his retirement, he served as Chief Growth Officer beginning in 2016 and President and Chief Executive Officer of Molson Coors International LP from December 2009 to October 2016. Before joining Molson Coors, Mr. Anand held a variety of positions at The Coca-Cola Company, including president of Coca-Cola’s Philippine business from 2007 to 2009. He also served as vice president of Coca-Cola’s Global Commercial Leadership from 2004 to 2007 and as vice president of global brands strategy. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand has served on the board of directors of British American Tobacco (NYSE: BTI), an international tobacco group, since February 2022. He served on the board of directors of Popeyes Louisiana Kitchen Inc. (NASDAQ: PLKI) from November 2010 to 2017 and Empower, Ltd., a NYSE-listed special purpose acquisition company (NYSE: EMPW), between October 2020 and July 2021.

Director Qualifications

Mr. Anand’s experience as a chief growth officer, executive leader of international operations and other marketing, M&A and strategy roles enables him to provide valuable guidance on business leadership, growth strategies, branding and operations. He also has experience on other public company boards, including a restaurant in the chicken category, which enables him to bring industry, corporate governance, compensation and other insights to our Board.

Mr. Anand’s term will expire at the annual meeting of stockholders to be held in 2025.

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PROPOSAL 1—ELECTION OF DIRECTORS

DAVID L. GOEBEL
Director Since 2017 Age: 73 Independent Compensation (Chair) and Nominating and Corporate Governance Committees
Favorite Wingstop Flavor:

Mr. Goebel has been a member of our Board since November 2017. He is the founding principal and President of Santoku, Inc., a private company formed in 2008 that operates a fast-casual pizza concept under the name Pie Five Pizza Company and Cultivare Greens & Grains. He also served as acting President and Chief Executive Officer of Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents Deli Fresh Subs, from 2010 until December 2014. From 2001 to 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006 and 2007, during which time it operated nearly 2,000 restaurants in the United States and abroad. Prior to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 to 1998. He currently serves as Chairman of the Board, and was previously Lead Director, of Jack In the Box Inc. (NASDAQ: JACK), and as a board member of Murphy USA Inc., a gas/convenience food company (NYSE: MUSA). Mr. Goebel has been a partner and faculty member for The ExCo Group (formerly known as Merryck & Co.), a global firm providing executive coaching and mentoring services, since May 2008.

Director Qualifications

Mr. Goebel’s more than 40 years of experience in the retail, food service, and hospitality industries provides him with extensive business, operational, management, and leadership development experience, as well as unique insights into restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation, and strategic planning that enable him to provide valuable guidance to the Board.

Mr. Goebel’s term will expire at the annual meeting of stockholders to be held in 2025.

MICHAEL J. HISLOP
Director Since 2011 Age: 69 Independent Compensation and Technology Committees
Favorite Wingstop Flavor:

Mr. Hislop has been a member of our Board since October 2011. He served as Chairman of Corner Bakery, a national bakery-cafe chain, from February 2006 to March 2020 and served as its Chief Executive Officer from February 2006 to October 2015. In addition, Mr. Hislop was the Chairman of Il Fornaio from 2001 until June 2020, served as its Chief Executive Officer from 1998 until October 2015, and prior to that, served as President and Chief Operating Officer of Il Fornaio beginning in 1995. Prior to Il Fornaio, he was Chairman and Chief Executive Officer for Chevys Mexican Restaurants, where he built the company’s infrastructure in preparation for taking it public. He has also served in a number of operating positions at El Torito Mexican Restaurants and T.G.I. Friday’s. In 2010, Mr. Hislop was recognized by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations, and in 2013, he received Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Director Qualifications

Mr. Hislop’s experience as a chief executive officer and chief operating officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in operations, brand management, consumer strategy, and leadership of complex organizations. This expertise, as well as his knowledge of corporate governance gained from service on a number of boards, make him an excellent resource for, and valued member of, the Board.

Mr. Hislop’s term will expire at the annual meeting of stockholders to be held in 2025.

WINGSTOP INC. 2024 PROXY STATEMENT | 13

PROPOSAL 1—ELECTION OF DIRECTORS

WESLEY S. MCDONALD
Director Since 2016 Age: 61 Independent Audit and Compensation Committees
Favorite Wingstop Flavor:

Mr. McDonald has been a member of our Board since May 2016. From 2003 to 2017, he served as an officer of Kohl’s Corporation, where he oversaw financial planning and analysis, investor relations, financial reporting, accounting operations, tax, treasury, non-merchandise purchasing, credit, and capital investment. He was promoted to Senior Executive Vice President, Chief Financial Officer in 2010 and to Principal Officer, Chief Financial Officer in 2015. Prior to joining Kohl’s, Mr. McDonald served as Chief Financial Officer and Vice President of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation. Mr. McDonald has been a member of the board of directors of Urban Outfitters, Inc. (NASDAQ: URBN) since May 2019, currently serves as its audit committee chair and is a member of its compensation committee. Mr. McDonald previously served on the board of The Children’s Place (NASDAQ: PLCE) between May 2023 and May 2024.

Director Qualifications

Mr. McDonald’s experience as a chief financial officer and in other senior executive leadership roles working with publicly traded consumer products companies, and knowledge of complex financial matters provide him with valuable and relevant experience in corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

Mr. McDonald’s term will expire at the annual meeting of stockholders to be held in 2026.

ANNA (ANIA) M. SMITH
Director Since 2022 Age: 49 Independent Compensation and Technology Committees
Favorite Wingstop Flavor:

Ms. Smith has been a member of our Board since July 2022. She has served as Chief Executive Officer at Taskrabbit, a global digital platform owned by Ingka (IKEA) that connects people seeking help with household tasks such as furniture assembly, handy work and moving services with those who can provide such assistance, since August 2020. Prior to joining Taskrabbit, she was Director, Head of Courier Operations at Uber from August 2019 to June 2020. From April 2015 to May 2018, Ms. Smith held several positions at Airbnb including Head of Business Operations, North America; Operations, Host Services; and Senior Lead, Host Growth.

Director Qualifications

Ms. Smith’s experience as a chief executive officer and head of operations at multiple eCommerce companies provides her with valuable and relevant global experience in operations, marketplace platforms, technology, human resources, business development and strategy with broad-based skills spanning product, marketing, and operational execution, particularly for marketplaces, all of which provide her with the qualifications and skills to serve as a director.

Ms. Smith’s term will expire at the annual meeting of stockholders to be held in 2026.

14 | WINGSTOP INC. 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Composition and Director Independence

The following table provides information about each director currently serving on our Board of Directors, including the director nominees, and the composition of the Board committees.

				Committee Membership
Name	Independent	Director Since	Director Class (Expiration of Current Term)	Audit	Compensation	Nominating and Corporate Governance	Technology

Lynn Crump-Caine	✓	2017	Class II (2026)	●		●

Krishnan (Kandy) Anand	✓	2018	Class I (2025)				●

David L. Goebel	✓	2017	Class I (2025)			●

Michael J. Hislop	✓	2011	Class I (2025)		●		●

Kate S. Lavelle	✓	2019	Class III (2024)				●

Kilandigalu (Kay) M. Madati	✓	2017	Class III (2024)	●

Wesley S. McDonald	✓	2016	Class II (2026)	●	●

Michael J. Skipworth		2022	Class III (2024)

Ania M. Smith	✓	2022	Class II (2026)		●		●

Chair	Audit Committee Financial Expert	● Member

WINGSTOP INC. 2024 PROXY STATEMENT | 15

CORPORATE GOVERNANCE

We follow the director independence standards set forth in The Nasdaq Stock Market (“Nasdaq”) corporate governance standards and the federal securities laws. The Board has reviewed and analyzed the independence of each director based on these criteria and affirmatively determined that each of Mses. Crump-Caine, Lavelle, and Smith and Messrs. Anand, Goebel, Hislop, Madati, and McDonald qualifies as “independent” and also meets the definition of “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, as applicable. In making this determination, the Board considered:

•	relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “Certain Relationships and Related Party Transactions” on page 33; and

•	other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

There are no family relationships between any of our directors or executive officers.

Sunsetting the Classified Board

When the Company went public in 2015, the Board determined that a classified board structure was important to support the Company’s stability. As a maturing public company, our Board currently intends to submit for stockholder approval at the 2025 annual meeting of stockholders a proposal to amend the Company’s amended and restated certificate of incorporation to transition to a declassified Board beginning with our 2026 annual meeting of stockholders. This would result in the entire Board of Directors being elected annually at our 2028 annual meeting of stockholders.

16 | WINGSTOP INC. 2024 PROXY STATEMENT

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Director Skills and Experience

Our Nominating and Corporate Governance Committee regularly evaluates the skills, qualifications, and competencies that we believe are important for directors to provide effective oversight to our Company. The matrix below shows the areas of experience and expertise that our Nominating and Corporate Governance Committee have identified that our directors bring to the Board.

Corporate Governance experience supports our goals of strong accountability, transparency, and stockholder value protection	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Management experience is important for leadership ability and talent development	✓	✓	✓ (CEO)	✓ (CEO)	✓	✓	✓	✓ (CEO)	✓ (CEO)
Financial & Accounting experience is important for overseeing our financial reporting and internal controls and for evaluating our capital structure	✓			✓	✓ (CFO)		✓ (CFO)	✓ (CFO)
International experience is valuable as the Company continues to extend its presence outside the U.S.	✓	✓	✓		✓	✓		✓	✓
Marketing experience is important in maintaining brand relevance and consumer engagement	✓	✓	✓	✓		✓		✓	✓
Operations experience is important for ensuring best practices and executing initiatives	✓	✓	✓	✓		✓	✓	✓	✓
Restaurant Industry experience is important because it is the Company’s core business		✓	✓	✓	✓			✓
Retail Industry experience is relevant for understanding consumer behavior	✓		✓			✓	✓		✓
Risk Management experience is important for overseeing risks facing the Company	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategy is especially important for competing in a dynamic market	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology experience is important for enhancing consumer experience and internal operations	✓	✓			✓	✓		✓	✓

WINGSTOP INC. 2024 PROXY STATEMENT | 17

CORPORATE GOVERNANCE

Board Diversity Matrix

The table below provides certain information with respect to the composition of Wingstop’s board of directors, 56% of which classifies as diverse. Each of the categories listed in the table has the meaning ascribed to it in NASDAQ Listing Rule 5605(f).

Board Diversity Matrix (as of April 4, 2024)
Total Number of Directors:	9 (8 of whom are independent)

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	0	0

Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Independence	Diversity

89%	33% of our board members are female

of our board members are independent	56% of our board members are diverse

18 | WINGSTOP INC. 2024 PROXY STATEMENT

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Board Leadership Structure

Our Board is led by the Chair of the Board. Our Bylaws provide that the Board appoints the Chair of the Board to preside at all meetings of the Board and stockholders and perform such other duties and exercise such powers as our Bylaws or the Board may prescribe. Our Bylaws and Corporate Governance Guidelines each provide that the Chair may also hold the position of Chief Executive Officer; however, the Chair and Chief Executive Officer positions were separated in March 2022. In accordance with our Corporate Governance Guidelines, the Board considers from time to time whether it is in the best interests of the Company to have the same person occupy the offices of Chair of the Board and Chief Executive Officer, using its business judgment after considering all relevant circumstances.

The Board believes, at this time, that separation of the Chair and CEO positions is appropriate and in the best interests of the Company and its stockholders. The Board believes that separating these positions enables our Chair to lead the Board of Directors in its oversight and advisory roles and allows our CEO to focus on the Company’s day-to-day business operations and developing and implementing the Company’s business strategies. The Board believes that, at this time, the separation of the roles enhances the ability of each person to discharge their duties effectively. As noted earlier, the Board assesses its leadership structure from time to time and would reconsider the structure as conditions and circumstances warrant.

The Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer of the Company also serves as Chair of the Board, the Company will appoint a Lead Independent Director, who will preside over each executive session of the non-management directors. The primary role of the Lead Independent Director is to ensure independent leadership of the Board, as well as to act as a liaison between the non-management directors and our Chief Executive Officer. The Lead Independent Director also assists the Chair of the Board and the remainder of the Board in assuring effective governance in overseeing the direction and management of the Company. Lynn Crump-Caine served as Lead Independent Director from March 2017 to March 2022 until she was appointed to serve as the Chair of the Board.

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in executive session at least twice each year without any non-independent directors or members of management being present. Ms. Crump-Caine presides at these meetings of our non-management directors and provides significant outside perspective and leadership. In 2023, the non-management directors met in executive sessions at certain scheduled meetings of the Board without any non-independent directors or members of management being present.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at https://ir.wingstop.com.

Succession Planning

Our Board leadership structure was the result of substantial succession planning efforts. Our Board has worked to recruit highly qualified directors and establish a board structure that meets the needs of the Company and its stockholders. As a result of the Board’s succession planning efforts, our Board currently consists of nine members, all of whom are independent, with the exception of Mr. Skipworth who serves as President and Chief Executive Officer.

The Board has overall responsibility for executive officer succession planning and discusses and reviews succession planning on a regular basis. In addition, the Board has established and regularly reviews a formal emergency governance plan to address succession planning in the event of a crisis.

Meetings of the Board of Directors

During the fiscal year ended December 30, 2023, our Board met six times. All of our directors attended greater than 75% of the total meetings held by the Board and any committee on which the director served during the period of the fiscal year that the director was a member of the Board. Each member of the Board attended the virtual annual meeting of stockholders in 2023. We expect that each director will attend the Annual Meeting, absent a valid reason, despite no formal policy requiring attendance at annual meetings.

Board Committees and Membership

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technology Committee. Each committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties, and responsibilities of these committees are described below.

WINGSTOP INC. 2024 PROXY STATEMENT | 19

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee, in its oversight role, is responsible for, among other matters: (i) oversight of our accounting and financial reporting processes and audits of our financial statements; (ii) determinations regarding the appointment, retention, or termination of the independent auditors and approval of audit engagement fees and terms; (iii) monitoring and evaluating the qualifications, performance, and independence of the independent auditors on an ongoing basis, and oversight of the work and independence of the independent auditors; (iv) reviewing significant changes in our selection or application of accounting principles, and major issues as to the adequacy of our internal controls; (v) reviewing significant legal, compliance, or regulatory matters that may have a material impact on our business, financial statements, or compliance policies; (vi) discussing with management our guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk; (vii) oversight of our policy on related party transactions and reviewing related party transactions as required by such policy; (viii) establishment of procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters; (ix) oversight of our business conduct and compliance program; (x) reporting regularly to the Board summarizing the committee’s actions and any significant issues considered by the committee, including any issues as to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent auditors, or the performance of our internal audit function; and (xi) annually reviewing the charter and the performance of the Audit Committee.

Our Board has affirmatively determined that Mses. Lavelle and Crump-Caine, and Messrs. Madati and McDonald, meet the definition of “independent director” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Ms. Lavelle and Mr. McDonald each qualifies and has been designated as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Audit Committee Charter, the Audit Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Audit Committee held seven meetings during the 2023 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) setting the overall compensation philosophy, strategy, and policies for our executive officers and non-employee directors; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating performance in light of those goals and objectives; (iii) reviewing and determining the compensation of our non-employee directors, Chief Executive Officer, and other executive officers; (iv) making recommendations to the Board of Directors with respect to our incentive and equity-based compensation plans; (v) reviewing and approving compensatory agreements and other similar arrangements between us and our executive officers; (vi) interpreting, administering and making determinations under the Company’s incentive-based compensation recoupment policies; and (vii) annually reviewing the charter and the performance of the Compensation Committee.

Our Board has affirmatively determined that Messrs. Goebel, Hislop and McDonald and Ms. Smith meet the definition of “independent director” for purposes of serving on a compensation committee under applicable SEC and Nasdaq rules, as well as the definition of “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

Our Board has adopted a written charter for the Compensation Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. The Compensation Committee held five meetings during the 2023 fiscal year.

Under the terms of the Compensation Committee charter, the Compensation Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Compensation Committee on certain matters. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate. A description of the considerations and determinations of the Compensation Committee regarding the compensation of our named executive officers is contained in “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters: (i) recommending to the Board the qualifications, qualities, skills, and expertise required for Board membership; (ii) identifying potential

20 | WINGSTOP INC. 2024 PROXY STATEMENT

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members of the Board consistent with the criteria approved by our Board and selecting and recommending to the Board the director nominees for election at annual meetings of stockholders or otherwise filling vacancies; (iii) evaluating and making recommendations regarding the structure, membership, and governance of the committees of the Board; (iv) developing and making recommendations to the Board with regard to our corporate governance policies and principles, including development of a set of corporate governance guidelines and principles; (v) reviewing and assessing the Company’s sustainability and environmental, social, and governance (“ESG”) policies, goals, and initiatives; (vi) overseeing the annual review of the Board’s performance; and (vii) annually reviewing the charter and the performance of the Nominating and Corporate Governance Committee.

Our Board has affirmatively determined that Mr. Anand, Ms. Crump-Caine and Mr. Goebel meet the definition of “independent director” for purposes of serving on a nominating and corporate governance committee under applicable SEC and Nasdaq rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee, with any actions taken being reported to the Committee at the next scheduled meeting. The Nominating and Corporate Governance Committee held four meetings during the 2023 fiscal year.

Technology Committee

In March 2021, our Board established a Technology Committee, which is responsible for, among other matters, oversight of: (i) the Company’s information technology strategy; (ii) the Company’s cybersecurity and technology-related risks and management efforts to monitor and mitigate those risks; (iii) the Company’s significant technology investments in support of our evolving global business needs; and (iv) the Company’s response to technology-based threats and opportunities.

Though not required under applicable SEC and Nasdaq rules for purposes of serving on a technology committee, the Board has affirmatively determined that Messrs. Madati, Anand, and Hislop and Mses. Lavelle and Smith meet the definition of “independent director” under applicable rules.

Our Board has adopted a written charter for the Technology Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Technology Committee charter, the Technology Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Technology Committee held three meetings during the 2023 fiscal year.

Board Oversight of Long-Term Growth Strategy

Our Board is responsible for overseeing our Company’s strategy for creating long-term growth. The Board recognizes that the restaurant industry is extremely competitive and rapidly evolving and that to generate long-term growth our strategy must allow us to quickly adapt to meet the demands of our customers. Our vision is to become a Top 10 Global Restaurant Brand. Based on our internal analysis, we believe there is opportunity for our brand to grow to 7,000+ restaurants globally. Our strategy is built upon the foundation of our culture, the Wingstop Way (which we discuss in more detail below in “Environmental, Social and Governance — The Wingstop Way”), investing in people as our competitive advantage, and our global mindset. This strategy consists of three pillars:

(1)

Sustaining same-store sales growth by building brand awareness and working to close the awareness gap to top quick-service restaurant peers, expanding our data-driven marketing, and leveraging our digital platform and first party database of digital guests.

(2)

Maintaining best in class unit economics through the mitigation of volatility in cost of goods (e.g., poultry sourcing strategies), menu innovation to support our supply chain strategy, and the implementation of measures to attain operations excellence.

(3)	Accelerating growth through strategic selection of brand partners, the execution of our development playbook, and leveraging our balance sheet.

Our management team and the Board regularly review our strategy so that it is designed to accomplish long-term growth. In addition, during the 2023 fiscal year, the Board held a meeting focused solely on strategy to discuss the Company’s long-term growth plan.

Risk Oversight

Our Board is responsible for overseeing our risk management. The Board focuses on our general risk

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management processes and the most significant risks facing us and oversees the management of those risks. Our management is responsible for day-to-day risk management, including identifying, evaluating, and mitigating potential risks that may exist at the enterprise, strategic, financial, operational, compliance, and reporting levels. Management keeps the Board apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition to the broad risk-oversight functions performed by the Board as a whole, the Board has tasked certain of its committees with the responsibility of evaluating risks associated with specific elements of the Company’s business, operations, or governance, or with evaluating management’s assessments of these risks. Each committee regularly reports to the full Board, among other things, important risk-management matters considered by that committee.

Audit Committee

The Audit Committee is responsible for risk assessment and risk management and ensuring appropriate disclosure of risk factors in the Company’s public filings. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor, or control such exposures.

Compensation Committee

The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation policies and practices and for overseeing the evaluation of the Company’s executive management. The Compensation Committee annually reviews compensation policies and practices for all employees, to confirm that they do not encourage unnecessary and excessive risk taking. The Compensation Committee also receives advice from FW Cook, its independent compensation consultant, regarding compensation-based risk issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and oversees the annual self-evaluation of the Board and its committees. The Nominating and Corporate Governance Committee also reviews and discusses with management the operational, regulatory and reputational risks of ESG matters on the Company, including management of such risks and impacts.

Technology Committee

The Technology Committee oversees management of risks associated with the Company’s technology and technology infrastructure, management’s efforts to monitor and mitigate those risks, and, together with the Audit Committee, the Company’s cybersecurity risks. Members of our Information Technology team periodically provide risk reports to the Board and its committees, including assessments of the Company’s cybersecurity risks, their potential impact on our business operations, and management’s strategies to monitor and mitigate those risks. The committee chairs, in turn, report to the full Board as part of our general risk management process. Additional information regarding our cybersecurity program can be found in our 2023 Annual Report.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the Board nominees for director and to identify one or more candidates to fill any vacancies that may occur on the Board. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align Board composition with the Company’s strategic direction so that the Board members bring skills, experience, and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve.

The Company is committed to fostering an environment of diversity and inclusion, including among its Board members. Therefore, in considering director nominees, the Nominating and Corporate Governance Committee considers candidates who represent a diversity of race, ethnicity, gender, experience and personal backgrounds (including national backgrounds) that enhance the quality of the deliberations and decisions of the Board, in the context of the perceived needs of the structure of the Board at that point in time. Fifty-six percent of our Board members classify as diverse. The Nominating and Corporate Governance Committee considers the effectiveness of our Board diversity efforts in connection with identifying and evaluating director nominees.

Directors are selected for their integrity, character, independent judgment, breadth of experience, insight, knowledge, and business acumen. As shown in the matrix under “Director Skills and Experience” above, the Nominating and Corporate Governance Committee also considers a director’s experience with corporate

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governance, executive management, finance and accounting matters, international operations, marketing, restaurant operations and the restaurant and retail industries, risk management, strategy, and technology. Leadership skills, franchise knowledge, familiarity with issues affecting global businesses, prior experience in the Company’s geographic markets, and expertise in capital markets, among others, may also be among the relevant selection criteria. These criteria will vary over time depending on the needs of the Board. Accordingly, the Board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

Under its charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time, and the Nominating and Corporate Governance Committee will evaluate a Board candidate’s other commitments as part of its selection criteria.

In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the Board and evaluates and recommends to the Board all nominees for Board membership as specified in the committee’s charter.

Stockholder Recommendation of Director Candidates

Pursuant to the Company’s Bylaws, stockholders wishing to recommend candidates to be nominated for election to the Company’s Board may do so by sending to the attention of the Secretary at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in the Company’s Bylaws. Stockholder recommendations provided to the Secretary and received in accordance with the advance notice provision in the Company’s Bylaws will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources. Our Nominating and Corporate Governance Committee has not established a minimum number of shares of common stock that a stockholder must own, or a minimum length of time during which the stockholder must own its shares of common stock, in order to recommend a director candidate for consideration. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of SEC Rule 14a-19(b) under the Exchange Act.

For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.

Executive Sessions of Independent Directors

The independent directors meet in executive session, without any non-independent directors or members of management present, at least twice each year. During 2023, our independent Chair of the Board presided at such sessions.

Board and Committee Self-Evaluation

The Board believes a rigorous self-evaluation process is important to the ongoing effectiveness of the Board. To that end, each year the Board conducts a self-evaluation of its performance. As part of this process, each director individually completes an evaluation form on specific aspects of the Board, including the Board’s composition, the culture of the Board, committee structure, the Board’s relationship with management, Board meetings, and the Board’s oversight of strategy, risk, and other aspects of the Company’s business. The collective responses are then reviewed by the chair of the Nominating and Corporate Governance Committee and the full board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier and develops actions to be taken to enhance the Board’s effectiveness over the next year. Additionally, each committee conducts an annual self-evaluation of its performance through a similar process. Further, individual Board members evaluate themselves and each other based on the criteria set forth in the matrix under “Director Skills and Experience” on page 17.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all directors and employees, including our executive and financial officers, and constitutes a “code of

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ethics” for purposes of Item 406(b) of Regulation S-K. The Code of Business Conduct and Ethics is available on our website at https://ir.wingstop.com and is available in print upon request from our Corporate Secretary. To the extent required by law, any amendments to, or waivers of, the Code of Business Conduct and Ethics with respect to one of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

Insider Trading Compliance Policy; Prohibition on Hedges and Pledges

We have an insider trading compliance policy that prohibits the purchase or sale of our securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in securities of the Company. Our insider trading compliance policy also prohibits our directors, executive officers, and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading compliance policy prohibits certain senior officers and all of our directors from pledging our stock or using it as loan collateral or as part of a margin account.

Stock Ownership and Retention Guidelines for Directors and Officers

We have adopted meaningful stock ownership and retention guidelines that apply to our directors and officers, which provide that each officer must own a multiple of annual base salary in our common stock or qualifying derivatives and each independent director must own a multiple of the director annual cash retainer in our common stock or qualifying derivatives. The following table summarizes the requirements of our stock ownership and retention guidelines.

Title	Stock Ownership Requirement

Independent Director	Five times director annual cash retainer

Chief Executive Officer	Five times annual base salary

Executive Vice Presidents	Three times annual base salary

Senior Vice Presidents	Two times annual base salary

Clawback Policy

In 2023, the Company adopted a new policy for the recovery of incentive-based compensation to comply with Rule 10D-1 under the Exchange Act and the listing standards adopted by Nasdaq. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the policy). The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award had it been based on the restated amounts. The full policy is disclosed as an exhibit to our Form 10-K filed on February 21, 2024, and each executive officer has signed an acknowledgement agreeing to be bound by the terms of the policy.

Further, our 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”) and Executive Severance Plan

authorize the Compensation Committee to provide for the forfeiture or recoupment of a participant’s equity and cash awards in certain situations beyond what is required by applicable law and the Nasdaq listing standards, such as the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation, or interests.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the Board during the fiscal year ended December 30, 2023 were Messrs. Goebel (Chair), Hislop, Madati and McDonald and Ms. Smith. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2023 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

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Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors, a committee of the Board of Directors, the non-management/independent directors, the Chair, or other individual director may do so by writing to such director or group of directors at: 15505 Wright Brothers Drive, Addison, Texas 75001 to the attention of the Secretary.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board of Directors has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. The Secretary will maintain a list of each communication that was not forwarded because it was determined to be frivolous and will make such list available at the request of any member of the Board of Directors to whom such communication was addressed.

Stockholder Engagement

We recognize the value of regular, two-way dialogue with our stockholders and engage with investors on strategy, risk management, sustainability, corporate governance, executive compensation and other matters. We regularly review general governance trends and emerging best practices and invite feedback from our stockholders, which is brought to our Board as part of its decision-making process. Engagement with stockholders occurs in one-on-one meetings and calls with stockholder representatives, in connection with our annual general meeting of stockholders, and through our regular participation in industry conferences, investor road shows and analyst meetings.

As a result of the Board’s regular review of its governance practices and engagement with stockholders, the Board currently intends to submit for stockholder approval at the 2025 annual meeting of stockholders a proposal to amend the Company’s amended and restated certificate of incorporation to transition to a declassified Board beginning with our 2026 annual meeting of stockholders. This would result in the entire Board of Directors being elected annually at our 2028 annual meeting of stockholders.

In addition, over the next year, the Board will continue to consider the feedback provided by stockholders with respect to our voting and other governance provisions in connection with the Board’s ongoing review of our corporate governance policies. We look forward to facilitating ongoing dialogue on these topics and others during 2024 and beyond.

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Environmental, Social and Governance —The Wingstop Way

At Wingstop, our mission is “To Serve the World Flavor.” It is a mission that we undertake quite literally with our 11 bold, distinctive flavors of chicken wings, tenders, and chicken sandwiches. This global mission aligns with how Wingstop approaches its ESG platform, which is in support of Wingstop’s core values, called The Wingstop Way.

The Wingstop Way is key to Wingstop’s success and includes a core value system of being Authentic, Entrepreneurial, Service-minded, and Fun. This value system extends to our ESG platform as we seek to provide value to our guests, team members and franchisees (our “brand partners”), stockholders, supplier partners and the communities in which we do business.

Our materiality assessment conducted in 2020 with a third party resulted in our decision to focus on the following areas for Wingstop’s ESG platform, which we continue to believe are the appropriate areas of focus:

•   Diversity, equity and inclusion (DEI);

•   Waste management; and

•   Community involvement and giving back.

The Nominating and Corporate Governance Committee periodically reviews and assesses the Company’s ESG policies, goals and initiatives and makes recommendations to the Board as appropriate based on such review and assessment.

Our ESG site, “Flavor for Good,” serves as a repository for the progress we’ve made on initiatives to support our three ESG pillars of DEI, waste management and community involvement. Notable examples of some of our recent efforts and metrics include:

•   85% of our team members, 60% of our franchisees and 56% of our board members identify as diverse;

•   through our grease recycling initiative, we recycled nearly 17 million pounds of used cooking oil in 2023;

•   in 2023, our sustainable uniform initiative resulted in the equivalent of more than 2 million 16.9 oz. standard-sized plastic water bottles recycled; and

•   in 2023, Wingstop Charities surpassed the $3.0 million mark in charitable grants and team member assistance since its inception in 2016.

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Our goal is to fulfill our social and environmental responsibilities in many ways, including making efforts to adhere to the beliefs set forth below.

Focus Area	What We Believe and Do
Stockholders

We believe in demonstrating that we are a responsible and ethical steward of stockholder interests by conducting our business based on our Code of Business Conduct and Ethics, which emphasizes conducting all business relationships with honesty, integrity, and respect. We value diversity and inclusion in all its forms, including diversity of thought and embracing healthy conflict to arrive at thoughtful business decisions that are good for our bottom line and consistent with our core values.

Guests

We believe in serving our guests flavor through a high-quality product with a great guest experience. We take food safety very seriously and have robust cooking and cleaning procedures in place to ensure the highest standards of food quality are met for the safety of our guests and team members. High standards of food quality translate to the authenticity of our ingredients, including hand-cut fries and veggies, made from scratch dips, and hand sauced and tossed chicken wings, tenders and chicken sandwiches. We listen and respond to our guests through a variety of feedback channels, including survey, social, and online review platforms. This feedback loop helps us stay connected to our guests and understand the macro areas that are important to them, as well as retain them in the event an experience was not optimal. Leveraging our customer relationship management platform, we seek to continuously provide personalized communication and content that speaks to the guest and their needs in a relevant and timely manner.

Team Members & Brand Partners

We believe in fostering an inclusive, equitable and diverse work environment that is intended to enable all team members to achieve goals and contribute. Wingstop has a highly engaged workforce. Wingstop is a Certified Great Place to Work, and was recognized as one of Entrepreneur Magazine’s “2023 Fastest-Growing Franchises.” In 2023, we were also recognized by QSR Magazine with their “2023 QSR Top 50” award and landed on Franchise Time’s “40 Smartest-Growing Franchises” list. We are dedicated to a talent development and performance management process aimed to ensure each of our team members has a personal professional development plan to guide them through opportunities and help create their futures at Wingstop. We have implemented unconscious bias training for all of our corporate team members, including executive management, to facilitate respectful treatment of our guests and fair hiring and labor practices. We are an active member of the Women’s Foodservice Forum, an organization dedicated to accelerating the advancement of women leaders in the food industry. We have made pay equity a key focus of our diversity and inclusion efforts, and we monitor and benchmark the pay practices of our peers. We also support college and university internship programs throughout the year, and several interns have gone on to join us as Wingstop team members.

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Focus Area	What We Believe and Do
Community

POSITIVE IMPACT IN OUR COMMUNITIES

We believe in giving back to the communities we serve by providing all team members with paid time off to volunteer at charitable organizations through a quarterly Day of Giving. This year, Wingstop team members donated their time to serve local organizations, including Special Olympics Texas and Blessings in a Backpack. We also participate in the Corporate Work Study Programs of Cristo Rey Dallas College Prep and Cristo Rey Fort Worth High School, college preparatory high schools that educate young people of limited economic means, allowing them to fund the majority of their education by spending one day a week working at a sponsoring employer in the community.

WINGSTOP CHARITIES

Wingstop Charities, a 501(c)(3) nonprofit corporation, was established in 2016 as a platform to support the community and our team members. Wingstop Charities’ mission is to amplify the flavor of our communities through service. We are committed to strengthening the communities we serve through the community grant program, which supports nonprofit organizations focused on education, sports, entrepreneurship, environment, and food. Wingstop Charities helps amplify the work of our brand partners in their communities through a grants process. Since its inception, Wingstop Charities has donated over $3.0 million in charitable grants, scholarships and team member assistance.

Under the Wingstop Charities’ umbrella sit three distinct initiatives: Community Grants, the Team Member Assistance Program, and the Morrison Family Scholarship Program. The Team Member Assistance Program supports Wingstop team members across America who are experiencing financial hardship due to an emergency. In 2023, Wingstop Charities provided 41 team members with over $130,000 in team member assistance and awarded 112 grants and sponsorships to local non-profit corporations with over $1.3 million in funding. In fiscal year 2023, we witnessed the continued success of our Round-Up program, contributing to a record year of giving. This achievement led to the organization’s inaugural national partnership with No Kid Hungry. Founded in 2021, the Morrison Family Scholarship Program is designed to provide Wingstop team members who are first generation college students with annual scholarships up to $5,000. In 2023, we provided 15 Wingstop team members with $50,200 in scholarships.

Supplier Partners

In 2022, we launched our Global Supplier Code of Conduct, which outlines the standards and business practices we expect of all our direct and extended suppliers. As a growing company with global reach, we are committed to the highest standards of business conduct and we expect our supplier partners to demonstrate the same commitment.

We also believe in making efforts to minimize our environmental impact and carbon emissions through working with our supplier partners to make improvements at our Company-owned and franchised restaurants. At our restaurants, frying oil is recycled through regional and national rendering companies and refined or recycled for use in animal feed or biodiesel production. Each new Wingstop restaurant in the U.S. is designed and built in an environmentally conscious way. Much of our kitchen equipment, including fryers, water heaters, and line refrigeration units are ENERGYSTAR® or similar specification rated. Additionally, all refrigeration is CFC and HCFC-free. We specify LED lighting in our restaurants, which uses only about ten percent of the energy required by incandescent lighting. We only use Zero VOC paints and floor stains, and low VOC wood stains. Our iconic metal wall finishes are made from 100% recycled materials. Additionally, we try to utilize high efficiency roof top units for all HVAC.

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Director Compensation

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. We compensate non-employee directors with a combination of cash and equity awards as described below.

The Compensation Committee periodically reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each director not employed by Wingstop in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees, and market data prepared by its independent consultant, FW Cook.

The Compensation Committee reviews with FW Cook the competitiveness of the Company’s non-employee director compensation program, including annual cash and equity retainers for the independent board members and cash retainers for committee members. For 2023, our non-employee director compensation policy was as follows:

Recipient(s)	Annual Cash Compensation ($)(1)
Non-employee directors	70,000
Chair of the Board	42,500
Lead independent director (when applicable)	20,000
Audit committee chair	20,000
Audit committee members (excluding chair)	5,000
Compensation committee chair	15,000
Compensation committee members (excluding chair)	5,000
Nominating and corporate governance committee chair	10,000
Nominating and corporate governance committee members (excluding chair)	5,000
Technology committee chair	10,000
Technology committee members (excluding chair)	5,000

(1)

Amounts for leadership positions and committee memberships are in addition to the $70,000 annual retainer. Chairs of a committee receive the retainer listed for committee chair but not committee member.

In addition to the annual cash retainers set forth above, in 2023, each of our non-employee directors was entitled to receive an annual equity award consisting of a number of shares of restricted stock having a total fair market value of $115,000 (or $157,500 in the case of the Chair of the Board) on the date of grant, with the date of grant being the date of our annual meeting of stockholders, and such shares of restricted stock vesting on the first anniversary of the date of grant. Restricted stock awards accrue dividend equivalents, which are paid at vesting. New directors elected after the annual meeting of stockholders receive a pro-rated equity award. The 2015 Omnibus Plan limits the value of non-employee director equity awards to $400,000 per fiscal year per non-employee director.

Under our non-employee director compensation policy, we also reimburse directors for all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings.

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The following table sets forth information concerning the fiscal year 2023 compensation of our non-employee directors that served during any part of 2023. Mr. Skipworth, who served as our Chief Executive Officer during fiscal 2023, did not receive additional compensation for his service as a director during 2023. See “Executive Compensation—Summary Compensation Table” for information concerning the compensation paid to Mr. Skipworth during 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Independent Directors and Director Nominees

Lynn Crump-Caine, Chair	122,500(3)	157,689(4)	280,189

Krishnan (Kandy) Anand	85,000(5)	115,164(6)	200,164

David L. Goebel	90,000(7)	115,164(6)	205,164

Michael J. Hislop	80,000(8)	115,164(6)	195,164

Kate S. Lavelle	95,000(9)	115,164(6)	210,164

Kilandigalu (Kay) M. Madati	85,000(10)	115,164(6)	200,164

Wesley S. McDonald	80,000(11)	115,164(6)	195,164

Ania M. Smith	80,000(12)	115,164(6)	195,164

(1)

Amounts represent the grant date fair value of restricted stock granted to such director in 2023, computed in accordance with ASC 718, using the closing price of the Company’s common stock ($203.47) on the date of grant.

(2)	The aggregate number of unvested restricted stock awards held by each director listed in the table above as of December 30, 2023 was as follows:

Name	Unvested Shares of Restricted Stock

Lynn Crump-Caine, Chair	775

Krishnan (Kandy) Anand	566

David L. Goebel	566

Michael J. Hislop	566

Kate S. Lavelle	566

Kilandigalu (Kay) M. Madati	566

Wesley S. McDonald	566

Ania M. Smith	566

(3)

Represents the cash retainer fees paid to Ms. Crump-Caine for services as (i) a director, (ii) Chair of the Board,and (iii) member of the Audit Committee and the Nominating and Corporate Governance Committee.

(4)

Represents the grant date fair value of an award of 775 shares of restricted stock granted on May 17, 2023 to Ms. Crump-Caine as Chair of the Board. These shares of restricted stock will vest in full on the first anniversary of the date of grant.

(5)	Represents the cash retainer fees paid to Mr. Anand for services as (i) a director, (ii) chair of the Nominating and Corporate Governance Committee and (iii) member of the Technology Committee.

(6)

Represents the grant date fair value of an award of 566 shares of restricted stock granted on May 17, 2023. These shares of restricted stock will vest in full on the first anniversary of the date of grant.

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(7)	Represents the cash retainer fees paid to Mr. Goebel for services as (i) a director, (ii) chair of the Compensation Committee and (iii) member of the Nominating and Corporate Governance Committee.

(8)	Represents the cash retainer fees paid to Mr. Hislop for services as (i) a director and (ii) member of the Compensation Committee and the Technology Committee.

(9)	Represents the cash retainer fees paid to Ms. Lavelle for services as (i) a director, (ii) chair of the Audit Committee and (iii) member of the Technology Committee.

(10)

Represents the cash retainer fees paid to Mr. Madati for services as (i) a director, (ii) chair of the Technology Committee, (iii) member of the Compensation Committee until March 2023 and (iv) member of the Audit Committee beginning March 2023.

(11)	Represents the cash retainer fees paid to Mr. McDonald for services as (i) a director and (ii) member of the Audit Committee and the Compensation Committee.

(12)	Represents the cash retainer fees paid to Ms. Smith for services as (i) a director and (ii) member of the Compensation Committee and the Technology Committee.

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Certain Relationships and Related Party Transactions

Since January 1, 2023, there have not been any transactions in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest (any such transaction, a “Related Party Transaction”).

Policies and Procedures With Respect to Related Party Transactions

In accordance with our written Policy on Related Party Transactions, our Audit Committee is responsible for reviewing and approving Related Party Transactions. When considering proposed Related Party Transactions, the Audit Committee will take into account the relevant facts and circumstances and will approve only those transactions that are not inconsistent with our best interests and the best interests of our stockholders. In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, director, or related person has a direct or indirect material interest.

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BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2024, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our director nominees;

•	each of our named executive officers; and

•	all of our directors and current executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options, restricted stock units and other derivative securities that are currently exercisable or exercisable within sixty days of March 25, 2024. With respect to the different types of awards that we issue under our incentive plans:

•	Shares underlying service-based stock options are deemed beneficially owned by a person if that person has the right to acquire such shares upon exercise of the stock option or the person would have the right to acquire such shares upon exercise of the stock option within sixty days of March 25, 2024, assuming that person continues to provide services to us during such time.

•	Shares of restricted stock are deemed beneficially owned by a person without regard to vesting conditions because under the terms of our long-term incentive plans and form of restricted stock award agreement a person who holds shares of restricted stock is entitled to vote such stock even if it has not vested.

•	Shares underlying service-based restricted stock units are deemed beneficially owned by a person if the units will vest and convert into shares within sixty days of March 25, 2024, assuming that person continues to provide services to us during such time.

•	Shares underlying performance-based restricted stock units will not be deemed beneficially owned by a person even if the performance-based restricted stock unit may vest within sixty days of March 25, 2024 because the satisfaction of the applicable performance conditions is outside of the person’s control.

Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable.

34 | WINGSTOP INC. 2024 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The applicable percentage ownership is based on 29,369,817 shares of common stock outstanding at March 25, 2024, which includes shares of unvested restricted stock that are or were subject to vesting conditions.

	Shares Beneficially Owned

Name and Address of Beneficial Owner(1)	Number	% of Class

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	2,827,008	9.63%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	2,819,546	9.60%

T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	2,174,425	7.40%

American Century Investment Management, Inc.(5) 4500 Main Street 9th Floor Kansas City, Missouri 64111	1,756,315	5.98%

Non-Employee Directors:

Krishnan (Kandy) Anand(6)	4,205	*

Lynn Crump-Caine(7)	8,353	*

David L. Goebel(6)	6,439	*

Michael J. Hislop(8)	13,410	*

Kate S. Lavelle(6)	4,317	*

Kilandigalu (Kay) M. Madati(6)	5,450	*

Wesley S. McDonald(6)	4,194	*

Ania M. Smith(6)	1,730	*

Named Executive Officers:

Michael J. Skipworth(9)	19,692	*

Alex R. Kaleida(9)	5,694	*

Donnie S. Upshaw(9)	10,310	*

Rajneesh Kapoor(9)	704	*
Marisa J. Carona(9)	3,195	*

All directors and current executive officers as a group (16 persons)(10)	104,908	*
*	Less than one percent of Common Stock outstanding.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Wingstop Inc., 15505 Wright Brothers Drive, Addison, Texas 75001.

(2)

Amount reported is based solely on the Amendment No. 8 to Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc. As reported therein, BlackRock, Inc. has sole voting power with respect to 2,715,947 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,827,008 shares, and shared dispositive power with respect to 0 shares.

(3)

Amount reported is based solely on the Amendment No. 9 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. As reported therein, The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 13,220 shares, sole dispositive power with respect to 2,774,608 shares, and shared dispositive power with respect to 44,938 shares.

WINGSTOP INC. 2024 PROXY STATEMENT | 35

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

(4)

Amount reported is based solely on the Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). As reported therein, T. Rowe Price has sole voting power with respect to 434,772 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,171,625 shares, and shared dispositive power with respect to 0 shares.

(5)

Amount reported is based solely on the Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2024 by American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research (collectively, “American Century”). As reported therein, American Century has sole voting power with respect to 1,495,432 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,756,315 shares, and shared dispositive power with respect to 0 shares.

(6)	Includes 566 shares of unvested restricted stock, with respect to which the director has sole voting power but no dispositive power.

(7)	Includes 775 shares of unvested restricted stock, with respect to which the director has sole voting power but no dispositive power.

(8)

Includes 566 shares of unvested restricted stock and 12,844 shares of common stock held by The Hislop Revocable Trust u/a/d 12/19/1997 (the “Hislop Trust”). Mr. Hislop is a co-trustee of the Hislop Trust, the beneficiary of which is a member of Mr. Hislop’s immediate family. As such, Mr. Hislop may be deemed to share voting and dispositive power with respect to all of the shares held by the Hislop Trust. Mr. Hislop has sole voting and no dispositive power with respect to his shares of unvested restricted stock.

(9)

Included in the number of shares beneficially owned by Messrs. Skipworth, Kaleida, Upshaw and Kapoor, and Ms. Carona are 0, 1,438, 7,111, 0, and 1,204 shares, respectively, issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 25, 2024.

(10)	Includes 14,987 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 25, 2024.

36 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG has served as our independent registered public accounting firm since March 6, 2019.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 28, 2024. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions by stockholders.

Information regarding fees paid to KPMG during fiscal year 2023 and fiscal year 2022 is set out below in “Fees Billed by Independent Registered Public Accounting Firm” on page 39.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

WINGSTOP INC. 2024 PROXY STATEMENT | 37

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for, among other things, reviewing with our independent registered public accounting firm the scope and results of their audit engagement. In connection with the audit for the fiscal year ended December 30, 2023, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Wingstop included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•	received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

Management is primarily responsible for Wingstop’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Wingstop in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP.

The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of KPMG included in their report to the financial statements of Wingstop.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for filing with the SEC.

Submitted by the Audit Committee (as of the fiscal year ended December 30, 2023):

Kate S. Lavelle, Chair

Lynn Crump-Caine

Kilandigalu (Kay) M. Madati

Wesley S. McDonald

38 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Billed By Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by KPMG during the fiscal years ended December 30, 2023 and December 31, 2022. As discussed above, KPMG was engaged as the Company’s independent registered accounting firm in March 2019.

	KPMG

Name	Fiscal Year 2023	Fiscal Year 2022

Audit Fees(1)	$853,700	$818,570

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees(2)	18,895	35,000

Total Fees	$872,595	$853,570

(1)

Audit fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC, local statutory audits and consents for the franchise disclosure document.

(2)	All other fees consist of fees relating to accounting and reporting consultations.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to our independent auditors in fiscal years 2023 and 2022 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

For the aforementioned periods, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

WINGSTOP INC. 2024 PROXY STATEMENT | 39

PROPOSAL 3— ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests, and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote and consider them in making future decisions about executive compensation.

Our annual say on pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program. At our 2023 meeting, 98.5% of the votes cast voted to approve our say on pay proposal.

An advisory vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The Company last held an advisory vote on frequency in 2018. After consideration of the vote of stockholders at the 2018 annual meeting of stockholders and other factors, the Board decided to hold annual advisory votes to approve executive compensation until the next advisory vote on frequency, which is being held this year and is presented as Proposal 4 below. Unless the Board modifies its policy on the frequency of future advisory votes to approve executive compensation after taking into consideration the stockholders’ vote on Proposal 4 below, the next advisory vote to approve executive compensation will be held at the 2025 annual meeting of stockholders.

Vote Required

The approval, on a non-binding basis, of the Say-on-Pay Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers on an advisory basis.

40 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE OFFICERS

Below is information regarding each of our current executive officers. Executive officers are elected annually by the Board to serve at the Board’s discretion until their successor is duly elected and qualified or until their earlier death, resignation, or removal. There are no family relationships between any of our directors or executive officers.

Name	Age	Executive Officer Since	Title

Michael J. Skipworth	46	2017	President and Chief Executive Officer

Marisa J. Carona	40	2021	Senior Vice President, Chief U.S. Franchise Operations Officer

Melissa K. Cash	40	2024	Senior Vice President, Chief Brand Officer

Christopher Fallon	57	2023	Senior Vice President, Chief Information Officer

Alex R. Kaleida	46	2021	Senior Vice President, Chief Financial Officer

Rajneesh Kapoor	54	2023	Senior Vice President, President of International

Albert G. McGrath	66	2020	Senior Vice President, General Counsel and Secretary

Donnie S. Upshaw	45	2021	Senior Vice President, Corporate Restaurants and Chief People Officer

Michael J. Skipworth serves as our President and Chief Executive Officer. His business experience is discussed above in “Proposal 1—Election of Directors—Director Nominees for Terms Expiring at the 2027 Annual Meeting.”

Marisa J. Carona has served as our Senior Vice President, Chief U.S. Franchise Operations Officer since July 2022. Prior to this, she served as Senior Vice President, Chief Growth Officer from August 2021 to July 2022 and Chief of Staff and Vice President of Strategy from July 2019 to August 2021. Ms. Carona joined Wingstop in February 2015 as Vice President, Global Operations Services where she led the training, guest experience, and operations integration teams. Prior to joining Wingstop, from May 2012 to February 2015, Ms. Carona led strategic initiatives within the innovation and supply chain functions at 7-Eleven, Inc., where she served on the financial planning and analysis team. Previously, Ms. Carona was at Lockheed Martin from July 2005 to May 2012, where she held various leadership roles within operations with a focus on continuous improvement and project management.

Melissa K. Cash has served as our Senior Vice President, Chief Brand Officer since March 2024. Prior to this, she served as the Vice President, Global Brand Marketing from May 2022 to March 2024, where she led the brand marketing, culinary/R&D, field marketing, international marketing, and PR/communications teams. Prior to joining Wingstop, from April 2014 to April 2022, Ms. Cash led the strategic brand marketing and menu innovation initiatives at The Wendy’s Company, where she served on the brand marketing and customer activation teams in various leadership roles.

Christopher Fallon has served as our Senior Vice President, Chief Information Officer since December 2023. Prior to joining Wingstop, Mr. Fallon was at Fortune Brands Innovations where he served as SVP, Chief Information Officer from November 2021 to July 2023. Prior to joining Fortune Brands Innovations, Mr. Fallon served at Starbucks Coffee Co. as Senior Vice President — Technology, Corporate, Customer Digital, Retail, Global Infrastructure Services from March 2016 to October 2021, Vice President — Technology, Business Systems Development from January 2013 to March 2016 and Director, Technology, Business Systems Development from October 2007 to January 2013.

WINGSTOP INC. 2024 PROXY STATEMENT | 41

EXECUTIVE OFFICERS

Alex R. Kaleida has served as the Company’s Senior Vice President, Chief Financial Officer since August 2021. Prior to this appointment, he served as the Company’s Vice President, FP&A from March 2019 to August 2021, where his responsibilities grew over time to include leading and overseeing FP&A, Internal Audit and Investor Relations. Prior to joining the Company, he served in various finance and strategic leadership positions with increasing responsibility at The Wendy’s Company from January 2014 until March 2019, where he last held the role of Senior Director, Corporate FP&A and Operations Finance. Prior to his time at Wendy’s, he served in various positions at The H.J. Heinz Company, where his responsibilities ranged from accounting to finance leadership roles across North American consumer products and food service business units as well as global strategy.

Rajneesh (Raj) Kapoor has served as our Senior Vice President, President of International since May 2023. Prior to joining Wingstop, he served as Senior Vice President, Fresh Food, Beverages, and Restaurants of 7-Eleven, Inc. from January 2018 to April 2023. Prior to that, he served in various roles at 7-Eleven, Inc. including Senior Vice President, Chief Information Officer from December 2016 to January 2018, Vice President, General Manager, Canada from December 2013 to December 2016, and Vice President, International from May 2011 to October 2013. Mr. Kapoor joined 7-Eleven, Inc. in 1995.

Albert G. McGrath has served as our Senior Vice President, General Counsel and Secretary since March 2020. Prior to joining Wingstop, from October 2014 to March 2020, Mr. McGrath served as General Counsel of Fogo de Chão, Inc., a formerly publicly traded global operator of Brazilian steakhouses. Prior to that, Mr. McGrath was a partner at Baker McKenzie LLP from April 2000 to October 2014, where he focused on domestic and international transactions, corporate governance, and capital markets.

Donnie S. Upshaw has served as Chief People Officer since December 2021 and began oversight of corporate restaurants as Senior Vice President, Corporate Restaurants in July 2022. Prior to this, he served as Senior Vice President of People from November 2019 to December 2021. He joined Wingstop in April 2018 as Vice President of People. Before joining Wingstop, Mr. Upshaw served as Vice President of HR for Credit Corp from March 2016 to April 2018, where he led initiatives that improved financial performance, fostered internal talent, and instilled a strong focus on employee culture and overall satisfaction. Prior to joining Credit Corp, from February 2015 to March 2016, Mr. Upshaw served as Director of HR and Compliance at Energy Dispatch, a subsidiary of RaceTrac Petroleum Inc. Previously, Mr. Upshaw spent 10 years in various leadership roles at RaceTrac Petroleum Inc. across Human Resources, talent and operations.

42 | WINGSTOP INC. 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2023 compensation programs and actions for our named executive officers. For fiscal year 2023, our named executive officers were as follows:

Michael J. Skipworth	President and Chief Executive Officer (Principal Executive Officer)

Alex R. Kaleida	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

Donnie S. Upshaw	Senior Vice President, Corporate Restaurants and Chief People Officer

Rajneesh Kapoor	Senior Vice President, President of International

Marisa J. Carona	Senior Vice President, Chief U.S. Franchise Operations Officer

This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our named executive officers in 2023. Throughout this section, we use the term Adjusted EBITDA, which is a non-GAAP measure. See note 3 in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” in our Form 10-K filed on February 21, 2024 for a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income as reported under GAAP.

Executive Summary

Wingstop is the largest fast casual chicken wings-focused restaurant chain in the world, with over 2,200 locations worldwide. We are dedicated to serving the world flavor through an unparalleled guest experience and offering of classic wings, boneless wings, tenders, and chicken sandwiches, always cooked to order and hand-sauced-and-tossed in 11 bold, distinctive flavors: Original Hot, Cajun, Atomic, Mild, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, Spicy Korean Q®, and Mango Habanero. We believe our simple and efficient restaurant operating model, low initial cash investment, and compelling restaurant economics help drive continued system growth through both existing and new franchisees and that our asset-light, highly-franchised business model generates strong operating margins and requires low capital expenditures, creating stockholder value through strong and consistent free cash flow and capital-efficient growth.

Highlights for Fiscal Year 2023

Highlights of Wingstop’s performance during fiscal year 2023 (which included 52 weeks, as compared to 53 weeks in 2022) include, among other things:

•	System-wide restaurant count increased 13.0% over the prior year to a total of 2,214 worldwide locations, driven by 255 net unit openings in 2023;

•	Domestic same store sales increased 18.3% over the prior year (excluding the 53rd week in 2022), driven primarily by transactions, marking the 20th consecutive year of domestic same store sales growth;

•	System-wide sales increased 27.1% over the prior year to $3.5 billion;

•	Total revenue increased 28.7% over the prior year to $460.1 million;

•	Net income increased 32.5% over the prior year to $70.2 million;

•	Our Adjusted EBITDA, a non-GAAP measure, increased 36.1% over the prior year to $146.5 million; and

WINGSTOP INC. 2024 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS

•	We returned over $686 million in dividends to the Company’s stockholders since our initial public offering, as of December 31, 2023 and, in 2023, repurchased $125.0 million of our common stock.

We believe that our named executive officers contributed significantly to obtaining these results during fiscal year 2023.

2023 Executive Compensation Program Overview

The objective of our executive compensation program is to attract, retain, and motivate high caliber, values-aligned talent who share our dedication to our community and are committed to supporting the growth of our business. We accomplish this through a straightforward compensation program that is focused on pay for performance.

Compensation Philosophy

Wingstop’s compensation policy reflects our philosophy that compensation should reward team members, including our named executive officers, for achievements that support the financial and strategic objectives of the Company. Our Compensation Committee, with input from management, has developed an executive compensation program that we believe is designed to (i) motivate, reward, and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value, and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Determining Executive Compensation

Overview

In determining the compensation for each named executive officer, the Compensation Committee primarily considers our performance during the previous year, based on financial and non-financial metrics, including the performance of our stock, as well as our outlook and operating plan of the coming year. The Compensation Committee also analyzes, with respect to each of our named executive officers:

•	such named executive officer’s role, responsibilities, and skills;

•	such named executive officer’s compensation for the previous year; and

•	such named executive officer’s performance in the prior fiscal year.

When making determinations about equity compensation for our named executive officers, the Compensation Committee considers, among other things, the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and the other participants in our incentive plans and our overall equity dilution, burn rates and equity overhang levels. The Compensation Committee reviews the continuing retentive value of past awards granted to our named executive officers and considers the importance of retaining the officers to achieve our goals. The Compensation Committee also reviews the value of, and expense associated with, proposed and previously awarded equity grants.

Finally, the Compensation Committee analyzes, in consultation with FW Cook, compensation trends and competitive factors within our industry, as well as industries likely to compete for our talent, and the likelihood that our compensation packages will attract and retain high caliber personnel. With advice from FW Cook, the Compensation Committee has determined a compensation peer group, discussed below.

Parties Responsible for Determining Executive Compensation

The following parties are responsible for the development and oversight of our executive compensation program.

The Compensation Committee:

•	Is primarily responsible for executive compensation decisions, including reviewing, evaluating, and approving the compensation arrangements, plans, policies, and practices for our named executive officers, and overseeing and administering our incentive compensation plans.

•	Oversees risk management of our compensation policies, programs, and practices, including an annual review of Wingstop’s compensation programs to ensure that they are not reasonably likely to incentivize team member behavior that would result in any material adverse risks to Wingstop.

•	Has sole authority to continue or terminate its relationship with outside advisors, including FW Cook, its independent compensation consultant, and retain additional outside advisors as it deems necessary.

•	Requires that its compensation consultant be independent and reviews such independence at least annually.

44 | WINGSTOP INC. 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our independent compensation consultant (FW Cook):

•	Is engaged by and reports directly to the Compensation Committee.

•	Advises the Compensation Committee on various executive compensation matters, including executive compensation plan design, compensation levels, and compensation peer group.

•	Provides research, data analysis, and survey information to the Compensation Committee.

•	Advises the Compensation Committee on regulatory developments, market trends, and compensation best practices.

•	Conducts analyses related to the employment arrangements for new executive hires.

•	Provides assistance with the Compensation Committee’s review of the risk and reward structure of executive compensation plans, policies, and practices.

•	Attends Board and Compensation Committee meetings upon request.

The Compensation Committee assesses FW Cook’s independence annually and, with respect to 2023, has determined that its relationship with FW Cook and the work of FW Cook on behalf of the Compensation Committee has not raised any conflict of interest. FW Cook did not provide any services to Wingstop during 2023 other than its services as independent compensation consultant to the Compensation Committee.

Our Chief Executive Officer:

•	Makes individual compensation recommendations for executive officers (other than himself) to the Compensation Committee for its review and consideration, and if appropriate, approval, after considering market data, roles and responsibilities, and individual performance.

•	Works closely with the Chief People Officer and provides input to the Compensation Committee on our compensation program design, including, for example, our annual cash incentive program, our approach to granting equity awards, and other benefits.

The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels.

Market Data, Competitive Positioning and Compensation Peer Group; Total Shareholder Return

The Compensation Committee relies on several factors in its review of total direct compensation opportunities for our executives, including a review of peer group data and available market data from industry surveys. Generally, our Compensation Committee targets total direct compensation for our executives within a competitive range of the median for our peer group and available market data. The Compensation Committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. The Compensation Committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive due to competitive pressures for talent outside of our industry.

WINGSTOP INC. 2024 PROXY STATEMENT | 45

COMPENSATION DISCUSSION AND ANALYSIS

To develop the composition of the peer group for purposes of establishing 2023 compensation, our Compensation Committee, with the assistance of FW Cook, reviewed companies using a number of criteria. Potential peer companies were identified by assessing companies with the following characteristics: (i) companies in similar industries or other high growth industries (due to the limited number of high growth companies in the restaurant industry and the similarity of compensation programs among high growth companies across industries); (ii) companies with revenue and market capitalization ranging from one-third times to three times the Company’s revenue and market capitalization (also using the Company’s system-wide sales for comparison to other restaurant companies to acknowledge the operating complexity of the Company’s operations); and (iii) companies with high revenue and EBITDA growth and a high three-year total shareholder return.

The companies comprising our peer group for purposes of establishing 2023 compensation were:

Alteryx, Inc.	Planet Fitness, Inc.

BJ’s Restaurants, Inc.	Rapid7, Inc.

Denny’s Corporation	Ruth’s Hospitality Group, Inc.

Dine Brands Global, Inc.	Shake Shack Inc.

El Pollo Loco Holdings, Inc.	TechTarget Inc.

Five9, Inc.	Tenable Holdings, Inc.

Freshpet, Inc.	Texas Roadhouse, Inc.

Jack in the Box Inc.	The Cheesecake Factory Incorporated

Papa John’s International, Inc.	The Wendy’s Company

In 2023, we achieved our 20th consecutive year of same-store sales growth and continued to deliver strong value to our stockholders, including through the repurchase of $125.0 million of our common stock. Wingstop outperformed each member of its peer group in fiscal year 2023 with respect to one-year total shareholder return, three-year total shareholder return and one-year domestic same-store sales growth. Our superior same-store sales growth in 2021, along with the relatively weaker same-store sales growth among our restaurant peers in 2021, provided greater opportunity for three-year same-store sales growth for our restaurant peers.

46 | WINGSTOP INC. 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth each member of our peer group for 2023, as well as a comparison of our one-year total shareholder return to the one-year total shareholder return of each member of the peer group for the period of January 1, 2023 to December 31, 2023:

WINGSTOP INC. 2024 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth each member of our peer group for 2023, as well as a comparison of our three-year total shareholder return to the three-year total shareholder return of each member of the peer group for the period of January 1, 2021 to December 31, 2023:

THREE-YEAR TOTAL SHAREHOLDER RETURN COMPARED TO PEER GROUP

104%
65%
Texas Roadhouse
Cheesecake Factory
Wendy's
Papa John's International
Planet Fitness
Jack in the Box
BJ's Restaurants
Dine Brands Global
Tenable Holdings
Shake Shack
Denny's
Rapid7
Freshpet
TechTarget
El Pollo Loco
Five9
Alteryx
(0%)
(3%)
(6%)
(6%)
(6%)
(6%)
(8%)
(12%)
(13%)
(26%)
(37%)
(39%)
(41%)
(44%)
(55%)
(61%)

Note: Close prices are adjusted for stock splits, cash dividends, rights offerings, and spin offs. Return dates: 1/1/2021 - 12/31/2023.
Ruth's Hospitality Group, Inc. is not included because it was acquired by Darden Restaurants, Inc. in June 2023.

48 | WINGSTOP INC. 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth, for each member of our peer group in the restaurant industry (or, with respect to restaurant groups in the peer group, their subsidiary brands), a comparison of our one-year domestic same-store sales growth to the one-year domestic same-store sales growth of those entities for the period of January 1, 2023 to December 31, 2023:

WINGSTOP INC. 2024 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth, for each member of our peer group in the restaurant industry (and, with respect to restaurant groups in the peer group, their subsidiary brands), a comparison of our three-year domestic same-store sales growth to the three-year domestic same-store sales growth of those entities for the period of January 1, 2021 to December 31, 2023:

In March 2024, the Compensation Committee undertook a comprehensive review of the peer group. Potential peer companies were identified by assessing companies with the following characteristics: (i) companies in similar industries or other high growth industries (due to the limited number of high growth companies in the restaurant industry and the similarity of compensation programs among high growth companies across industries); (ii) companies with system-wide sales, corporate sales and market capitalization ranging from one-third times to three times the Company’s system-wide sales, corporate sales and market capitalization; and (iii) companies with high revenue and EBITDA growth and a high three-year total shareholder return.

Based on these peer group selection criteria, the Compensation Committee determined to make the following changes to the peer group for purposes of determining 2024 compensation: (i) removal of El Pollo Loco Holdings, Inc. because it does not meet the performance criteria; (ii) removal of Alteryx, Inc. because it is being acquired by a private company in 2024; (iii) removal of Ruth’s Hospital Group, Inc. because it was acquired by Darden Restaurants in 2023; and (iv) addition of Bloomin’ Brands, Inc., Brinker International, Inc., Darden Restaurants, Inc. and Domino’s Pizza, Inc., all of which meet the revised selection criteria.

50 | WINGSTOP INC. 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The key elements of our executive compensation program for our named executive officers include:

•	base salary;

•	a performance-based annual cash incentive opportunity; and

•	service-based and performance-based equity incentive awards.

In designing the Company’s executive compensation policies, the Compensation Committee considers pay as a whole. In practice, the total direct compensation opportunity for each of our named executive officers is based on many factors including competitive market data, the executive’s experience, importance of the role within the Company, the executive’s contribution to the Company’s long-term success and talent mobility.

Base salary is reviewed annually based on market positioning and individual qualifications. Performance-based annual cash incentives are earned based on achievement of financial and business-related performance targets (Adjusted EBITDA and net new openings).

The Compensation Committee obtained market data and insights from FW Cook at committee meetings during 2023 to understand various approaches under consideration by the Company’s peers and other publicly traded companies, including those that compete for our talent. The Compensation Committee also considered discussions with stockholders and the results of the 2023 advisory vote on executive compensation, with 98.5% of the shares cast by our stockholders voting to approve our say on pay proposal.

The Compensation Committee, considering FW Cook’s advice and stockholder discussions, concluded that the Company provides a competitive pay-for-performance package that effectively incentivizes and retains executives.

The following table summarizes the key elements of the long-term incentive components of our executive compensation program for 2023:

Compensation Element	Type	Form	Primary Objective	Additional Information

Performance-Based Equity Incentive • 60% weight for for all NEOs	Variable	Performance-Based Restricted Stock Units	Rewards long-term stockholder value creation

Awards will be earned, if at all, based on the Company’s return on incremental invested capital

•  Performance is measured over a three-year period

•  Award cliff vests following the three-year performance period

•  Payouts can range from 0% of target for below target performance, 100% for target performance, and 250% of target for outperformance

Service-Based Equity Incentive • 40% weight for all NEOs	Variable	Restricted Stock Units	Enhances stockholder alignment and rewards long-term value creation

Service-based restricted stock units are common in our industry and primarily encourage retention and alignment with long-term stockholder interests

•  Awards vest ratably over a three-year service period

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COMPENSATION DISCUSSION AND ANALYSIS

For any given year, the equity incentive compensation actually earned by or paid to our named executive officers may differ from the percentage allocations described above due to our actual performance relative to applicable performance measures.

Our named executive officers are eligible to participate in the standard employee benefit plans and programs available to our other employees, such as health and wellness benefits, skills workshops and training, the employee stock purchase plan and a 401(k) plan with matching contributions. We also provide severance and change in control related benefits to our named executive officers, as discussed in further detail below under “Other Compensation Components and Benefits — Severance and Change in Control Benefits.”

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each named executive officer, including the breadth, scope, and complexity of the executive’s role, his or her experience, expected future contributions to the Company, current compensation, individual performance, and the competitive market.

The Company believes that a significant portion of a named executive officer’s compensation should be variable, based on the performance of the Company, in order to align our executives’ interests with the interests of our stockholders. Accordingly, base salary is only a portion of the overall total compensation of the named executive officers.

The following table provides information concerning the annual base salary of each of our named executive officers during 2023:

Name	2023 Base Salary ($)(1)	2022 Base Salary ($)

Michael J. Skipworth	750,000	700,000

Alex R. Kaleida	450,000	375,000

Donnie S. Upshaw	500,000	435,000

Rajneesh Kapoor(2)	500,000	—

Marisa J. Carona	450,000	375,000

(1)	Base salaries were increased in March 2023 in connection with the Board’s annual review.

(2)	Mr. Kapoor joined the Company in May 2023. Information for 2022 is not included because Mr. Kapoor was not a named executive officer during 2022.

Performance-Based Annual Cash Incentives

Pursuant to the 2015 Omnibus Plan, which authorizes our annual cash bonus plans, each of our named executive officers is eligible to earn an annual cash bonus, with a target annual incentive established as a percentage of such executive officer’s base salary (or, in the case of Mr. Upshaw in 2023, as a set amount). Named executive officers can receive from zero to 200% of their target annual cash bonus amounts, depending on the extent applicable performance goals are achieved. The types of measures, relative weightings and goals are determined by the Compensation Committee each year.

The Compensation Committee sets bonus targets to advance our interests and the interests of our stockholders by (i) providing certain employees, including our named executive officers, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering accountability and teamwork throughout Wingstop. The Compensation Committee administers the determination of annual cash bonus awards. Bonuses under our bonus plans have historically been paid in March of the year following the year for which the bonus was earned.

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COMPENSATION DISCUSSION AND ANALYSIS

The 2023 target bonus for each named executive officer was as follows:

Name	Base Salary ($)	Target Percentage of Base Salary	Target Annual Incentive Amount ($)

Michael J. Skipworth	750,000	110%	825,000

Alex R. Kaleida	450,000	50%	225,000

Donnie S. Upshaw	500,000	57%	285,000

Rajneesh Kapoor	500,000	50%	250,000

Marisa J. Carona	450,000	50%	225,000

For 2023, the Compensation Committee set two performance targets for the annual cash bonus plan. The Adjusted EBITDA growth target was weighted at 80%; and the net new units target was weighted at 20%. Each goal is measured independently, weighted and then aggregated for purposes of determining the annual bonus payout.

For purposes of the 2023 cash bonus plan, Adjusted EBITDA (which is a non-GAAP measure) is defined as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, further adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, and stock-based compensation expense.

The performance targets for Adjusted EBITDA growth and net new units, together with their respective weightings and payouts for the 2023 annual cash incentive were as follows:

Adjusted EBITDA Growth (weighted 80%)		Net New Units (weighted 20%)
Performance	Payout	Performance	Payout

17.5%	200%	250	200%

17.0%	180%	249	188%

16.5%	160%	248	175%

16.0%	140%	245	150%

15.5%	120%	243	125%

15.0%	100%	240	100%

14.0%	98%	235	95%

13.0%	96%	230	90%

12.0%	90%	225	85%

10.0%	80%	220	75%

8.0%	70%	195	50%

7.0%	50%	175	25%

<7.0%	0%	<175	0%

For fiscal 2023, our Adjusted EBITDA growth was 36.1% over the prior year. For purposes of determining 2023 cash bonuses, we excluded the impact of the 53rd week in 2022, yielding an Adjusted EBITDA growth of 39.5% over the prior year, which exceeded the maximum growth target for Adjusted EBITDA of 17.5%. In fiscal 2023, the Company opened 255 net new units, which also exceeded the maximum target of 250 net new units.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on actual performance, the Compensation Committee approved bonus payments for fiscal year 2023 at 2.0 times the target bonus amount to our named executive officers as follows:

Name	Target Bonus Amount ($)	Performance Payout Multiple of Target Bonus(1)	2023 Bonus Payout ($)(1)

Michael J. Skipworth	825,000	2.0x	1,650,000

Alex R. Kaleida	225,000	2.0x	450,000

Donnie S. Upshaw	285,000	2.0x	570,000

Rajneesh Kapoor	250,000	2.0x	500,000

Marisa J. Carona	225,000	2.0x	450,000

(1)	All bonuses were calculated and paid as a multiple of target bonus based on actual achievement of the performance metrics.

Equity Incentive Awards

We provide equity incentive compensation to align our executives’ interests with the long-term interests of our stockholders. We believe that equity awards encourage a long-term focus and decision-making that is in line with our mission and strategic goals. We also grant equity awards in order to attract, motivate, and retain executive talent.

Our Compensation Committee typically grants annual equity awards to certain employees, including our named executive officers. In addition, the Compensation Committee occasionally grants equity awards to new hires, in connection with promotions, and/or for retention purposes.

All of our outstanding equity awards have been issued under the 2015 Omnibus Plan.

Fiscal Year 2023 Equity Grants. In fiscal year 2023, the Compensation Committee considered the following factors in determining the amount, type, and value of the equity awards to be issued to our named executive officers:

•	Chief Executive Officer recommendations (except with respect to Mr. Skipworth’s own equity awards);

•	comparative market data provided by FW Cook;

•	existing equity holdings (including the current economic value of unvested equity awards);

•	the need to retain and motivate these executives; and

•	the dilutive effect of our long-term incentive compensation practices, including the overall impact of these equity awards and the equity awards to other employees.

The Compensation Committee believes that a substantial portion of equity awards should contain a performance-based component.

In 2023, the Compensation Committee determined to grant the following types of equity to named executive officers:

•	Service-Based Restricted Stock Units: For each named executive officer, 40% of their 2023 long-term equity incentive award was granted in the form of service-based restricted stock units. The service-based restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock.

•	Performance-Based Restricted Stock Units: For each named executive officer, 60% of their 2023 long-term equity incentive award was granted in the form of performance-based restricted stock units. The performance-based restricted stock units vest after a three-year performance period based on the Company’s performance against a Return On Incremental Invested Capital (“ROIIC”) metric. ROIIC is a common metric used in the restaurant industry that aligns with our long-term strategy and ensures focus on planned major capital investments (e.g., technology), while maintaining emphasis on profitability.

The Company’s ROIIC is measured by dividing the cumulative change in Adjusted Operating Income (a non-GAAP measure defined as the Company’s operating income adjusted to address any extraordinary, unusual and infrequent occurrences during the performance period) over the 3-year measurement period by the cumulative cash used for investing activities over the same 3-year period, adjusted for any extraordinary or unusual events.

No stock options were granted to named executive officers in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

The percentage of the award that is earned will be determined based on the achievement of the ROIIC metric over the three-year period beginning on January 1, 2023 and ending on December 27, 2025 as follows:

Return on Incremental Invested Capital Level Achieved	Percentage of Target Performance-based Equity Incentive Award

< 30%	0%

30%	50%

> 30% but < 35%	*

35%	80%

> 35% but < 39%	*

39%	100%

> 39% but < 45%	*

≥ 45%	250%
* If performance is achieved at a level that is between the achievement levels set forth above, the payout level is determined through straight-line interpolation.

In 2023, the Compensation Committee granted the following equity incentive awards to our named executive officers:

Name	Service-Based Restricted Stock Units	Performance- Based Restricted Stock Units

Michael J. Skipworth	10,442	15,662

Alex R. Kaleida	1,711	2,567

Donnie S. Upshaw	1,711	2,567

Rajneesh Kapoor	2,114	3,172

Marisa J. Carona	1,711	2,567

Grant Dates of Equity Awards. The Compensation Committee has determined to generally grant equity awards to the named executive officers following the public announcement of the Company’s fourth quarter and fiscal year results at the time of the Compensation Committee’s regular quarterly meeting. The Compensation Committee believes that this practice allows the Compensation Committee to consider the Company’s performance in the prior fiscal year in determining the size of equity awards to be granted to our named executive officers and to make a reasonable estimate of the Company’s performance in the current fiscal year in order to determine appropriate performance goals for performance-based awards. The Compensation Committee may also grant equity awards in connection with promotions and/or for retention purposes.

Achievement for 2021 -2023 Performance-Based Equity Awards. Performance-based equity awards granted to named executive officers in 2021 vested between 0% and

250% of the target number of units based on the Company’s ROIIC over the three-year period ending on December 30, 2023. Based on the Company’s ROIIC of 69% for the three-year period, which exceeded the maximum performance goal of 45%, this award was earned at 250%, as reflected in the Outstanding Equity Awards at Fiscal Year-End Table.

In 2021, Mr. Kaleida, prior to becoming Chief Financial Officer, received annual performance-based equity awards that vest between 0% and 100% of the target number of units, in three equal annual installments, based on the achievement of goals related to the Company’s unit growth rate over the prior year. Based on the Company’s unit growth rate of 13.0% in 2023, which exceeded the maximum target of 10%, one-third of the 2021 award was earned at 100%, as reflected in the Outstanding Equity Awards at Fiscal Year-End table.

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COMPENSATION DISCUSSION AND ANALYSIS

Vesting and Forfeiture. The vesting of equity awards is generally contingent on continued service and/or the determination of the satisfaction of performance criteria. However, vesting of awards is accelerated upon certain qualifying events. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below.

Any outstanding restricted stock units and stock options held by our named executive officers are subject to forfeiture in accordance with the terms of the grant agreements if the executive voluntarily terminates employment before the award vests, the executive is terminated with or without cause, or the executive otherwise fails to comply with the terms of his or her award agreement.

Dividend Equivalent Rights. In order to closely align management and stockholder interests in all aspects of the Company’s operations and capital structure, the Company provides the right to receive dividend equivalent payments if the Company declares a dividend on its common stock. In order to receive dividend equivalent payments, equity awards must vest in accordance with the applicable performance criteria, and the Company must have sufficient liquidity position to pay the dividend (including the dividend equivalents). Therefore, the Compensation Committee views dividend equivalents as performance-based compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

History of Pay-for-Performance Alignment

While competitive market restaurant industry practices are considered in determining our compensation structure, our Board and our management team demands operational excellence to deliver exceptional value to our customers and our investors and our compensation programs are developed to align with the Company’s pay-for-performance philosophy. This is demonstrated by Wingstop’s strong history of pay-for-performance alignment based on outstanding operational performance and stockholder returns as shown below.

Wingstop’s History of Industry-Leading Operational Performance

Revenue Growth 3-year compound annual growth	17.7% Restaurant Industry Peer Group Median(1)	10% General Industry S&P 500 Median	22.7%	Wingstop’s revenue growth exceeds the median growth among restaurant peers and the S&P 500.

EBITDA Growth(2)(3) 3-year compound annual growth	17.3% Restaurant Industry Peer Group Median(1)	9.4% General Industry S&P 500 Median	26.8%	Wingstop’s EBITDA growth exceeds the median growth among restaurant peers and the S&P 500.

Unit Growth 3-year cumulative openings	24 Restaurant Industry Peer Group Median(1)	N/A General Industry S&P 500 Median	676	Wingstop’s unit growth exceeds the median growth among restaurant peers. Wingstop ranks highest among peers.

Market Capitalization Growth 3-year compound annual growth	(6.0)% Restaurant Industry Peer Group Median(1)	5.6% General Industry S&P 500 Median	21.8%	Wingstop’s market cap growth exceeds the median growth among restaurant peers and the S&P 500. Wingstop ranks highest among peers.

Third-Party Data Source: Operating and market performance derived from data as reported in Nasdaq Insights financial database. Nasdaq may adjust certain metrics for relative comparison purposes. These adjustments may or may not align with how each individual company, including Wingstop, reports its own performance on a GAAP or non-GAAP basis. References to the S&P 500 reflect median performance of index constituents based on available public information as of the closest fiscal year end as of March 12, 2024, each on an equal-weight basis.

(1)

Restaurant Industry Peer Group includes: BJ’s Restaurants, Inc., Denny’s Corporation, Dine Brands Global, Inc., El Pollo Loco Holdings, Inc., Jack in the Box Inc., Papa John’s International, Inc., Shake Shack Inc., Texas Roadhouse, Inc., The Cheesecake Factory Incorporated, and The Wendy’s Company. Ruth’s Hospitality Group, Inc. is not included because it was acquired by Darden Restaurants, Inc. in June 2023.

(2)

See note 3 in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” in our fiscal 2023 Annual Report on Form 10-K filed on February 21, 2024 for a reconciliation of EBITDA, a non-GAAP financial measure, to net income as reported under GAAP.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)

Net income 3-year compound annual growth over the same period is as follows: (i) 13.4% for the Restaurant Industry Peer Group Median, (ii) 12.6% for the General Industry S&P 500 Median and (iii) 44.4% for Wingstop’s net income growth.

Wingstop’s History of Best in Class Shareholder Returns

Wingstop’s common stock has delivered best in class shareholder returns since its IPO as demonstrated by its performance relative to the peer group and broader restaurant and general industry competitors.

The graph shows the cumulative total shareholder return on our common stock for the period starting on June 17, 2015 and ending on December 31, 2023. This is compared with the cumulative total returns over the same period of the peer group median, S&P 500 Stock Index, the S&P 500 Restaurant Sub-Industry Index, Russell 3000 Stock Index, and the Russell 3000 Restaurant Sub-Industry Index.

The graph assumes that, on June 17, 2015, $100 was invested in our common stock and in each of the comparator groups, with dividends reinvested on the ex-dividend date without consideration for withholding taxes. Wingstop’s total return value ($621) as of December 31, 2023, is above each of the Peer Median ($87), S&P 500 ($200), S&P 500 Restaurants ($230), Russell 3000 ($199), and Russell 3000 Restaurants ($218) comparators over that same period.

Source: Nasdaq and Bloomberg’s financial database. The indices are included for illustrative and comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock, and historical stock price performance should not be relied upon as an indication of future stock price performance.

Other Compensation Components and Benefits

Employee Benefit Plans

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, an employee stock purchase plan and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The Compensation Committee in its discretion may revise, amend, or add to a named executive officer’s benefits and perquisites if it deems it advisable.

On June 12, 2019, our stockholders approved the Wingstop Inc. Employee Stock Purchase Plan (the “ESPP”). Our ESPP allows eligible employees to purchase Wingstop stock at a 15% discount to the fair market value on the first trading day of an offering period or the last trading day of the offering period, whichever is less. Currently, our offering periods are approximately six months in duration, beginning on the 15th day following the close of our trading window for the second and fourth fiscal quarters each year and ending on the last trading day immediately preceding the start of the next succeeding offering period. Employee purchases under the ESPP are limited to $25,000 during each offering period and calendar year.

We maintain a 401(k) profit sharing plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to the applicable statutory limit. Participants who are at least 50 years old can also make “catch-up” contributions, which are limited to a certain amount above the standard

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COMPENSATION DISCUSSION AND ANALYSIS

statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan for up to 5% of eligible compensation. We match dollar for dollar on the first 3% of contributions, and then match 50 cents on the dollar for the next 2% of contributions. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Perquisites and Indemnification

We do not generally provide perquisites to our named executive officers that are not available to employees generally. However, the Compensation Committee has authorized the reimbursement of up to $15,000 for named executive officers participating in one of two executive health programs identified by the Company; and the Company reimbursed Mr. Upshaw for commuting expenses on a grossed up basis. Also, pursuant to our Bylaws, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our named executive officers.

From time to time, we may provide perquisites for recruitment or retention purposes.

Retention Awards

We periodically grant cash or equity retention awards to reflect competitive market situations, address specific project objectives or reinforce succession planning objectives. No retention awards were granted to named executive officers in 2023.

Severance and Change of Control Benefits

The Company maintains an Executive Severance Plan applicable to all of our named executive officers, pursuant to which our named executive officers would be eligible to receive cash severance in the event of a termination of employment by the Company without cause or by the officer for good reason, including in connection with a change in control. All potential change in control payments are “double trigger,” meaning a named executive officer must incur a qualifying termination of employment following a change in control, to be eligible for these payments. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for more information.

Employment Agreements

None of our named executive officers have employment agreements.

2024 Executive Compensation Program

The Compensation Committee believes that our compensation programs are working well and our stockholders have expressed support, with 98.5% of stockholders voting in favor of our Say-On-Pay Proposal in 2023. As a result, the Compensation Committee did not adopt any changes to the executive compensation program, including performance measures and equity mix, for 2024. The annual cash incentive program will continue to remain focused on Adjusted EBITDA and net new units; and the long-term incentive equity awards will continue to be earned based on ROIIC performance. The Committee will continue to review the effectiveness of our performance metrics and equity mix for future grants to ensure that we are incentivizing our executives appropriately.

Other Compensation Information

Prohibition on Hedging and Pledges

The Company’s insider trading compliance policy generally prohibits directors, executive officers, and employees from engaging in hedges in the Company’s securities. In addition, the policy prohibits certain senior officers and directors from making pledges of the Company’s securities. See “Corporate Governance—Insider Trading Compliance Policy; Prohibition on Hedges and Pledges” on page 24 for additional information.

Clawback Policy

In 2023, the Company adopted a new policy for the recovery of incentive-based compensation to comply with Rule 10D-1 of the Exchange Act and the listing standards adopted by Nasdaq. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek

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COMPENSATION DISCUSSION AND ANALYSIS

to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the policy).

Further, our 2015 Omnibus Plan and the Executive Severance Plan discussed below contain additional provisions pursuant to which the Compensation Committee may seek to recoup compensation. See “Corporate Governance—Clawback Policy” on page 24 for additional information.

Compliance with Section 409A

Section 409A of the Code sets forth limitations on the deferral and payment of certain benefits. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, and the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting Considerations

The Compensation Committee recognizes accounting implications that may impact executive compensation. For example, we record salaries and performance-based compensation in the amount paid or to be paid to the named executive officers in our financial statements. Also, GAAP requires us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

Risks Related to Compensation Plans

The Company’s compensation policies and practices are designed to encourage its employees, including its executive officers, to remain focused on both the short-term and long-term goals of the Company, while at the same time discouraging employees from taking unnecessary and excessive risks that could ultimately threaten the value of the Company. The following elements of our compensation programs contribute to risk mitigation:

•	a balance between fixed components of compensation and performance-based compensation;

•	the Company’s officers are subject to the Company’s stock ownership guidelines; and

•	the Company’s officers are subject to the Company’s insider trading compliance policy and the Company’s clawback policy, which are designed to reduce the risks inherent in incentive compensation.

The Compensation Committee has reviewed the Company’s current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

David L. Goebel, Chair

Michael J. Hislop

Wesley S. McDonald

Ania M. Smith

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation for our named executive officers for 2023, 2022 and 2021, calculated in accordance with SEC rules and regulations. The named executive officers include Mr. Skipworth, the Company’s Principal Executive Officer, Mr. Kaleida, the Company’s Principal Financial and Accounting Officer, and the three other highest paid executive officers. For Mr. Kapoor and Ms. Carona, information is not included for years during which they were not named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock/ Unit Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Michael J. Skipworth(5)	2023	740,000	—	4,425,150	—	1,650,000	30,565	6,845,715
President and Chief Executive Officer	2022	670,193	—	1,827,766	194,829	1,400,000	24,275	4,117,063
	2021	523,077	—	1,200,095	164,641	711,563	12,112	2,611,488
Alex R. Kaleida	2023	435,000	—	725,207	—	450,000	30,154	1,640,361
Senior Vice President, Chief Financial Officer	2022	382,212	—	531,372	105,909	375,000	18,033	1,412,526
	2021	303,966	—	509,506	—	309,375	11,780	1,134,627
Donnie S. Upshaw	2023	487,000	—	725,207	—	570,000	127,187	1,909,394
Senior Vice President, Corporate Restaurants and Chief People Officer	2022	420,481	—	950,321	112,930	570,000	98,098	2,151,830
	2021	342,307	50,000	655,142	93,309	330,000	65,313	1,536,071
Rajneesh Kapoor	2023	326,923	—	1,050,222	—	500,000	2,222	1,879,367
Senior Vice President, President of International (since May 1, 2023)
Marisa J. Carona	2023	435,000	—	725,207	—	450,000	31,015	1,641,222
Senior Vice President, Chief U.S. Franchise Operations Officer	2022	382,212	—	531,372	105,909	375,000	12,852	1,407,345

(1)

Represents the amount of base salary actually earned by the named executive officer during the year. For additional information concerning our named executive officer base salaries, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salary.” The amounts for fiscal 2022 include an additional week of base salary due to the Company’s 53-week fiscal year in 2022.

(2)

Amounts shown do not reflect compensation actually received by the named executive officers. Rather, the amounts represent the aggregate grant date fair value of awards granted to the named executive officers in 2023, 2022 and 2021, as applicable, in each case computed in accordance with ASC 718 and assuming no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 15, “Stock-Based Compensation,” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 21, 2024. The grant date fair value for performance-based restricted stock units is reported in the table above based on the probable outcome of the performance conditions at the target level on the grant date. The performance-based restricted stock units granted in 2023 are subject to increase beyond the target level based on the achievement of a maximum performance level. The value at the date of grant of the 2023 performance-based restricted stock units, assuming the achievement of the maximum performance level, would have been as follows: Skipworth, $6,637,556; Kaleida, Upshaw and Carona, $1,087,895; and Kapoor, $1,575,532. See “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2023 Equity Grants.”

(3)

Amounts shown represent bonuses earned by the named executive officers based on the achievement of performance goals. Bonuses paid to the named executive officers for 2023 were determined in accordance with the terms of the 2023 cash bonus plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives” for additional information.

62 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

(4)

Includes the following for 2023: Company match under the 401(k) plan, Company-paid premiums for long-term disability (“LTD”) coverage, and other expenses including Company reimbursement of executive health expenses, and for Mr. Upshaw, commuting expenses and related tax gross-up.

Name	401(k) match ($)	Company- Paid Premiums for LTD Coverage ($)	Other Expenses ($)		Total All Other Compensation ($)

Michael J. Skipworth	13,200	512	16,853		30,565

Alex R. Kaleida	13,200	512	16,442		30,154

Donnie S. Upshaw	13,200	512	113,475	(6)	127,187

Rajneesh Kapoor	1,923	299	—		2,222

Marisa J. Carona	13,200	512	17,303		31,015

(5)

All amounts shown for 2023 reflect compensation paid to Mr. Skipworth for his service as our President and Chief Executive Officer. Mr. Skipworth did not receive additional compensation for his service as a director.

(6)	Amount includes the reimbursement of commuting expenses incurred by Mr. Upshaw ($58,018), the related tax gross-up ($36,244) and the reimbursement of executive health expenses to Mr. Upshaw ($15,271).

The amounts reported in the Summary Compensation Table are described more fully under “Compensation Discussion and Analysis” herein.

WINGSTOP INC. 2024 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

The following table sets forth information regarding the plan-based awards granted to each named executive officer during the 2023 fiscal year:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Skipworth	n/a	(2)	412,500	825,000	1,650,000	—	—	—	—	—	—	—
	3/9/2023	(3)	—	—	—	7,831	15,662	39,155	—	—	—	2,655,022
	3/9/2023	(4)	—	—	—	—	—	—	10,442	—	—	1,770,128
Alex R. Kaleida	n/a	(2)	112,500	225,000	450,000	—	—	—	—	—	—	—
	3/9/2023	(3)	—	—	—	1,284	2,567	6,418	—	—	—	435,158
	3/9/2023	(4)	—	—	—	—	—	—	1,711	—	—	290,049
Donnie S. Upshaw	n/a	(2)	142,500	285,000	570,000	—	—	—	—	—	—	—
	3/9/2023	(3)	—	—	—	1,284	2,567	6,418	—	—	—	435,158
	3/9/2023	(4)	—	—	—	—	—	—	1,711	—	—	290,049
Rajneesh Kapoor	n/a	(2)	125,000	250,000	500,000	—	—	—	—	—	—	—
	5/1/2023	(3)	—	—	—	1,586	3,172	7,930		—	—	630,213
	5/1/2023	(4)	—	—	—				2,114	—	—	420,010
Marisa J. Carona	n/a	(2)	112,500	225,000	450,000	—	—	—	—	—	—	—
	3/9/2023	(3)	—	—	—	1,284	2,567	6,418	—	—	—	435,158
	3/9/2023	(4)	—	—	—	—	—	—	1,711	—	—	290,049

(1)

Amounts represent the aggregate grant date fair value of restricted stock units granted to each named executive officer in 2023 computed in accordance with ASC 718 and assuming no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 15, “Stock-Based Compensation,” in the annual consolidated financial statements included in our fiscal 2023 Annual Report on Form 10-K filed with the SEC on February 21, 2024. Restricted stock units accrue dividend equivalents which are paid at vesting of the underlying awards.

(2)

Represents possible payout amounts as of the grant date under the 2023 annual cash bonus plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives.”

(3)

Represents an award of performance-based restricted stock units that vest based upon the achievement of the Company’s ROIIC goals measured over a three-year period. For purposes of this table, the “Threshold” column represents a 50% payout of the target award because it was the minimum amount that would vest under the terms of the award other than no vesting; and the “Maximum” column represents a 250% payout of the target award. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2023 Equity Grants.”

(4)

Represents an award of service-based restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2023 Equity Grants.”

64 | WINGSTOP INC. 2024 PROXY STATEMENT

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of the end of the 2023 fiscal year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Michael J. Skipworth	3/4/2020(2)	1,990	—	74.77	3/4/2030	—	—	—	—
	3/3/2021(3)	1,291	1,291	125.11	3/3/2031	—	—	—	—
	3/3/2021(4)	—	—	—	—	—	—	2,324	1,526,519
	3/3/2021(5)	—	—	—	—	388	101,943	—	—
	12/7/2021(6)	—	—	—	—	—	—	4,528	2,967,198
	3/2/2022(7)	1,322	2,646	140.94	3/2/2032	—	—	—	—
	3/2/2022(4)	—	—	—	—	—	—	2,381	1,560,269
	3/2/2022(5)	—	—	—	—	794	208,123	—	—
	5/6/2022(4)	—	—	—	—	—	—	11,694	7,541,168
	5/6/2022(8)	—	—	—	—	3,898	1,005,489	—	—
	3/9/2023(4)	—	—	—	—	—	—	15,662	10,078,497
	3/9/2023(5)	—	—	—	—	10,442	2,687,771	—	—
Alex R. Kaleida	3/3/2021(9)	—	—	—	—	—	—	142	37,309
	3/3/2021(5)	—	—	—	—	142	37,309	—	—
	12/7/2021(6)	—	—	—	—	—	—	2,415	1,582,550
	3/2/2022(7)	719	1,438	140.94	3/2/2032	—	—	—	—
	3/2/2022(4)	—	—	—	—	—	—	1,294	847,958
	3/2/2022(5)	—	—	—	—	432	113,236	—	—
	5/6/2022 (8)	—	—	—	—	2,976	767,659	—	—
	3/9/2023(4)	—	—	—	—	—	—	2,567	1,651,865
	3/9/2023(5)	—	—	—	—	1,711	440,411	—	—
Donnie S. Upshaw	3/4/2020(2)	3,383	—	74.77	3/4/2030	—	—	—	—
	3/3/2021(3)	1,463	732	125.11	3/3/2031	—	—	—	—
	3/3/2021(4)	—	—	—	—	—	—	1,317	865,071
	3/3/2021(5)	—	—	—	—	220	57,803	—	—
	12/7/2021(6)	—	—	—	—	—	—	2,415	1,582,550
	3/2/2022(7)	766	1,534	140.94	3/2/2032	—	—	—	—
	3/2/2022(4)	—	—	—	—	—	—	1,380	904,314
	3/2/2022(5)	—	—	—	—	460	120,575	—	—
	5/6/2022(8)	—	—	—	—	4,761	1,228,100	—	—
	9/8/2022(4)	—	—	—	—	—	—	861	554,462
	9/8/2022(5)	—	—	—	—	574	147,857	—	—
	3/9/2023(4)	—	—	—	—	—	—	2,567	1,651,865
	3/9/2023(5)	—	—	—	—	1,711	440,411	—	—
Raj Kapoor	5/1/2023(4)	—	—	—	—	—	—	3,172	2,039,675
	5/1/2023(5)	—	—	—	—	2,114	543,742	—	—

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EXECUTIVE COMPENSATION

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Marisa J. Carona	3/4/2020(2)	684	—	74.77	3/4/2030	—	—	—	—
	3/3/2021(3)	484	485	125.11	3/3/2031	—	—	—	—
	3/3/2021(4)	—	—	—	—	—	—	872	572,773
	3/3/2021(5)	—	—	—	—	146	38,360	—	—
	12/7/2021(6)	—	—	—	—	—	—	2,415	1,582,550
	3/2/2022(7)	719	1,438	140.94	3/2/2032	—	—	—	—
	3/2/2022(4)	—	—	—	—	—	—	1,294	847,958
	3/2/2022(5)	—	—	—	—	432	113,236	—	—
	5/6/2022(8)	—	—	—	—	2,976	767,659	—	—
	3/9/2023(4)	—	—	—	—	—	—	2,567	1,651,865
	3/9/2023(5)	—	—	—	—	1,711	440,411	—	—

(1)

Amounts shown reflect the value of (i) the underlying common stock calculated by multiplying the number of unvested restricted stock units by the closing price of our common stock on Nasdaq on December 29, 2023, the last trading day of fiscal year 2023, which was $256.58 per share and (ii) dividend equivalent payments accrued on the awards as of December 30, 2023 that are to be paid upon vesting of the award.

(2)

Represents a stock option representing the right to purchase shares of common stock, which vested and became exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $83.77 per share but has been reduced to $74.77 to reflect the impact of special dividends paid to our stockholders.

(3)

Represents a stock option representing the right to purchase shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $129.11 per share but has been reduced to $125.11 to reflect the impact of special dividends paid to our stockholders.

(4)

Represents the number of performance-based restricted stock units at grant, which are expected to vest at 250% of the target based upon the achievement of the Company’s ROIIC goals for a three-year period, and which level of achievement has been factored in to the payout value. The number of restricted stock units that would vest upon threshold performance achievement of the ROIIC metric is equal to 50% of the target number of restricted stock units, and the number that would vest upon maximum performance achievement is equal to 250% of the target number.

(5)	Represents an award of service-based restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant.

(6)

Represents the number of performance-based restricted stock units at grant, which are expected to vest at 250% of the target based upon the achievement of the compound annual growth rate of the Company’s system-wide sales goals for a three-year period, and which level of achievement has been factored in to the payout value. The number of restricted stock units that would vest upon threshold performance achievement of the compound annual growth of the Company’s system-wide sales metric is equal to 50% of the target number of restricted stock units, and the number that would vest upon maximum performance achievement is equal to 250% of the target number.

(7)

Represents a stock option representing the right to purchase shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $144.94 per share but has been reduced to $140.94 to reflect the impact of special dividends paid to our stockholders.

(8)	Represents an award of service-based restricted stock units that vest on the third anniversary of the date of grant.

(9)	Represents performance-based restricted stock units that vest in three equal annual installments based upon the achievement of unit growth goals for each of three consecutive fiscal years.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table sets forth a summary of the option exercises and vesting of restricted stock units during fiscal year 2023 for each of the named executive officers:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael J. Skipworth	—	—	10,366	1,835,015

Alex R. Kaleida	—	—	1,411	251,141

Donnie S. Upshaw	—	—	6,150	1,087,166

Rajneesh Kapoor	—	—	—	—

Marisa J. Carona	1,168	88,102	3,645	647,082

(1)

Amounts shown reflect the value of shares obtained upon exercise of the stock option by taking the difference between the market price of the underlying securities at exercise and the exercise price of the option.

(2)

Amounts shown reflect (i) the value of shares obtained upon the vesting of restricted stock units by multiplying the number of vested restricted stock units by the closing price of our common stock on Nasdaq on the date of vesting and (ii) accrued dividend equivalents that were paid upon the vesting of the restricted stock units. Mr. Kapoor joined the Company in May 2023 and had no equity awards become exercisable or vest in 2023.

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EXECUTIVE COMPENSATION

Pension Benefits; Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not provide any pension benefits, nonqualified defined contribution or other deferred compensation plans for our named executive officers.

Severance Arrangements

Our named executive officers participate in our Executive Severance Plan and are entitled to acceleration of their equity awards and other payments upon a change in control, as described in detail below.

Executive Severance Plan

Under the terms of our Executive Severance Plan, all named executive officers are eligible to participate in our Executive Severance Plan (each, a “Participant”). The Executive Severance Plan provides for certain benefits to Participants upon a Participant’s employment termination (a) by the Company without cause (as defined in the Executive Severance Plan), (b) by the Participant for good reason (as defined in the Executive Severance Plan), or (c) as a result of the death of the Participant within a specified period of a change in control (each, a “Qualifying Termination”). In the event of a Qualifying Termination, such Participant will be eligible for:

(1)

Severance payments in an aggregate amount equal to the product of (a) 2.0 for the chief executive officer, 1.5 for executive vice presidents or 1.0 for any other Participant and (b) the Participant’s annual base salary, to be paid in equal installments over 12 months in accordance with the Company’s normal payroll practices;

(2)

An annual bonus payment equal to the amount that the Participant would have earned for the entire fiscal year in which the termination occurs, based on actual achievement of the relevant performance goals, pro-rated for the number of days actually served during the year; and

(3)

Certain COBRA premium payments until the earlier of (a) a period of 24 months for the chief executive officer, 18 months for executive vice presidents or 12 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

In the event that a Qualifying Termination occurs within the 24-month period following a change in control (as defined in the Executive Severance Plan), such Participant will instead be eligible for the following enhanced benefits:

(1)

Severance payments in an aggregate amount equal to the product of (a) 2.5 for the chief executive officer, 2.0 for executive vice presidents or 1.5 for any other Participant and (b) the Participant’s annual base salary plus target bonus for the year in which the termination occurs;

(2)	An annual bonus payment equal to the Participant’s target bonus amount, pro-rated for the number of days actually served during the year; and

(3)

Certain COBRA premium payments until the earlier of (a) a period of 30 months for the chief executive officer, 24 months for executive vice presidents or 18 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

Severance benefits may be forfeited or reduced in certain circumstances, including in connection with certain required accounting restatements, a Participant’s breach of the release of claims, or a Participant’s breach of the restrictive covenants contained in the Participation Agreement. In the event that a Participant would otherwise incur excise tax liability as a result of any payments or benefits provided to the Participant that classify as excess parachute payments under Section 280G of the Internal Revenue Code of 1986, the Participant will either receive the payments and benefits in full or will have such payments and benefits reduced to the minimum extent necessary to avoid such excise tax liability, whichever of the foregoing results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

Accelerated Vesting under Equity Award Agreements

Stock Options

The stock options granted to the named executive officers under the 2015 Omnibus Plan include provisions that accelerate vesting in certain circumstances, including upon a change of control (as defined in the 2015 Omnibus Plan).

The occurrence of a change in control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any period of restriction or settlement or other payment with respect to any outstanding stock option to the extent that the Board or the Compensation Committee determines in its discretion, prior to such change in control,

68 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

that such outstanding stock option shall be honored or assumed, or new rights substituted therefor in accordance with the 2015 Omnibus Plan. Absent such a determination by the Board or the Compensation Committee, all outstanding stock options shall be cancelled in exchange for an amount equal to the difference between the exercise price and the fair market value on the date of the change in control.

In the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the last day of the fiscal year in which the death or disability occurs, and that year will be counted toward the vesting of the applicable award.

In the case of termination by the Company without cause or voluntary termination by the named executive officer, our named executive officers’ stock options, to the extent vested and exercisable, must be exercised within 90 days of the effective date of the termination. The unvested remainder of the stock option will be immediately and automatically forfeited upon the effective date of termination.

Restricted Stock Units

The unvested service-based and performance-based restricted stock units held by our named executive officers generally vest in full or at the maximum achievement following a change in control if, within six months prior or two years following such change in control, the named executive officer is terminated without cause by the Company (or its successor) or the named executive officer terminates his or her employment for good reason.

With respect to service-based restricted stock units, in the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the next scheduled anniversary of the date of grant, and that period will count toward the applicable vesting schedule. With respect to performance-based restricted stock units, in the case of termination as a result of death or disability, a pro rata portion of our named executive officers’ performance-based restricted stock units vest, calculated by multiplying the maximum performance-based restricted stock units that could be earned by a fraction, the numerator of which equals the number of days that the named executive officer was employed during the respective performance period and the denominator of which equals the number of days in the performance period.

In the case of termination by the Company without cause or voluntary termination by the named executive officer, the unvested portion of our named executive officers’ restricted stock units will be immediately and automatically forfeited.

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EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers pursuant to our Executive Severance Plan for various scenarios involving death, disability, change in control, termination without cause or termination for good reason (as defined under applicable plans or awards), using, where applicable, the closing price of our common stock of $256.58 as reported on Nasdaq as of December 29, 2023, the last trading day of fiscal year 2023, and assuming that the applicable triggering event occurred on December 30, 2023. In the event of a voluntary termination, the named executive officers are entitled only to amounts previously earned; all unvested stock awards are forfeited.

Name	Benefit	Death ($)	Disability ($)	Change in Control(1) ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)

Michael J. Skipworth	Cash severance benefit	—	—	3,937,500	(2)	1,500,000	(2)	1,500,000	(2)

	2023 bonus	—	—	825,000	(3)	1,650,000	(4)	1,650,000	(4)

	Continuation of health benefits	—	—	48,921	(5)	39,137	(5)	39,137	(5)

	Vesting of equity awards(6)	14,033,704	14,033,704	28,147,526		—		—

	Total	14,033,704	14,033,704	32,958,947		3,189,137		3,189,137

Alex R. Kaleida	Cash severance benefit	—	—	1,012,500	(7)	450,000	(7)	450,000	(7)

	2023 bonus	—	—	225,000	(3)	450,000	(4)	450,000	(4)

	Continuation of health benefits	—	—	27,571	(8)	18,381	(8)	18,381	(8)

	Vesting of equity awards(6)	2,449,000	2,449,000	5,644,587		—		—

	Total	2,449,000	2,449,000	6,909,658		918,381		918,381

Donnie S. Upshaw	Cash severance benefit	—	—	1,177,500	(7)	500,000	(7)	500,000	(7)

	2023 bonus	—	—	285,000	(3)	570,000	(4)	570,000	(4)

	Continuation of health benefits	—	—	27,058	(8)	18,039	(8)	18,039	(8)

	Vesting of equity awards(6)	3,782,066	3,782,066	7,823,708		—		—

	Total	3,782,066	3,782,066	9,313,266		1,088,039		1,088,039

Rajneesh Kapoor	Cash severance benefit	—	—	1,125,000	(7)	500,000	(7)	500,000	(7)

	2023 bonus	—	—	250,000	(3)	500,000	(4)	500,000	(4)

	Continuation of health benefits	—	—	20,619	(8)	13,746	(8)	13,746	(8)

	Vesting of equity awards(6)	861,139	861,139	2,583,417		—		—

	Total	861,139	861,139	3,979,036		1,013,746		1,013,746

Marisa J. Carona	Cash severance benefit	—	—	1,012,500	(7)	450,000	(7)	450,000	(7)

	2023 bonus	—	—	225,000	(3)	450,000	(4)	450,000	(4)

	Continuation of health benefits	—	—	29,353	(8)	19,568	(8)	19,568	(8)

	Vesting of equity awards(6)	2,985,515	2,985,515	6,077,319		—		—

	Total	2,985,515	2,985,515	7,344,171		919,568		919,568

70 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)

Assumes that, in connection with the change of control, the named executive officer’s employment is terminated without cause, for good reason, or as a result of the death of such officer within a two-year period following a change of control.

(2)

These amounts represent (a) base salary times 2.0 in the event of a termination without cause or for good reason or (b) base salary and target bonus times 2.5 in the event of qualifying termination on or within 24 months following a change of control.

(3)	These amounts represent the amount of target bonus the named executive officer would have been eligible to earn under the 2023 bonus plan, assuming a termination date of December 30, 2023.

(4)

Calculated based on the amount of bonus our named executive officers would have been entitled to under the 2023 bonus plan based on the Company’s actual performance during the 2023 performance period, as of December 30, 2023.

(5)

Represents (i) 30 months of continued health benefits in the event of a qualifying termination on or within 24 months following a change of control, and (ii) 24 months in the event of a termination without cause or for good reason.

(6)	Includes dividend equivalent payments that had been accrued and would be paid out in connection with the vesting of the equity awards.

(7)

These amounts represent (a) base salary times 1.0 in the event of a termination without cause or for good reason or (b) base salary and target bonus times 1.5 in the event of such termination on or within 24 months following a change of control.

(8)

Represents (i) 18 months of continued health benefits in the event of a qualifying termination on or within 24 months following a change of control, and (ii) 12 months in the event of a termination without cause or for good reason.

WINGSTOP INC. 2024 PROXY STATEMENT | 71

EXECUTIVE COMPENSATION

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans and our ESPP as of December 30, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining for future issuance under equity compensation plans(3)

Equity compensation plans approved by security holders	273,314	$117.77	1,901,372

Equity compensation plans not approved by security holders	—	—	—

(1)

Includes stock options, service-based restricted stock units, and performance-based restricted stock units that vest based upon the achievement of performance goals. This number assumes the vesting of performance-based equity awards at the maximum level. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2023 Equity Grants.”

(2)

The amount reported in “Weighted-average exercise price of outstanding options, warrants and rights” does not take into account restricted stock units, performance-based restricted stock units or shares under the ESPP.

(3)	The number of shares remaining available for issuance under the ESPP was 481,557. The remaining shares reflected are available for future issuance of awards under the 2015 Omnibus Plan.

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay that all our other employees receive. The Compensation Committee reviewed a comparison of Chief Executive Officer pay (base salary and incentive pay) to the pay of our median employee in 2023. The compensation for our Chief Executive Officer in 2023 was approximately 239 times the compensation of our median employee.

For 2023, we used the same median employee that was identified in 2022 since there has been no change in our employee population or employee compensation that we reasonably believe would result in a significant change in the pay ratio disclosure.

We identified the median employee in 2022 by examining the 2022 total compensation (including equity compensation) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2022, the last day of our 2022 fiscal year. We included all employees, whether employed on a full-time or part-time basis, and annualized the compensation of permanent employees who did not work for the entire year. We did not make any other assumptions, adjustments, or estimates with respect to total compensation.

We believe the use of total compensation for all employees is a consistently applied compensation measure because it takes into account every potential form of compensation that the Company offers to its employees. Although most employees, including the median employee, are not eligible to receive equity compensation, we have nevertheless calculated the pay ratio to include our Chief Executive Officer’s equity awards to provide a more complete view of our compensation practices.

We calculated the 2023 annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” beginning on page 62.

The total compensation during fiscal year 2023 for Mr. Skipworth, as reported in the Summary Compensation Table, was $6,845,715. The total compensation during fiscal year 2023 for our median employee, using the methodology we use for our named executive officers in the “Summary Compensation Table”, was $28,678. This results in a ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation of 239:1. For additional information concerning Mr. Skipworth’s compensation, see “Executive Compensation—Summary Compensation Table.”

72 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
the following tables set forth certain information concerning the compensation of our Principal Executive Officers (our former and current Chief Executive Officers, each a “PEO”) and the other named executive officers for 2023, 2022, 2021 and 2020 and our financial performance for each such fiscal year. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for PEO (Morrison) (1) ($)	Compensation Actually Paid to PEO (Morrison) (2) ($)	Summary Compensation Table Total for PEO (Skipworth) (1) ($)	Compensation Actually Paid to PEO (Skipworth) (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs (3) ($)	Average Compensation Actually Paid to non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (Thousands)	Adjusted EBITDA (7) ($) (Thousands)
							Wingstop Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (6) ($)

2023	—	—	6,845,715	24,717,377	1,767,586	5,280,246	326.29	185.06	70,175	146,484

2022	2,862,540	(20,441,243)	4,117,063	6,534,815	1,647,332	1,082,606	174.25	138.42	52,947	108,808

2021	5,042,788	14,978,630	—	—	1,771,817	2,693,223	210.16	156.90	42,658	88,393

2020	6,010,462	24,128,379	—	—	1,486,740	3,357,793	170.30	137.19	23,306	71,882

(1)
Reflects compensation amounts reported for our former PEO, Mr. Morrison, and our current PEO, Mr. Skipworth, in the Summary Compensation Table for the respective years shown. Mr. Morrison served as PEO until March 13, 2022, at which time Mr. Skipworth became PEO. Mr. Skipworth was a non-PEO
named executive officer in each of 2021 and 2020.

(2)
Reflects the amount of “compensation actually paid,” as computed in accordance with SEC rules (“Compensation Actually
Paid
”), to Mr. Morrison in each of 2022, 2021 and 2020 and to Mr. Skipworth in 2023 and 2022. The dollar amounts represent the Summary Compensation Table total value for the period shown, as adjusted for equity awards as set forth in the reconciliation table below. The Company does not have a pension plan, so no pension adjustments were made. For awards with dividend rights, these amounts are accumulated and paid at vesting and are incorporated as applicable in the table below. The dollar amounts reflected do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For Mr. Morrison, amounts for 2022 include the forfeiture of outstanding stock awards upon Mr. Morrison’s departure from the Company.

Year	Mr. Skipworth		Mr. Morrison
	2023 ($)	2022 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	6,845,715	4,117,063	2,862,540	5,042,788	6,010,462

Deduction of Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year Reported in Summary Compensation Table	(4,425,150)	(2,022,595)	(2,607,861)	(2,581,291)	(2,412,456)

Addition of Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	12,766,268	4,739,790	—	5,535,111	8,321,616

Addition of Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	8,991,297	(89,211)	—	4,477,861	11,920,082

Addition of Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—

Addition of Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	539,247	(210,232)	(1,016,675)	2,504,160	288,675

Subtraction of Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(19,679,247)	—	—

Compensation Actually Paid	24,717,377	6,534,815	(20,441,243)	14,978,630	24,128,379

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EXECUTIVE COMPENSATION

Equity Valuations: The unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. For the change in fair value of stock options, we used the Black-Scholes option pricing model with corresponding assumptions (risk-free interest rate, dividend yield, expected volatility factor, and expected option life) determined as of the applicable measuring date.

(3)
Reflects compensation amounts reported for our named executive officers, other than the PEO, in the Summary Compensation Table for 2023, 2022, 2021 and 2020. The other named executive officers in each of 2023, 2022, 2021 and 2020 were as follows:

•	2023: Messrs. Kaleida, Upshaw, and Kapoor and Ms. Carona

•	2022: Messrs. Kaleida, Upshaw, and McGrath and Mses. Carona and Peterson

•	2021: Messrs. Skipworth, Kaleida, Upshaw, and Boudet and Ms. Peterson

•	2020: Messrs. Skipworth, Sadarangani, and Jobe and Ms. Peterson

(4)
Reflects the amount of Compensation Actually Paid to the other named executive officers in each of 2023, 2022, 2021 and 2020. The dollar amounts represent the average of the Summary Compensation Table total value for the other named executive officers for the period shown, as adjusted for equity awards as set forth in the reconciliation table below, using the same equity valuation methodologies described above in Note 2. The Company does not have a pension plan, so no pension adjustments were made. For awards with dividend rights, these amounts are accumulated and paid at vesting and are incorporated as applicable in the table below. The dollar amounts reflected do not reflect the actual amount of compensation earned by or paid to our non-PEO
named executive officers during the applicable year.

Year	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	1,767,586	1,647,332	1,771,817	1,486,740

Deduction of Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year Reported in Summary Compensation Table	(806,461)	(854,044)	(882,259)	(524,359)

Addition of Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,215,061	896,242	1,248,249	1,335,491

Addition of Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	1,959,423	(17,466)	351,020	1,011,930

Addition of Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—

Addition of Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	144,637	(108,192)	204,396	47,992

Subtraction of Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(481,265)	—	—

Compensation Actually Paid	5,280,246	1,082,606	2,693,223	3,357,793

(5)
Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on December 27, 2019 and ending on December 26, 2020, December 25, 2021, December 31, 2022 and December 30, 2023, respectively (which are the Company’s fiscal year ends for each of the respective fiscal years), calculated in accordance with Item 201(e) of Regulation
S-K.

(6)	The Peer Group represents the S&P 400 Restaurants Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(7)
We determined Adjusted EBITDA to be the “company-selected measure”. Adjusted EBITDA is a non-GAAP
measure calculated as set forth above in “Compensation Discussion and Analysis—Elements of Executive Compensation”. See note 3 in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” in our Form
10-K
filed on February 21, 2024 for a reconciliation of Adjusted EBITDA, a non-GAAP
financial measure, to net income as reported under GAAP.

74 | WINGSTOP INC. 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Financial Performance Measures
The following table identifies the most important financial performance measures used by our Compensation Committee to link the Compensation Actually Paid to our PEO and other named executive officers in 2023 to company performance. The role of each of these performance measures on our named executive officers’ compensation is discussed in “Compensation Discussion and Analysis” above.

Financial Performance Measures
Adjusted EBITDA
Return on Incremental Invested Capital
Compensation Actually Paid Comparisons
Each of the following charts shows the relationship between Compensation Actually Paid and the required performance measures in the tabular disclosure—Company TSR and S&P 400 Restaurants TSR, Net Income and Adjusted EBITDA (the Company-Selected Measure).

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EXECUTIVE COMPENSATION

76 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 4— ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, which is described in Proposal 3 above and is sometimes referred to as a “say-on-pay” vote, pursuant to Section 14A(a)(i) of the Exchange Act, we are also providing stockholders with the ability to cast a non-binding advisory vote on whether future “say on pay” votes on executive compensation should occur every one, two or three years (sometimes referred to as a “say-on-frequency” vote). While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Since 2018, following the last advisory vote of stockholders in favor of annual “say-on-pay” votes, the Company has held such votes every year. The Board has determined that an advisory vote to approve executive compensation that occurs on an annual basis continues to be the most appropriate option for the Company at this time. The Board believes that an annual advisory vote to approve executive compensation will permit our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Therefore, we ask our stockholders to select every “1 YEAR” when voting on this

Proposal 4 regarding the frequency of advisory say-on-pay votes. Section 14A of the Exchange Act requires the Company to submit a say-on-frequency advisory resolution to its stockholders at least once every six years; therefore, it is anticipated that the next advisory say-on-frequency vote to determine the frequency of future say-on-pay votes will be presented at our annual meeting of stockholders held in 2030.

We are providing stockholders the option of selecting a frequency of one, two, or three years, or abstaining. For the reasons described above, we recommend that our stockholders select a frequency of every “1 YEAR”, which means an annual vote held every year. If a stockholder has no preference, such stockholder may abstain from voting.

Vote Required

Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required. We will consider the frequency that receives a plurality of votes cast on the Say-on-Pay Frequency Proposal. Such determination is advisory, however, and not binding on the Company. Although the say-on-frequency vote is non-binding, the Board values the opinions of our stockholders and will consider the outcome of the say-on-frequency vote in establishing the frequency with which the advisory say-on-pay vote to approve our executive compensation program will be held in the future.

The Board of Directors recommends that you vote for the option to hold future advisory votes on executive compensation every 1 YEAR.

WINGSTOP INC. 2024 PROXY STATEMENT | 77

PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

Background

We are asking our stockholders to approve the 2024 Omnibus Incentive Plan (the “2024 Plan”) which our Board adopted on March 7, 2024, subject to stockholder approval, upon recommendation of the Compensation Committee. If approved by our stockholders, the 2024 Plan will replace the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan, as amended (the “Existing Plan”). As detailed below, the 2024 Plan will, among other things, allow the issuance of up to (a) 475,000 shares of our common stock, plus (b) the number of shares of common stock that remain available for issuance under the Existing Plan immediately prior to the date of stockholder approval of the 2024 Plan (such approval date, the “Effective Date”) (1,370,389 shares as of March 25, 2024), plus (c) the number of shares of common stock underlying any equity awards previously granted under the Existing Plan as of the Effective Date that, on or after the Effective Date, are settled in cash, expire or are otherwise terminated without having been fully exercised, vested or satisfied, or repurchased, as applicable (collectively, the foregoing shares under (a), (b) and (c), subject to the adjustment provisions of the 2024 Plan, the “Share Issuance Authority”). Upon the Effective Date, the Compensation Committee will cease granting awards under the Existing Plan; however, any awards outstanding under the Existing Plan as of that Effective Date will remain outstanding and will continue to be administered in accordance with the terms of the Existing Plan and applicable award agreements.

Rationale for 2024 Omnibus Incentive Plan

The Existing Plan will expire in accordance with its terms in 2025. The 2024 Plan, which will replace the Existing Plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating, and retaining non-employee directors, officers, eligible employees, advisors, and consultants, whose efforts will contribute to the long-term growth and success of the Company. As of March 25, 2024, approximately 1,200 employees (including eight executive officers) and eight non-employee directors (excluding our CEO, who is an employee director) were eligible to participate in the 2024 Plan. To achieve this purpose, the 2024 Plan will allow the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards to eligible individuals (each, an “Award” and collectively, “Awards”), which we believe strengthens their commitment to our success and aligns their interests with those of our stockholders. No Awards have been made under the 2024 Plan.

If the 2024 Plan is approved by our stockholders, the aggregate number of shares of our common stock available for issuance under the 2024 Plan, subject to the adjustment provisions of the 2024 Plan, shall not exceed the Share Issuance Authority. As of March 25, 2024, the closing price of our common stock was $361.23 per share, and there were 1,370,389 shares of our common stock remaining available for issuance under the Existing Plan.

Effect of Proposal

The affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 2024 Plan. A full copy of the 2024 Plan is attached to this proxy statement as Annex A.

78 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

Summary of Key Equity Plan Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the company’s Existing Plan as of March 25, 2024 (assuming performance-based awards whose performance periods have not ended are earned at maximum).

Total number of shares that will be authorized for future grant, assuming stockholder approval of the 2024 Plan	1,845,389

Number of shares relating to outstanding stock options	21,896

Number of shares outstanding relating to awards of restricted stock and restricted stock units	281,986

Weighted average remaining term of outstanding stock options	7.22 years

Weighted average exercise price of outstanding stock options	$ 120.26

Additional share authorization requested under the 2024 Plan	475,000

Number of shares available for grant under the Existing Plan	1,370,389

Total shares of common stock outstanding	29,369,817

Description of the 2024 Omnibus Incentive Plan

The following description of the 2024 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2024 Plan, a copy of which is attached hereto as Annex A. Stockholders are urged to read the 2024 Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the 2024 Plan.

Administration

The Compensation Committee will have discretionary authority to administer the 2024 Plan in accordance with its terms and applicable laws. The Compensation Committee will determine the non-employee directors, employees, advisors and consultants who will be granted Awards under the 2024 Plan, the size and types of Awards, the terms and conditions of Awards and the form and content of the Award Agreements representing Awards. The Compensation Committee will not be required to grant Awards on a uniform or consistent basis. The Compensation Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding Awards and to accelerate the vesting or exercisability of Awards, in each case, subject to limitations contained in the 2024 Plan. The Compensation Committee will be authorized to interpret the 2024 Plan and Award Agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2024 Plan and/or any Award Agreements and to take any other action that the

Compensation Committee deems necessary or appropriate for the administration of the 2024 Plan. Unless otherwise expressly provided in the 2024 Plan, the Compensation Committee’s decisions, interpretations and actions concerning the 2024 Plan or any Award will be within the sole discretion of the Compensation Committee, will be permitted to be made at any time and will be final, conclusive and binding upon all persons and entities, including any Participant and any holder or beneficiary of any Award. Within the limitations of the 2024 Plan and applicable law, the Compensation Committee will be authorized to delegate all or any part of its responsibilities and powers under the 2024 Plan to persons selected by it, and the Board will be permitted to exercise all of the Compensation Committee’s powers under the 2024 Plan.

Shares Subject to the 2024 Plan

The 2024 Plan permits the issuance of an amount of shares of our common stock not to exceed the Share Issuance Authority, subject to the adjustment provisions of the 2024 Plan. All shares of common stock available for issuance under the 2024 Plan may be granted as Incentive Stock Options. The number of shares available for delivery under the 2024 Plan will also be subject to adjustment for certain changes in our capital structure, as described below under “Changes in Capital.” The shares of common stock that may be issued under the 2024 Plan will be either authorized and unissued shares or previously issued shares that have been acquired by the Company or its Subsidiaries or Affiliates. Any shares subject to an Award that are (1) forfeited, terminated, cancelled or otherwise expire or (2) settled for cash, will be available for future

WINGSTOP INC. 2024 PROXY STATEMENT | 79

PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

Awards under the 2024 Plan. If we acquire or combine with another company, any Awards that may be granted under the 2024 Plan in substitution or exchange for outstanding Stock Options or other Awards of that other company will not reduce the shares available for issuance under the 2024 Plan. Any shares of common stock that are withheld (by either actual delivery or attestation) to pay the exercise price of any Stock Option and/or satisfy tax withholding obligations related to any Award will not be available for future Awards under the 2024 Plan. Upon the exercise of a Stock Appreciation Right, the total number of shares of common stock subject to such exercise will reduce the number of shares available for issuance under the 2024 Plan.

Participation

The Compensation Committee will be authorized to grant Awards under the 2024 Plan to (a) employees, advisors and consultants of us and our Subsidiaries and Affiliates, (b) those individuals who have accepted an offer of employment or consultancy from us or our Subsidiaries or Affiliates, and (c) our non-employee directors. However, only our employees and those of our Subsidiaries will be eligible to receive Incentive Stock Options under the 2024 Plan.

Stock Options

A Stock Option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions that will be specified in the Award Agreement and the 2024 Plan. Stock Options granted under the 2024 Plan will be either Incentive Stock Options, which may be eligible for special tax treatment under the Code and may only be granted to employees, or Stock Options other than Incentive Stock Options referred to as “nonqualified stock options,” as determined by the Compensation Committee. All Stock Options that are intended to qualify as Incentive Stock Options will be granted pursuant to Award Agreements expressly stating that the Stock Options are intended to qualify as Incentive Stock Options, and will be subject to the terms and conditions that comply with the rules provided under section 422 of the Code. If the aggregate Fair Market Value of all shares of common stock subject to a Participant’s Incentive Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options.

The exercise price of each Stock Option will be set by the Compensation Committee but cannot be less than 100% of the Fair Market Value of the common stock at the time of grant (or, in the case of an Incentive Stock Option granted to a 10% or more stockholder of the Company or a Subsidiary, as applicable, 110% of the Fair Market Value). Stock Options granted under the 2024 Plan in substitution or exchange for Stock Options or awards of another company involved in a Corporate Transaction with the Company or a Subsidiary will have an exercise price that is intended to preserve the economic value of the Award that is replaced. The exercise price of any Stock Options granted under the 2024 Plan will be paid by check, or, with the Compensation Committee’s approval, shares of our common stock already owned by the Participant, pursuant to a cashless broker-assisted exercise that complies with law, the withholding of shares otherwise deliverable to the Participant upon exercise of the Stock Option or any other method approved or accepted by the Compensation Committee in its discretion.

Stock Options will become exercisable and expire at the times and on the terms established by the Compensation Committee, not later than the tenth anniversary of the Grant Date (or five years in the case of Incentive Stock Options granted to a 10% or more stockholder of the Company or a Subsidiary). If the exercise of a Nonqualified Stock Option on its scheduled expiration date would violate law, the Stock Option may be extended until its exercise would not violate law. Further, if a Nonqualified Stock Option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by us), the term will automatically be extended to the 30th day following the end of such period. Stock Options generally terminate upon a Participant’s Termination. However, a Stock Option may be exercised until the 90th day following the Participant’s Termination (or until the first anniversary of the Participant’s Termination in the case of death or Disability) or, if earlier, until the expiration of the Stock Option term, unless the Compensation Committee or the Award Agreement permits exercise of the Stock Option following the Participant’s Termination to any greater or lesser extent.

Stock Appreciation Rights

Stock Appreciation Rights, or “SARs”, may be granted by the Compensation Committee (either in connection with, or independent of, a Stock Option) upon such terms and conditions determined by the Compensation Committee as permitted under the 2024 Plan. However, a SAR granted independent of a Stock Option shall not have a term more than 10 years from the Grant Date of such SAR. Generally, SARs are Awards that, upon their exercise, give

80 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

the Participant a right to receive from us an amount equal to the product of (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the (a) Fair Market Value of a share of our common stock on the exercise date, over (b) the Grant Price per share. The Grant Price per share cannot be less than 100% of the Fair Market Value of a share of our common stock on the Grant Date of such SAR. SARs granted under the 2024 Plan in substitution or exchange for SARs or awards of another company involved in a Corporate Transaction with the Company or a Subsidiary will have an exercise price that is intended to preserve the economic value of the Award that is replaced. A SAR may be settled in cash, shares or a combination of cash and shares, as determined by the Compensation Committee. SARs will become exercisable and expire at the times and on the terms established by the Compensation Committee.

Restricted Stock

Restricted Stock Awards are shares of our common stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Until the applicable restrictions lapse, shares of Restricted Stock will be subject to forfeiture and may not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant who holds those shares. Vesting of Restricted Stock Awards may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Subject to the other terms of the 2024 Plan, a Participant granted Restricted Stock will generally have the rights and privileges of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the Restricted Stock, unless the Compensation Committee provides otherwise in the Award Agreement. Upon Termination, or failure to satisfy other vesting conditions, a Participant’s unvested shares of Restricted Stock are forfeited unless the Participant’s Award Agreement, or the Compensation Committee, provides otherwise.

Restricted Stock Units

Restricted Stock Units will be denominated in units of shares of our common stock and subject to the satisfaction of the terms and conditions established by the Compensation Committee, except that no shares are actually issued to the Participant on the Grant Date. When a Restricted Stock Unit Award vests, the Participant will be entitled to receive shares of our common stock, a cash payment based on the value of shares of our common stock or a combination of shares and cash. Vesting of Restricted Stock Units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Subject to the other terms of the 2024 Plan, a Participant granted Restricted Stock Units will have none of the rights of a stockholder unless and until shares are actually delivered to the Participant. Upon Termination, or failure to satisfy other vesting conditions, a Participant’s unvested Restricted Stock Units are forfeited unless the Participant’s Award Agreement, or the Compensation Committee, provides otherwise.

Performance Units, Performance Shares and Cash-Based Awards

Performance Units, Performance Shares and Cash-Based Awards granted to a Participant under the 2024 Plan will be amounts credited to a bookkeeping account established for the Participant. A Performance Unit is a fixed or variable dollar denominated unit with a value determined by the Compensation Committee and stated in the Award Agreement. The value of a Performance Share is based on the value of our common stock. A Cash-Based Award has a value that is established by the Compensation Committee at the time of its grant. Whether a Performance Unit, Performance Share or Cash-Based Award actually will result in a payment to a Participant will depend upon the extent to which performance goals or other conditions established by the Compensation Committee are satisfied. After a Performance Unit, Performance Share or Cash-Based Award has vested, the Participant will be entitled to receive a payout of cash, shares of our common stock or a combination thereof, as determined by the Compensation Committee. Subject to the other terms of the 2024 Plan, a Participant granted Performance Units, Performance Shares or Cash-Based Awards will have none of the rights of a stockholder unless and until shares are actually delivered to the Participant. A Participant’s Award Agreement will describe the effect of a Termination on the Participant’s Performance Units, Performance Shares or Cash-Based Award.

The performance goals may include, but are not limited to, any one or more of the performance measures listed below, and may be determined in relation to the Company or its Subsidiaries or any of their business units, divisions, services or products, or in comparison to a designated group of other companies or index, over such period or periods, as the Compensation Committee may deem appropriate: net sales; system-wide sales; comparable store sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income or loss (before or after

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allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); adjusted operating income; adjusted net income; adjusted earnings per share; channel revenue; channel revenue growth; franchising commitments; manufacturing profit; manufacturing profit margin; store closures; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); economic value-added measurements; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; attainment of expense, working capital, cash, inventory or accounts receivable levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders’ equity; market share; customer satisfaction; customer growth; supply chain achievements (including establishing relationships with suppliers or points of distribution); gross or net store openings; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing, factoring transactions and other capital raising transactions; strategic business criteria consisting of one or more objectives based on meeting specified goals with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting or turnover of personnel.

The Compensation Committee will determine whether the performance goals that have been chosen for a particular performance-based Award have been met. The Compensation Committee’s evaluation of the achievement of performance goals, as determined by the Compensation Committee in its sole discretion, may include or exclude certain events that occur during a performance period, including, but not limited to, the following: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rates, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles, (e) acquisitions or dispositions occurring after the start of a performance period or unbudgeted costs incurred related to future acquisitions, (f) operations discontinued, divested or restructured during the performance period, including severance costs, (g) gains or losses on refinancing or extinguishment of debt, (h) foreign exchange gains and losses and (i) any other similar event or condition specified in the applicable Award Agreement.

Other Stock-Based Awards

The Compensation Committee will be authorized to grant to Participants Other Stock-Based Awards under the 2024 Plan, which will be valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any Other Stock-Based Awards will be determined by the Compensation Committee, and may include a grant or sale of unrestricted shares of our common stock. Other Stock-Based Awards may be paid in shares of our common stock, cash or a combination of shares and cash, according to the Award Agreement. The terms and conditions, including vesting conditions, of Other Stock-Based Awards will be established by the Compensation Committee when the Award is made. The Compensation Committee will determine the effect of a Termination on a Participant’s Other Stock-Based Awards.

Dividend Equivalents

The Compensation Committee will be authorized to provide an Award with dividends or Dividend Equivalents, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion and consistent with the 2024 Plan. Dividend Equivalents may not be paid until and to the extent the underlying Award vests or is exercised. In addition, no dividends or Dividend Equivalents will be granted with respect to Stock Options or SARS unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code.

Award Limits for Non-Employee Directors

The number of shares covered by each Award type will be determined by the Compensation Committee, but the maximum aggregate amount value of equity-based Awards granted to any Non-Employee Director during any Fiscal Year shall not exceed $400,000, with fair value determined under applicable accounting standards as of the date of grant; provided that this limit shall be increased to $600,000 (i) for any Non-Employee Director who serves as Chair of the Board and (ii) for any Non-Employee Director for the year in which the Non-Employee Director is first appointed or elected to the Board. The annual Award limit set forth above shall solely apply to Awards granted under the 2024 Plan and shall not apply to shares of our common stock or share equivalents granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.

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PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

Deferrals of Awards

The Compensation Committee may, to the extent permitted by law, require or allow Participants to defer receipt of all or part of any cash or shares subject to their Awards on the terms of any deferred compensation plan of the Company or other terms set by the Compensation Committee. Any such deferred compensation plan or other terms set by the Compensation Committee are intended to be exempt from, or comply with, the rules under section 409A of the Code.

Transferability of Awards

Stock Options, SARs, unvested Restricted Stock, and other Awards under the 2024 Plan may not be sold or otherwise transferred except in the event of a Participant’s death to his or her designated beneficiary or by will or the laws of descent and distribution, unless specified in the applicable Award Agreement or otherwise determined by the Compensation Committee; provided, that any such transfer is permitted by applicable law. The Compensation Committee may permit Awards other than Incentive Stock Options and any related SARs to be transferred for no consideration.

Change in Control

A Change in Control of the Company will have no effect on outstanding Awards under the 2024 Plan that the Board or the Compensation Committee determines will be honored or assumed or replaced with new rights by an Acquiror (and such substituted Award referred to as an Alternative Award), so long as the Alternative Award:

•	is based on securities that are, or within 60 days after the Change in Control will be, traded on an established United States securities market;

•	provides the Participant with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding Award;

•	has an economic value that is substantially equivalent to that of the outstanding Award;

•	provides that if the Participant’s employment with the Acquiror terminates under any circumstances, other than due to Termination for Cause or resignation without Good Reason, within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, the Alternative Award shall be waived or shall lapse in full, and the Alternative Award will become fully vested and exercisable; and
•	will not subject the Participant to additional taxes or penalties under section 409A of the Code.

If the Board or the Compensation Committee determines not to honor, assume or replace the outstanding Awards under the 2024 Plan with Alternative Awards, then, with respect to any outstanding Awards under the 2024 Plan:

(1)	the Awards will fully vest and become nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control;

(2)	the Board or the Compensation Committee will provide that in connection with the Change in Control:

•	each outstanding Stock Option and SAR will be cancelled in exchange for an amount equal to the Fair Market Value of our common stock on the date of a Change in Control, reduced by the Stock Option exercise price of Grant Price of the Stock Option or SAR

•	each outstanding share of Restricted Stock, Restricted Stock Unit and any other Award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the Award multiplied by the price per share offered for our common stock in the Change in Control transaction, or, in some cases, the highest Fair Market Value of the common stock during the 30 trading days preceding the date of a Change in Control; and

•	any outstanding Award not denominated in shares, including any Award the payment of which was deferred, will be cancelled in exchange for the full amount of the Award;

(3)

the target performance goals applicable to any outstanding Awards will be deemed to be fully attained at the target level, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and

(4)	the Board or the Compensation Committee may otherwise adjust or settle outstanding Awards as it deems appropriate, consistent with the 2024 Plan’s purposes.

Any amounts described under (2) above will be paid in cash, publicly traded securities of the Acquiror or a

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PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

combination of cash and securities as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control.

Changes in Capital

In the event of a change in our capital structure, such as a stock dividend, stock split or recapitalization, or a Corporate Transaction, such as a merger, consolidation, reorganization or spin-off, the Compensation Committee or the Board will make substitutions or adjustments that it deems appropriate and equitable to: (a) the aggregate number, class and kind of shares or other securities reserved for issuance and delivery under the 2024 Plan, (b) the number, class and kind of shares or other securities subject to outstanding Awards; (c) the Option Price, Grant Price or other price of securities subject to outstanding Stock Options, SARs and, to the extent applicable, other Awards; and (d) the limits on the number of shares that may be subject to Awards granted to a Non-Employee Director under the 2024 Plan. In the case of a Corporate Transaction, these adjustments may include, for example, (1) cancellation of outstanding Awards in exchange for payments of cash and/or property; (2) substitution of other property (for example, stock of another company) for shares of our common stock subject to outstanding Awards; and (3) in connection with a transaction in which a Subsidiary, Affiliate or division of us is sold or otherwise ceases to be owned by us, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities, by the affected Subsidiary, Affiliate, or division, or by the entity that controls that Subsidiary, Affiliate, or division (as well as any corresponding adjustments to Awards that remain based upon our securities). The Compensation Committee will also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of performance periods.

Amendment and Termination

The Board will have the authority to amend, alter, suspend or terminate the 2024 Plan in whole or in part, in its sole discretion. However, the Board will be required to obtain approval of the stockholders, if required by the exemption from the short-swing profit recovery rules of the Exchange Act, the tax law requirements for Incentive Stock Options or any applicable law, regulation or rule, of any amendment of the 2024 Plan that would: (a) increase the maximum number of shares of our common stock that may be sold or awarded under the 2024 Plan, or that may be subject to Awards granted to a single Participant; (b) decrease the minimum Option Price or SAR Grant Price required by the 2024 Plan, except, in the case of (a) or (b), in the event of certain changes in capital of the Company (as described above under “Changes in Capital”); (c) change the class of persons eligible to receive Awards under the 2024 Plan; (d) extend the duration of the 2024 Plan or the maximum exercise periods of any Stock Options or SARs granted under the 2024 Plan; (e) cancel Stock Options or SARs in exchange for cash or another Award at a time when the Stock Options or SARs have an exercise price that is higher than the Fair Market Value of a share of our common stock; or (f) otherwise require stockholder approval to comply with applicable laws, regulations, rules or national securities exchange requirements. The Compensation Committee may also amend outstanding Awards.

However, no amendment, alteration, suspension or termination of the 2024 Plan or amendment of outstanding Awards may materially impair the previously accrued rights of a Participant under any outstanding Award without his or her written consent, except (a) to comply with the exemption from the short-swing profit recovery rules of the Exchange Act, or (b) where the Board or the Compensation Committee determines that the amendment or alteration either (1) is required or advisable to comply with laws, regulations, rules, accounting standards or national securities exchange requirements or (2) is not reasonably likely to significantly diminish, without adequate compensation, the benefits provided under an Award. Additionally, the provisions of the 2024 Plan described above under “Change in Control” may not be amended, terminated or modified on or after the date of a Change in Control to materially impair any Participant’s outstanding Award without that Participant’s prior written consent. The Board or the Compensation Committee will also make adjustments that it deems appropriate and equitable to Awards under the 2024 Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in laws, regulations, rules or accounting principles.

The 2024 Plan will prohibit the Company from reducing the exercise price or Grant Price of an outstanding Stock Option or SAR or replacing an outstanding Stock Option or SAR with a new Stock Option or SAR that has a lower exercise price or Grant Price, or with any other type of new Award under the 2024 Plan, except in connection with a Share Change (as defined in the 2024 Plan), a Corporate Transaction or as otherwise described under “Changes in Capital” above, without first obtaining stockholder approval.

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PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

Duration of 2024 Plan

No Awards will be made under the 2024 Plan on or after the date on which all shares of common stock reserved under the 2024 Plan have been issued or are no longer available for use under the 2024 Plan.

Forfeiture and Recoupment

The 2024 Plan will authorize the Compensation Committee to provide for the forfeiture or recoupment of a Participant’s Awards in certain situations, such as the Termination of the Participant’s employment for Cause, serious misconduct, breach of fiduciary duty, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation or interests. Awards and benefits under the 2024 Plan will be subject to forfeiture and/or repayment to the Company, to the extent the Compensation Committee deems it necessary or appropriate: (a) to comply with an applicable laws, regulations, rules or national securities exchange requirements; (b) to recover any overpayment or mistaken payment, including payment based on deficient financial information; or (c) to comply with the terms of any Company policy, including but not limited to, the terms of the Company’s Clawback Policy, or any successor thereto. In addition, any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, upon such terms and conditions as may be determined by the Compensation Committee.

Summary of Material U.S. Federal Income Tax Consequences

The following is a brief summary of the of material U.S. federal income tax consequences of the 2024 Plan under current U.S. federal income tax law. The rules concerning the federal income tax consequences of equity Awards are highly technical. Therefore, this summary deals with the general tax principles applicable to the 2024 Plan and is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change and their application may vary in individual circumstances. Moreover, this summary does not address foreign, state and local tax laws or employment, estate, gift, or other tax law considerations that may apply.

Because the tax consequences to any Participant may depend on his or her particular situation, each Participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an Award or the disposition of shares acquired as a result of any Award.

Nonqualified Stock Options

No income will be recognized by a Participant at the time a Nonqualified Stock Option is granted. At the time a Nonqualified Stock Option is exercised, however, ordinary income will generally be recognized by a Participant in an amount equal to the excess of the Fair Market Value of the underlying shares of common stock on the exercise date over the exercise price of the Stock Option. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the Participant with respect to his or her Nonqualified Stock Option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a Nonqualified Stock Option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any Nonqualified Stock Option will be equal to the sum of the exercise price of the Nonqualified Stock Option and the amount included in income with respect to the Stock Option. Notwithstanding the foregoing, in the event that exercise of the Stock Option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to a Participant or a deduction for us. To receive this tax treatment, however, shares acquired upon the exercise of an Incentive Stock Option must not be disposed of within two years after the Incentive Stock Option is granted nor within one year after the transfer of the shares to the Participant pursuant to his or her exercise of the Stock Option. In addition, the Participant must be an employee of us or a qualified Subsidiary at all times between the date of grant and the date which is three months (one year in the case of Disability) before exercise of the Stock Option. (Special rules apply in the case of the death of the Participant.) Incentive Stock Option treatment under the Code generally allows the sale of our shares of common stock received upon the exercise of an Incentive Stock Option to result in any gain being treated as a capital gain to the Participant, and we will not be entitled to a tax deduction. The exercise of an Incentive Stock Option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the Participant in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the Fair Market Value of the stock acquired on the date of the exercise of the Stock Option over the exercise price.

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PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an Incentive Stock Option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the Fair Market Value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We would generally then be entitled to a deduction equal to the amount of such gain included by a Participant as ordinary income. Any excess realized upon such a disposition over the Fair Market Value at the date of exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the Stock Option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Stock Appreciation Rights

No income will be recognized at the time a SAR is granted. At the time a SAR is exercised, however, the Participant will recognize ordinary income equal to the amount of cash and the Fair Market Value of any shares received as a result of the exercise (less the amount paid for such shares, if any). If the SAR was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the Participant recognizes upon exercise of the SAR.

Restricted Stock

Unless a Participant makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of a grant of Restricted Stock until the Restricted Stock is either no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the Participant will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the Fair Market Value of the stock at that time and the amount, if any, paid by the Participant for the Restricted Stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a Participant makes an 83(b) election (under Section 83(b) of the Code) upon the grant of Restricted Stock, the Participant will recognize ordinary income on the date of the grant of Restricted Stock, and we will be entitled to a deduction, equal to (1) the Fair Market Value of the Restricted Stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) not transferable, minus (2) the amount, if any, paid for the Restricted Stock. If an 83(b) election is made, there will generally be no tax consequences to the Participant upon the lifting of restrictions, and all subsequent appreciation in the Restricted Stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Restricted Stock Units

No income will be recognized at the time a Restricted Stock Unit is granted. A Participant who receives a Restricted Stock Unit will recognize ordinary income equal to the amount of cash and the Fair Market Value of any shares received upon settlement (generally, the vesting date). If the Restricted Stock Unit was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the Participant recognizes.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a Dividend Equivalent. When payment of a Dividend Equivalent is made, a Participant granted a Dividend Equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the Dividend Equivalent.

Performance-Based Awards

No income will be recognized at the time a performance-based Award is granted. A Participant who receives a performance-based Award will recognize ordinary income equal to the amount of cash and the Fair Market Value of any shares received upon settlement (generally, the vesting date). If the performance-based Award was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the Participant recognizes, subject to Section 162(m) of the Code.

Other Stock-Based Awards

No income will be recognized at the time Other Stock-Based Awards are granted. A Participant who receives an Other Stock-Based Award will generally recognize ordinary income equal to the amount of cash and the Fair Market Value of any shares received upon settlement

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PROPOSAL 5— APPROVAL OF THE WINGSTOP INC. 2024 OMNIBUS INCENTIVE PLAN

(generally, the vesting date). If the Other Stock-Based Award was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the Participant recognizes.

Limits on Deductibility

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain executive officers.

Section 409A of the Code

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the Participant of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain Awards under the 2024 Plan could be subject to section 409A of the Code, deferred stock Awards under the 2024 Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code.

New Plan Benefits

Grants of Awards under the 2024 Plan to eligible Participants have not yet been determined and are within the discretion of our Compensation Committee. Accordingly, the future benefits that will be awarded or paid to these Participants under the 2024 Plan are not currently determinable. For additional information about the compensation of our non-employee directors, see “Corporate Governance—Director Compensation.”

For information concerning grants of Awards made to our named executive officers during our fiscal year 2023 under the Existing Plan, see “Executive Compensation—Grants of Plan-Based Awards Table.” The approval of the 2024 Plan by our stockholders will have no effect on the terms and conditions of the outstanding Awards previously granted under the Existing Plan.

Equity Compensation Plan Table

See “Executive Compensation—Equity Compensation Plan Table” for information regarding securities authorized for issuance under our Existing Plan and our ESPP.

Registration

If the 2024 Plan is approved by our stockholders, the Company intends to file a registration statement on Form S-8 with the SEC with respect to the shares available for issuance under the 2024 Plan, including shares of our common stock being transferred from the Existing Plan to the 2024 Plan.

Vote Required

The approval of the 2024 Incentive Plan Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the approval of the Wingstop Inc. 2024 Omnibus Incentive Plan.

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PROPOSAL 6— STOCKHOLDER PROPOSAL

The following stockholder proposal will be voted on at the 2024 Annual Meeting if properly presented by or on behalf of the proponent. The proposal by The Accountability Board is presented in the form in which it was received; the Company is not responsible for any inaccuracies it may contain, including other sources referenced therein. We will promptly provide the address of the proponent upon a stockholder’s request. The proponent has indicated it is the owner of no less than $25,000 in market value of shares of our common stock and proposes the following resolution:

Dear fellow shareholders:

We believe governance concerns have arisen about how the Board oversees Wingstop’s management of climate change risks and that shareholder intervention is now needed.

For context, the only time the phrase “climate change” even appears on Wingstop’s website is but one reference in a single sentence, where the company’s Annual Report for 2022 discloses that weather changes resulting from climate change may impact “the price of availability” of “some” ingredients.

Such minimal attention to a materially consequential concern must raise questions about whether the Board even recognizes, let alone adequately manages, climate change risks.

Compare, for example, the single sentence on climate change disclosed by Wingstop to the extensive climate change risks disclosed by other restaurant companies. McDonald’s, for example, publishes a comprehensive “Climate Risk and Resiliency” report and Yum! Brands (owner of KFC) issued a “Taskforce on Climate-related Financial Disclosures” report.

These types of extensive climate risk disclosures make sense, as even failing to adequately or fully disclose climate risks can create new risks—something the board should be thoroughly scrutinizing and vigilantly avoiding. And for examples of other companies’ climate risk disclosures, see: TABholdings.org/Climate.

Further, McDonald’s and Yum! (like countless other companies) have also established science-based goals for mitigating their climate impact.

Yum!, for example, says this: “In 2021, we set our first science-based targets (SBTs) and pledged our ambition to achieve net-zero emissions by 2050. Our target is to reduce emissions by 46% by 2030, compared to a 2019 baseline. These SBTs give us a roadmap for reducing greenhouse gas (GHG) emissions to levels aligned with the Paris Agreement that limit global warming to 1.5 degrees Celsius.”

By contrast, Wingstop has not published any comprehensive assessments of climate change risks like those discussed above. Nor does the company transparently provide any GHG emissions data from either its operations or supply chain, and it seems to have no policies or goals whatsoever for measurably reducing its emissions.

Given what appears to be an extremely limited climate change assessment by Wingstop, we think it’s time shareholders now step in.

RESOLVED: Shareholders request that Wingstop issue a report disclosing its current GHG emissions, as well as short-, medium- and long-term targets for measurably reducing them—and that Wingstop report annually on its progress toward those targets.

Thank you.

Contact: WING@TABholdings.org

88 | WINGSTOP INC. 2024 PROXY STATEMENT

PROPOSAL 6—STOCKHOLDER PROPOSAL

Wingstop’s Response to Proposal 6 — Stockholder Proposal

Statement in Opposition

The Board of Directors, through its Nominating and Corporate Governance Committee, regularly reviews the Company’s Environmental, Social and Governance (“ESG”) initiatives. The Nominating and Corporate Governance Committee discusses ESG matters with management and reports and makes recommendations to the full Board regarding those matters. The Board of Directors has carefully considered this stockholder proposal and recommends that stockholders vote AGAINST this proposal.

At Wingstop, we have developed an ESG program that focuses on areas where we believe we can make an impact and provide value to our guests, team members, franchisees, stockholders, suppliers and the communities in which we do business. These areas include Diversity, Equity & Inclusion, waste management, and community involvement and giving back. We are also mindful of the environmental footprint of our corporate headquarters and 49 Company-owned restaurants and engage in various initiatives to implement continued sustainability improvements and minimize the environmental impact of our operations.

At our Company-owned restaurants and many of our franchised restaurants, frying oil is recycled or refined for use in animal feed or biodiesel production. Further, each new Wingstop restaurant in the U.S. is designed and built in an environmentally conscious way. Much of our kitchen equipment, including fryers, water heaters, and line refrigeration units are ENERGYSTAR® or similar specification rated. Additionally, all refrigeration is CFC and HCFC-free. We also specify energy-efficient LED lighting in our restaurants, which consumes only about ten percent of the energy required by incandescent lighting. Our iconic metal wall finishes are made from 100% recycled materials and we try to utilize high efficiency roof top units for all HVAC as well.

In addition, recycling and sustainability initiatives implemented at our global support center since the move of our corporate headquarters in 2021 have helped to reduce our carbon footprint by lowering energy consumption, increasing water conservation and, ultimately, decreasing landfill usage. In 2022, we launched our Global Supplier Code of Conduct, which outlines standards and business practices, including policies on sustainability and land use, that we expect of all of our direct and extended suppliers. Further, in 2023, Wingstop Charities added the environment as a focus area for its community grants initiative.

In 2023, we began implementing a utilities management solution to gain visibility into our emissions data at our corporate headquarters and Company-owned restaurants as part of our ongoing efforts to measure, and ultimately develop reliable reporting of, our greenhouse gas emissions. We also continue to seek to understand, and prepare for, the comprehensive and wide-ranging changes in law proposed by the SEC that would require us to provide extensive disclosures related to our climate risks and opportunities and greenhouse gas emissions. We have committed resources to understanding the proposed requirements, as well as potential conflicts with certain state, federal and international laws. We are focused on, among other issues, our ability to collect the necessary data; the requisite disclosure and internal control procedures necessary to reliably report the required information; assurance processes we may need to implement; and appropriate governance and oversight.

In light of the impending SEC rules, we believe that the proposal may result in duplicative, inefficient and potentially conflicting measures to strengthening our sustainability approach. If passed and implemented by us, the proposal would divert time and resources from our ongoing sustainability efforts and the day-to-day operations of our business as well as our continuing success of delivering value to our stockholders.

Vote Required

The approval, on a non-binding basis, of this proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote AGAINST this proposal, if properly presented at the meeting.

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NEXT ANNUAL MEETING— STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2025 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must be received no later than the close of business on December 5, 2024. However, pursuant to such rule, if the 2025 Annual Meeting is held on a date that is before April 23, 2025 or after June 22, 2025, then a stockholder proposal submitted for inclusion in our proxy statement for the 2025 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 Annual Meeting. Please note that under SEC rules, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2025 proxy materials.

Stockholder Proposals of Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder (i) is a stockholder of record at the time of giving notice of such proposal, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our Bylaws.

Our Bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2025 Annual Meeting between January 23, 2025 and February 22, 2025; provided, however, if and only if the 2025 Annual Meeting is not scheduled to be held between April 23, 2025 and August 1, 2025, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2025 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the 2025 Annual Meeting or (B) the date which is 90 days prior to the date of the 2025 Annual Meeting. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a proposal of business at the 2025 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws, which were filed with the SEC as an exhibit to our Form 10-K filed on February 21, 2024.

Stockholder Nominations of Directors

Stockholders may nominate directors for election by complying with the eligibility, advance notice, and other provisions of our Bylaws, which are the same as the procedures for stockholder submissions for proposals of business described above. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of the record date for, and updated ten business days prior to, the 2025 Annual Meeting. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a nomination for the 2025 Annual Meeting must comply with the provisions specified in our Bylaws, which are attached as an exhibit to our Form 10-K filed with the SEC on February 21, 2024.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 24, 2025. If the date of the 2025 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting.

Contact Information

Stockholder proposals or nominations should be sent to:

Wingstop Inc.

15505 Wright Brothers Drive

Addison, Texas 75001

Attention: Corporate Secretary

90 | WINGSTOP INC. 2024 PROXY STATEMENT

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Albert G. McGrath
Senior Vice President, General Counsel & Secretary

WINGSTOP INC. 2024 PROXY STATEMENT | 91

Annex A

WINGSTOP INC.

2024 OMNIBUS INCENTIVE PLAN

ARTICLE I.

ESTABLISHMENT; PURPOSES; AND DURATION

1.1. Establishment of the Plan. Wingstop Inc., a Delaware corporation (the “Company”), hereby establishes this omnibus incentive plan to be known as the “Wingstop Inc. 2024 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”), which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board.

1.2. Purposes of the Plan. The purposes of the Plan are: to provide additional incentives to non-employee directors, officers, eligible employees and consultants of the Company and its Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and its Subsidiaries and Affiliates, to strengthen their commitment to the Company and its Subsidiaries and Affiliates, to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company, and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the stockholders of the Company. To accomplish such purposes, the Plan provides that the Committee may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVII, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions.

1.4. Effect on Prior Plan. Upon the Effective Date, the Prior Plan shall terminate and no further awards shall be granted under the Prior Plan. All awards outstanding under the Prior Plan as of the Effective Date will remain subject to the terms and conditions of the Prior Plan.

ARTICLE II.

DEFINITIONS

Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

2.1. “Acquiror” means an acquiring, successor or survivor entity to the Company, or a parent or subsidiary thereof, in connection with a Change in Control.

2.2. “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3. “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

2.4. “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

2.5. “Award Agreement” means either: (a) a written agreement entered into by a Participant and the Company, a Subsidiary or Affiliate setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary or Affiliate to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7. “Cash-Based Award” means an Award as described in Article X whose value is determined by the Committee.

2.8. “Cause” means, unless otherwise provided in an Award Agreement, (i) the definition set forth in any employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or (ii) if there is no such employment agreement, or such agreement does not define Cause: (A) commission of a felony (or its equivalent in a non-United States jurisdiction) or any misdemeanor involving a crime of dishonesty, fraud or moral turpitude; (B) the Participant’s willful engagement in conduct that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or a Subsidiary or Affiliate or that legally prohibits the Participant from working for the Company or any Subsidiary or Affiliate; (C) breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s duties to the Company and the Subsidiaries and Affiliates; (D) dishonesty, embezzlement, misappropriation, fraud, or breach of fiduciary duty in the course of fulfilling the Participant’s employment duties; (E) deliberate or grossly negligent failure on the part of the Participant (1) to perform the Participant’s employment duties and obligations to the Company or any Subsidiary or Affiliate (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (2) to comply with the policies of the Company or any Subsidiary or Affiliate in any material respect, or (3) to follow specific reasonable directions received from the Company or any Subsidiary or Affiliate; or (F) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.9 “Change in Control” means the occurrence of any of the following:

(a) any individual, group or entity (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or an Affiliate, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity directly or indirectly owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company) (a “Person”) which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company which, together with securities already held by such Person, represents 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.10. “Change in Control Price” means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

2.11. “Code” means the United States Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.12. “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.13. “Common Stock” means an ordinary share, par value $0.01 per share, of the Company.

2.14. “Company” means Wingstop Inc., or any successor to Wingstop Inc.

2.15. “Consultant” means any individual who is engaged to render consulting or advisory services to the Company or a Subsidiary or Affiliate.

2.16. “Director” means any individual who is a member of the Board.

2.17. “Disability” means (i) “Disability” as defined in the applicable Award Agreement to which the Participant is a party, or (ii) if the Award Agreement does not define “Disability,” (A) permanent and total disability as determined under the Company’s or a Subsidiary’s or Affiliate’s, long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “disability” as determined by the Committee.

2.18. “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate of the Company for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate of the Company) or a sale of a division of the Company or a Subsidiary or Affiliate of the Company.

2.19. “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XII.

2.20. “Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.21. “Eligible Individual” means any Employee, Non-Employee Director, or Consultant, and any prospective Employee who has accepted an offer of employment from the Company or any Subsidiary or Affiliate.

2.22. “Employee” means any person providing services as an employee to the Company, a Subsidiary and/or an Affiliate including, to the extent permitted by the Committee in its sole discretion and by applicable law, any employee of an employment or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate who is engaged to render services as an employee to the Company or a Subsidiary and/or an Affiliate. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor or a Consultant, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section shall be considered an Employee for purposes of the Plan.

2.23. “Exchange Act” means the United States Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.24. “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

2.25. “Fiscal Year” means the fiscal year of the Company as used in its financial statements filed with the United States Securities and Exchange Commission, or such other consecutive twelve-month period as the Committee may select.

2.26. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.27. “Good Reason” means, unless otherwise provided in an Award Agreement, (i) the definition set forth in any employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or (ii) if there is no such employment agreement, or such agreement does not define Good Reason: (A) a material reduction by the Company, a Subsidiary or an Affiliate in the Participant’s rate of annual base salary from that in effect immediately prior to the Change in Control; (B) a material reduction by the Company, a Subsidiary or Affiliate in the Participant’s annual target bonus opportunity from that in effect immediately prior to the Change in Control; or (C) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change in Control. Notwithstanding the foregoing, a Termination of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason.

2.28. “Grant Date” means (a) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, or (b) such later date as the Committee (or such designee) shall provide in such resolution, consent or action.

2.29. “Grant Price” means the price established as of the Grant Date of an SAR pursuant to Article VII used to determine whether there is any payment due upon exercise of the SAR.

2.30. “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.31. “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.32. “Non-Employee Director” means a Director who is not an Employee.

2.33. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.34. “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.35. “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.36. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.37. “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 11.1, granted in accordance with the terms and conditions set forth in Article XI.

2.38. “Participant” means any Eligible Individual as set forth in Article V who holds one or more outstanding Awards.

2.39. “Performance Measure” means any performance criteria or measures as described in Section 13.1 on which the performance goals described in Article XIII are based.

2.40. “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.41. “Performance Share” means an Award granted pursuant to Article X of a unit valued by reference to a designated number of Shares payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article X.

2.42. “Performance Unit” means a fixed or variable dollar denominated unit granted pursuant to Article X, the value of which is determined by the Committee, payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article X.

2.43. “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII or Article IX.

2.44. “Prior Plan” means the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan, as amended.

2.45. “Prior Plan Awards” shall have the meaning ascribed to such term in Section 4.1.

2.46 “Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

2.47. “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article IX.

2.48. “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.49. “SEC” means the United States Securities and Exchange Commission.

2.50. “Securities Act” means the United States Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.51. “Share” means a share of Common Stock (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.4).

2.52. “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.

2.53. “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.54. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.55. “Termination” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate or Subsidiary under any circumstances, subject to any further clarifications, descriptions, or definitions provided in the applicable Award Agreement. A Participant employed by, or performing services for, a Subsidiary or Affiliate or a division of the Company or of a Subsidiary or Affiliate shall be deemed to incur a Termination if such Subsidiary, Affiliate or division ceases to be a Subsidiary or Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.

ARTICLE III.

ADMINISTRATION

3.1. General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

3.2. Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the charter or by-laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)  select Eligible Individuals who may receive Awards under the Plan and become Participants;

(b)  determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)  determine the sizes and types of Awards;

(d)  determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)  grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)  grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(g)  make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including (but not limited to) whether such Termination occurs by reason of Cause, Good Reason, death, Disability, or in connection with a Change in Control, and whether a leave constitutes a Termination;

(h)  determine whether a Change in Control shall have occurred;

(i)  construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(j)  establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(k)  establish and administer any performance goals in connection with any Awards, including related Performance Measures or other performance criteria and applicable Performance Periods, and determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(l)  construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(m)  establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration, including (but not limited to) adopting sub-plans to the Plan or terms and conditions relating to any Award for the purposes of complying with laws outside the United States and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 21.15) as it may deem necessary or advisable;

(n)  make all valuation determinations relating to Awards and the payment or settlement thereof;

(o)  grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p)  amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(q)  at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(r)  establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(s)  exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan; and

(t)  notwithstanding any provisions in this Plan, no action shall be taken which will prevent Awards hereunder that are intended to comply with the requirements of Code Section 409A from doing so.

3.3. Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company, a Subsidiary or Affiliate and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, a Subsidiary or Affiliate and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.4. Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, and any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or Employee of the Company, any director, officer or Employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.5. Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company, its Subsidiaries or Affiliates and their respective officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.6. Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange or Section 152 and 157 (or any other applicable section) of the Delaware General Corporation Law, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Plan to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Plan to any person or persons or body selected by it; provided, however, that the Committee may not delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or its Subsidiaries or Affiliates. Subject to adjustment as provided in Section 4.4, the total number of Shares that may be delivered pursuant to Awards under the Plan from and after the Effective Date shall not exceed: (a) 475,000 Shares, plus (b) the number of Shares that remain available for issuance under the Prior Plan immediately prior to the Effective Date, plus (c) any Shares subject to outstanding awards under the Prior Plan as of the Effective Date (the “Prior Plan Awards”) that, on or after the Effective Date, are settled in cash, expire or are otherwise terminated without having been fully exercised or satisfied, or repurchased, as applicable. Of the total number of Shares that are available for issuance under the Plan, all may be granted as ISOs.

4.2. Rules for Calculating Shares Delivered. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award (or Prior Plan Award) which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan (or Prior Plan Award) which are forfeited, or (b) any Award (or Prior Plan Award) based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, then the Shares subject to such Award (or Prior Plan Award) shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan. If the Option Price of any Option and/or tax withholding obligations relating to any Award (or Prior Plan Award) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the number of such Shares so delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 4.1. To the extent any Shares subject to an Award (or Prior Plan Award) are withheld to satisfy the Option Price (in the case of an Option) and/or the tax withholding obligations relating to such Award (or Prior Plan Award), such Shares shall be deemed to have been delivered for purposes of the limits set forth in Section 4.1. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan.

4.3. Award Limits for Non-Employee Directors. The maximum aggregate amount value of equity-based Awards granted to any Non-Employee Director during any Fiscal Year shall not exceed $400,000, with fair value determined under applicable accounting standards as of the date of grant (“Director Award Limit”); provided that the Director Award Limit shall be increased to $600,000 (i) for any Non-Employee Director who serves as Chairman of the Board and (ii) for any Non-Employee Director for the year in which the Non-Employee Director is first appointed or elected to the Board. For the avoidance of doubt, the annual award limit set forth in this Section 4.3(e) shall solely apply to Awards granted under this Plan and shall not apply to Shares or Share equivalents granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.

4.4. Adjustment Provisions. In the event of a stock dividend, stock split, reverse stock split, share combination or exchange, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spin-off, split-up, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any Subsidiary of the Company (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number, class and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number, class and kind of Shares or other securities subject to outstanding Awards; (C) the Option Price, Grant Price or other price of securities subject to outstanding Options, Stock Appreciation Rights and, to the extent applicable, other Awards; and (D) the Award limits set forth in Section 4.3; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to be equal to the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the

Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon the Company securities). The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods. All determinations of the Committee as to adjustments, substitutions and changes, if any, under this Section 4.4 shall be conclusive and binding on the Participants.

4.5. No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.

ARTICLE VI.

STOCK OPTIONS

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article IV), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3. Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option;

provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.4, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

6.5. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such “black-out” period.

6.6. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVIII. The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:

(a)  Payment may be made, in whole or in part, in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that such already owned Shares must have been either held by the Participant for at least six (6) months at the time of exercise or purchased on the open market.

(b)  Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c)  Payment may be made by instructing the Committee to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

(d)  Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVIII, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Article XV. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7. Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until a book entry has been created for the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8. Termination of Employment or Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, upon a Termination of the Participant. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her Termination, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), effective as of the date of such Termination, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5. Subject to the last sentence of this Section 6.8, a Participant’s Option shall be forfeited upon his or her Termination, except as set forth below:

(a)  Death. Upon a Participant’s Termination by reason of death, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration date of such Option specified in the applicable Award Agreement.

(b)  Disability. Upon a Participant’s Termination by reason of Disability, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the first anniversary of such Termination and (B) the expiration date of such Option specified in the applicable Award Agreement.

(c)  For Cause. Upon a Participant’s Termination for Cause, any Option held by such Participant shall be forfeited, effective as of such Termination.

(d)  Other than Death, Disability, or For Cause. Upon a Participant’s Termination for any reason other than death, Disability, or for Cause, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the ninetieth (90th) day following such Termination and (B) the expiration date of such Option specified in the applicable Award Agreement.

(e)  Death after Termination. Notwithstanding the above provisions of this Section 6.8, if a Participant dies after such Participant’s Termination, but while his or her Option remains exercisable as set forth above, such Option may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration date of such Option specified in the applicable Award Agreement.

Notwithstanding the foregoing provisions of this Section 6.8, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination; provided, however, that such rules shall be set forth in the applicable Award Agreement.

6.9.  Limitations on Incentive Stock Options.

(a)  General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b)  $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c)  Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the Grant Date of such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection with, and at the Grant Date of, a related Option (a Tandem SAR), or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2. Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.4. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

7.5. Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and the term of any Freestanding SAR shall be not more than ten (10) years from the Grant Date.

7.7. Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)  The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)  The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8. Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually earned upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but for which a book entry is not created for such Participant.

7.9. Termination of Employment or Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions under which a SAR shall remain exercisable, if at all, upon a Termination of the Participant; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of

Section 6.5 (in the case of Tandem SARs) or in the last sentence of Section 7.4 (in the case of Freestanding SARs). The provisions of Section 6.8 above shall apply to any SAR if the Award Agreement evidencing such SAR does not specify the terms and conditions upon which such SAR shall be forfeited or be exercisable or terminate upon, or after, a Termination of the Participant.

ARTICLE VIII.

RESTRICTED STOCK

8.1. Awards of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee.

8.2. Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3. Nontransferability of Restricted Stock. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4. Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5. Delivery of Shares. Subject to Article XV, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant.

8.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued “book entry” Shares (i.e., a computerized or manual entry) in the records of the Company or its transfer agent in the name of the Participant who has received the Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards. Such records shall also refer to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Wingstop Inc. 2024 Omnibus Incentive Plan and an Award Agreement, as well as the terms and conditions of applicable law. Copies of such plan and agreement are on file at the offices of Wingstop Inc.”

The Committee may require a Participant who receives book entry Shares evidencing a Restricted Stock Award to immediately deposit a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain custody of the Shares representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7. Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, and such dividends shall be paid to the Participants if and when their rights vest at the end of the Period of Restriction, unless otherwise determined by the Committee and set forth in the Award Agreement. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.4, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

8.9. Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX.

RESTRICTED STOCK UNITS

9.1. Awards of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee shall determine. A Restricted Stock Unit is a right to receive Shares following vesting pursuant to this Article IX; however, no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the Grant Date thereof, and such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units until they are settled in Shares pursuant to Section 9.4 below.

9.2. Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

9.3. Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on a Participant’s continuing service or employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

9.4. Settlement of Restricted Stock Units. Subject to Article XV, after the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then current Fair Market Value of Shares, or a combination of Shares and cash, as determined in the sole discretion of the Committee, either by the terms of the Award Agreement or otherwise.

9.5. Voting and Dividend Rights. A Participant shall have no voting rights nor dividend rights with respect to any Restricted Stock Units, but may be granted Dividend Equivalent Rights to the extent provided by the applicable Award Agreement as described in Article XII below.

9.6. Termination of Employment or Service. Except as otherwise provided in this Section 9.6, during the Period of Restriction, any Restricted Stock Units held by a Participant shall be forfeited and revert to the Company upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE X.

PERFORMANCE SHARES, PERFORMANCE UNITS, AND CASH-BASED AWARDS

10.1. Grant of Performance Shares, Performance Units and Cash-Based Awards. Subject to the terms of the Plan, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which may be set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Share, Performance Unit or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

10.2. Earned Performance Shares, Performance Units and Cash-Based Awards. Performance Shares, Performance Units and Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.

10.3. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards following conclusion of the Performance Period and the Committee’s determination of attainment of applicable performance goals and/or other terms and conditions in accordance with Section 10.2. Such Shares may be granted subject to any restrictions that may be imposed by the Committee, including a Period of Restriction or mandatory deferral. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.4. Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

10.5. Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Awards following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XI.

STOCK-BASED AWARDS

11.1. Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. More specifically, grants of equity-based or equity-related Awards can be made to pay all or a portion of a Participant’s salary or bonus or in addition to a Participant’s salary or bonus. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

11.2. Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

11.3. Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

11.4. Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XII.

DIVIDEND EQUIVALENTS

12.1. Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 21.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Notwithstanding the foregoing, Dividend Equivalents shall not be payable until and to the extent the underlying Award vests or is exercised; provided, that in no event shall Dividend Equivalents relate to Shares underlying Stock Options or Stock Appreciation Rights unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or Stock Appreciation Right to be subject to Code Section 409A.

ARTICLE XIII.

PERFORMANCE MEASURES

13.1. Performance Measures. The performance goals upon which the granting, payment and/or vesting of Awards that are intended to qualify as performance-based compensation may occur shall be based on the Performance Measures selected by the Committee, which may include, but are not limited to, any one or more of the following or any derivations thereof: net sales; systemwide sales; comparable store sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); adjusted operating income; adjusted net income; adjusted earnings per share; channel revenue; channel revenue growth; franchising commitments; manufacturing profit; manufacturing profit margin; store closures; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); economic value-added measurements; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; attainment of expense, working capital, cash, inventory or accounts receivable levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders’ equity; market share; customer satisfaction; customer growth; supply chain achievements (including establishing relationships with suppliers or points of distribution); gross or net store openings; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing, factoring transactions and other capital raising transactions; strategic business criteria consisting of one or more objectives based on meeting specified goals with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting or turnover of personnel.

Any Performance Measures may be used to measure the performance of the Company, Subsidiaries and/or any Affiliates or any business unit, division, service or product of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, over such period or periods, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of one or more comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select any relevant Performance Measure as compared to any stock market index or indices, growth rates or trends.

13.2. Evaluation of Performance. The Committee may provide in the Award Agreement or otherwise as later determined by the Committee with respect to any such Award that any evaluation of performance shall include or exclude certain events that occur during a Performance Period, as determined by the Committee in its sole discretion, which events may include, but are not limited to, the following: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, (e) acquisitions or dispositions occurring after the start of a Performance Period or unbudgeted costs incurred related to future acquisitions, (f) operations discontinued, divested or restructured, including severance costs, (g) gains or losses on refinancing or extinguishment of debt, (h) foreign exchange gains and losses and (i) any other event the Committee shall deem appropriate.

13.3. Committee Discretion. In the event that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

ARTICLE XIV.

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

14.1. Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, (ii) to the extent permitted by the Code, by gift or other transfer to any trust or estate in which the original ISO recipient or such recipient’s spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 issued pursuant to the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (iii) in accordance with Section 14.3. No ISO or Tandem SAR shall be transferable pursuant to a domestic relations order or similar order. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

14.2. All Other Awards. Except as otherwise provided in Section 8.5 or Section 14.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or (ii) by gift or other transfer to any trust or estate in which the original Award recipient or such recipient’s spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to applicable laws, including (but not limited to) Rule 16b-3 issued pursuant to the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; provided that the Committee may restrict transferability and/or may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 14.1 and applicable Period of Restriction; provided further, however, that no Award shall be transferable pursuant to a domestic relations order or similar order. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 14.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 14.2 shall be void and unenforceable against the Company.

14.3. Beneficiary Designation. If provided in the applicable Award Agreement or otherwise permitted by the Committee, a Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such beneficiary designation, or if no beneficiary survives the Participant, or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XV.

REQUIREMENTS OF LAW; LIMITATIONS ON AWARDS

15.1. The granting of Awards, the issuance of Shares under the Plan and the implementation and operation of the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.2. If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

15.3. If, at any time, counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise or other taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or other applicable laws, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise or other taxes on the Company or any Subsidiary or Affiliate.

15.4. Upon termination of any period of suspension under this Article XV any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

15.5. The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

15.6. An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

15.7. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

ARTICLE XVI.

CHANGE IN CONTROL

16.1. Change in Control.

(a)  The occurrence of a Change in Control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change in Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the Acquiror, provided that any Alternative Award must: (i) be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control; (ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (iii) have substantially equivalent economic value to such Award immediately prior to the Change in Control, as determined by the Board or the Committee (as such was constituted prior to the Change in Control) in its discretion; and (iv) not subject the Participant to the assessment of additional taxes or interest under Section 409A of the Code. In the event that an Alternative Award is provided to a Participant, and the Participant’s employment is terminated by the Acquiror (or the applicable employer of the Participant) without Cause or by the Participant for Good Reason within two (2) years following the Change in Control, then any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, as the case may be.

(b)  In the event Section 16.1(a) does not apply:

(i)  all outstanding Awards shall become fully vested, nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control;

(ii)  the Board or the Committee (as constituted prior the Change in Control) shall provide that in connection with the Change in Control (A) each outstanding Option and Stock Appreciation Right shall be cancelled in exchange for an amount equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change in Control over the Option Price or Grant Price applicable to such Option or Stock Appreciation Right, (B) each Share of Restricted Stock, each Restricted Stock Unit and each other Award denominated in Shares shall be cancelled in exchange for an amount equal to the Change in Control Price multiplied by the number of Shares covered by such Award, (C) each Award not denominated in Shares shall be cancelled in exchange for the full amount of such Award, and (D) any Award the payment or settlement of which was deferred under Section 21.6 or otherwise shall be cancelled in exchange for the full amount of such deferred Award;

(iii)  the performance goals applicable to any outstanding Awards of Performance Shares, Performance Units, Cash-Based Awards and other Awards shall be deemed to have been attained at the target level (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable Performance Period then outstanding; and

(iv)  the Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 16.1, make adjustments and / or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(c)  Payment of any amounts in accordance with this Section 16.1 shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change in Control), in securities of the Acquiror that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days, following the Change in Control.

16.2 Certain Terminations Prior to Change in Control. Any Participant who incurs a Termination under any circumstances other than involuntary Termination for Cause or resignation without Good Reason on or after the date on which the Company entered into an agreement in principle the consummation of which would constitute a Change in Control, but prior to such consummation, and such Change in Control actually occurs, shall be treated, solely for purposes of the Plan (including this Article XVI), as continuing in the Company’s, or the applicable Subsidiary’s or Affiliate’s, employment or service until the occurrence of such Change in Control and to have been Terminated under such circumstances immediately thereafter.

16.3 No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.4 or 16.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XVI need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 16.1, in no event may any ISO be exercised after ten (10) years from the Grant Date thereof, and any changes to ISOs pursuant to this Article XVI shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

16.4 Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of the last sentence of Section 17.1 and Section 17.2) or any Award Agreement provision, the provisions of this Article XVI may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

16.5 Excess Parachute Payments. It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an “excess parachute payment” within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such “excess parachute payment” and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the “excess parachute payment” and the excise tax resulting therefrom.

Accordingly, the Participant may, at the Participant’s option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute “excess parachute payments,” and it shall be the Participant’s choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid “excess parachute payments” provided, however, that Participant must first surrender payments or benefits that are payable in the same calendar year as the event giving rise to such “excess parachute payment” and, if additional payments or benefits are surrendered, must then surrender payments or benefits that are payable in the immediately succeeding calendar year and provided further that no payment or benefit that is surrendered shall affect the amount of payment or benefit payable in a subsequent calendar year.

ARTICLE XVII.

AMENDMENT, MODIFICATION, AND TERMINATION

17.1. Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)  except as is provided in Section 4.4, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.3;

(b)  except as is provided in Section 4.4, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

(c)  change the class of persons eligible to receive Awards under the Plan;

(d)  extend the duration of the Plan or the maximum period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable;

(e)  cancel Options or SARs in exchange for cash or another Award at a time when the Options or SARs have an exercise price that is higher than the Fair Market Value of a Share; or

(f)  otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the

Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except in connection with a Share Change or Corporate Transaction or as otherwise provided in Section 4.4, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

17.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Board or the Committee deems appropriate and equitable in recognition of unusual or nonrecurring events (including the events described in Section 4.4) affecting the Company or its Subsidiaries or Affiliates or the financial statements of the Company or its Subsidiaries or Affiliates or of changes in applicable laws, regulations, rules or accounting principles. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE XVIII.

TAX WITHHOLDING AND OTHER TAX MATTERS

18.1. Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-United States tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-United States taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

18.2. Withholding or Tendering Shares. Without limiting the generality of Section 18.1, subject to any applicable laws, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations calculated using up to maximum statutory withholding rates for federal, state, local and/or non-United States tax purposes, including payroll taxes, in the applicable jurisdiction) and/or (b) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either held by the Participant for at least six (6) months at the time of exercise or purchased on the open market, based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

18.3. Restrictions. The satisfaction of tax obligations pursuant to this Article XVIII shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rules and regulations.

18.4. Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date of such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the book entry Shares acquired by exercise of an ISO refer to such requirement to give such notice.

18.5. Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing of such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

18.6. No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

18.7. Nonqualified Deferred Compensation.

(a)  It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (b) of this Section 18.7, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(b)  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

(c)  The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

(d)  Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to comply in all respects with Code Section 409A.

(e)  Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a 20% additional income tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an Award) without causing the imposition of such 20% tax.

ARTICLE XIX.

LIMITS OF LIABILITY; INDEMNIFICATION

19.1. Limits of Liability.

Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(a)  None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(b)  Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(c)  The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company, a Subsidiary or Affiliate, or any third party involved in the issuance of the Shares has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence realized by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

19.2. Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company or its Subsidiaries and Affiliates to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the charter or by-laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XX.

FORFEITURE AND RECOUPMENT

20.1. Forfeiture Events. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for Cause; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee or Non-Employee Director). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

20.2. Recoupment. Awards and benefits under this Plan will be subject to forfeiture and/or repayment to the Company, to the extent the Committee deems it necessary or appropriate: (a) to comply with any applicable laws, rules, regulations, stock exchange listing requirements, or any current or future rules of the United States Securities and Exchange Commission, the Nasdaq Stock Market or any other governmental agency, as they may be amended from time to time, including, without limitation, recoupment requirements imposed pursuant to Rule 10D-1 under the Exchange Act, Nasdaq Listing Rule 5210, the Sarbanes-Oxley Act of 2002, or the Dodd-Frank Wall Street Reform and Consumer Protection Act; (b) to recover any overpayment or mistaken payment, including a payment based on deficient financial information; or (c) to comply with the terms of any Company policy, including but not limited to, the terms of the Company’s Clawback Policy, or any successor thereto (“Clawback Policy”). This Section 20.2 will be applied by the Committee, at its discretion, to the maximum extent permitted by applicable law. In addition, any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee, and which may operate to create additional rights for the Company with respect to awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under this Plan subject to claw-back pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any award or amounts paid under this Plan from a Participant’s accounts, or pending or future compensation awards.

ARTICLE XXI.

MISCELLANEOUS

21.1. Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

21.2. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4. Transfer, Leave of Absence. For purposes of the Plan, a transfer of an Eligible Individual from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Eligible Individual for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).

21.5. Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVIII in accordance with the Plan and such Participant’s Award Agreement.

21.6. Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Subsidiary or Affiliate specified by the Committee for such purpose.

21.7. No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

21.8. No Rights or Claims Created by Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued employment or services with the Company or any Subsidiary or Affiliate, or satisfaction of any performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

21.9. Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

21.10. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflict or choice of laws rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21.11. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

21.12. Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

21.13. Subsidiary or Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Subsidiary or Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary or Affiliate that are subsequently forfeited or canceled.

21.14. Right of Offset. The Company and the Subsidiaries and Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Subsidiary or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Subsidiary or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

21.15. Participants Based Outside of the United States. The Committee may grant Awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements. Without limitation to the foregoing, the Committee may

(a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Affiliates or Participants residing in particular locations; (d) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable laws, including (but not limited to) by imposing provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

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The undersigned hereby appoints Michael J. Skipworth and Alex R. Kaleida (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Wingstop Inc. which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5, “1 YEAR” ON PROPOSAL 4, AND “AGAINST” PROPOSAL 6. This proxy is revocable and, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
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Wingstop Inc. Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR each of the director nominees in Proposal 1 FOR Proposals 2, 3 AND 5
1 YEAR on Proposal 4 AGAINST Proposal 6
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Elect three Class III directors nominated by the Board of Directors for a term that expires at the 2027 Annual Meeting of Stockholders;
FOR WITHHOLD
1.1 Kate S. Lavelle FOR
#P2# #P2#
1.2 Kilandigalu (Kay) M. Madati FOR
#P3# #P3#
1.3 Michael J. Skipworth FOR
#P4# #P4#
FOR AGAINST ABSTAIN
2. Ratify the appointment of KPMG LLP as the Company’s independent registered public FOR accounting firm for fiscal year 2024; #P5# #P5# #P5#
3. Approve, on an advisory basis, the compensation of the Company’s named executive FOR officers; #P6# #P6# #P6#
1YR 2YR 3YR ABSTAIN
4. Approve, on an advisory basis, the frequency of future advisory votes to approve the 1 YEAR compensation of the Company’s named executive officers; #P7# #P7# #P7# #P7#
FOR AGAINST ABSTAIN
5. Approve the Wingstop Inc. 2024 Omnibus Incentive Plan; FOR
#P8# #P8# #P8#
6. Vote on a stockholder proposal regarding greenhouse gas emissions reporting and AGAINST goals, if properly presented at the Annual Meeting of Stockholders; and #P9# #P9# #P9#
7. Consider and act upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements or recesses thereof.
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